                 Oppenheimer Principal Protected Main Street Fund III

                         Statement of Assets and Liabilities
                                  September 7, 2004
ASSETS:
Cash                            $103,000

LIABILITIES:                          --
                                ---------
                                ---------

NET ASSETS:
                                $103,000
                                =========
                                =========

                                               Class A  Class B Class C  Class N
                                              -----------------------------------
                                              -----------------------------------
NET ASSETS - Applicable to
3,333.33 Class A shares,
33.33 Class B shares,                         $100,000  $1,000   $1,000  $1,000
33.33 Class C shares, and
33.33 of
Class N shares of
beneficial interest
outstanding

NET ASSET VALUE PER SHARE
(net assets divided by
3,333.33, 33.33, 33.33 and                     $30.00   $30.00   $30.00  $30.00
33.33 shares of beneficial
interest for Class A, B, C
and N respectively.)

MAXIMUM OFFERING PRICE PER
SHARE (net asset value
plus sales charge of 5.75%                     $31.83   $30.00   $30.00  $30.00
of offering price
for Class A shares)

Notes to Statement of Assets and Liabilities

Note 1.  Organization

Oppenheimer Principal Protected Main Street Fund III (the "Fund") is a series of
Oppenheimer Principal Protected Trust III. That Trust was organized as a business trust in the Commonwealth of Massachusetts on March 18, 2004 as a diversified open-end management investment company registered under the Investment Company Act of 1940, as amended.  The Fund has had nooperations through September 7, 2004 other than those relating to organizational matters and the sale and issuance of 3,333.33
Class A shares, 33.33 Class B shares, 33.33 Class C shares and 33.33 Class N shares of beneficial interest to OppenheimerFunds, Inc. ("OFI" or the "Adviser").

On June 28, 2004 the Fund's Board of Trustees approved an Investment Advisory
Agreement with OFI and a Distributor's Agreement with OppenheimerFunds Distributor,
Inc. ("OFDI"), wholly-owned subsidiary of OFI.

The Fund has entered into a Warranty Agreement with Merrill Lynch Bank USA (the
Warranty Provider).  Under the Warranty Agreement, a shareholder's holdings will be worth the initial purchase price of the shares, (the "Warranty Amount").  In order for a shareholder to maintain the the full value of their individual Warranty Amount under the Warranty Agreement, he or she must reinvest all dividends and distributions received from the Fund to purchase additional shares of the Fund and must not redeem any shares of the Fund during the Warranty Period.  If the value of the Fund's assets on the Maturity Date of the Warranty Agreement is insufficient to result in the value of each shareholder's account being at least equal to the shareholder's Warranty Amount, the Warranty Provider will pay the Fund an amount equal to his or her Warranty Amount.  The Financial Warranty is solely the obligation of the Warranty Provider. It is possible that the financial position of the Warranty Provider may deteriorate and it would be unable to satisfy its obligations under the Warranty Agreement. The Fund's assets and the obligations of the Warranty Provider under the Warranty Agreement are not guaranteed by Merrill
Lynch & Co., Inc., the United States Government, the Advisor, or any other entity or person.

The Warranty Agreement requires the Advisor to comply with certain agreed upon investment parameters in an attempt to limit the Fund's risk. If the Fund fails to comply with the agreed-upon investment parameters or otherwise fails to comply with certain requirements set forth in the Warranty Agreement, the Warranty Provider may terminate its Financial Warranty in certain limited circumstances. The Warranty
Provider may monitor the Fund's compliance with the Warranty Agreement solely to protect the interests of the Warranty Provider and not the Fund's shareholders.

The fee paid to the Warranty Provider is an annual fee of 0.60% of the average daily net assets of the Fund.

The Fund's investment objective is to seek capital preservation in order to have a net asset value on the Maturity Date at least equal to the Warranty Amount.  The
Fund seeks high total return as a secondary objective.
The Fund offers Class A, Class B, Class C shares and Class N.  Class A shares are sold at their offering price, which is normally net asset value plus a front-end sales charge.  Class B, Class C, and Class N shares are sold without a front-end sales charge but may be subject to a contingent deferred sales charge (CDSC).

Note 2.  Significant Accounting Policies

The Fund's financial statements are prepared in conformity with accounting principles generally accepted in the United States which may require the use of management estimates and assumptions.  Actual results could differ from those estimates.
The Fund intends to comply in its initial fiscal year and thereafter with provisions of the Internal Revenue Code applicable to regulated investment companies and as such, will not be subject to federal income taxes on otherwise taxable income
(including net realized capital gains)distributed to shareholders.

Note 3.  Fees and Other Transactions with Affiliated Parties

The Fund will pay the Adviser a monthly fee (the "Management Fee") at the annual rate of 0.50% per annum of average annual net assets.  The Management Fee shall be
0.40% per annum of average annual net assets in any month during the Warranty Period following a month when the Fund's average daily investment in equity securities is less than 0.10%.  In the event the Fund's assets become completely and irrevocably invested in debt securities, the Management Fee will be 0.25%.  The fund's obligation to pay a management fee is not effective until after the offering period.
OFI has contractually agreed to reimburse the fund for the amount of normal operating expenses (other than extraordinary expenses) paid by Oppenheimer Main
Street Fund relating to the Fund's assets invested in Oppenheimer Main Street Fund.
OFI has assumed all organization and offering costs estimated to be $115,800.
OppenheimerFunds Services ("OFS"), a division of the Adviser, acts as the transfer and shareholder servicing agent for the Fund.  The Fund will pay OFS an agreed upon per account fee.

OFDI acts as the Fund's principal underwriter in the public offering of shares of the Fund.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

3           INDEPENDENT AUDITORS' REPORT

4-32     FINANCIAL STATEMENTS

4          Consolidated Balance Sheets

5          Consolidated Statements of Earnings

6          Consolidated Statements of Changes in Stockholder's Equity

7-8       Consolidated Statements of Cash Flows

9-32     Notes to Consolidated Financial Statements

34-35   MANAGEMENT'S REPORT ON INTERNAL CONTROLS AND COMPLIANCE

36         INDEPENDENT ACCOUNTANTS' REPORT ON INTERNAL CONTROLS

Independent Accountants' Report
To the Audit Committee of Merrill Lynch Bank USA:

We  have  examined   management's   assertion,   included  in  the  accompanying
"Management's Report," that Merrill Lynch Bank USA maintained effective internal control over financial reporting, including safeguarding of assets, presented in conformity  with both  accounting  principles  generally  accepted in the United
States of America and the Federal  Financial  Institutions  Examination  Council
Instructions for Consolidated  Reports of Condition and Income (the "Call Report
Instructions")  as of December  26, 2003 based on the  criteria  established  in
Internal  Control - Integrated  Framework  issued by the Committee of Sponsoring
Organizations  of the Treadway  Commission  (the "COSO  Report").  Management is
responsible for maintaining effective internal control over financial reporting.
Our  responsibility is to express an opinion on management's  assertion based on our examination.

Our  examination  was  conducted  in  accordance  with   attestation   standards
established  by the  American  Institute of Certified  Public  Accountants  and,
accordingly,  included  obtaining  an  understanding  of internal  control  over
financial   reporting,   testing,   and  evaluating  the  design  and  operating
effectiveness of the internal  control,  and performing such other procedures as we considered  necessary in the  circumstances.  We believe that our examination provides a reasonable basis for our opinion.

Because of inherent  limitations in any internal  control,  misstatements due to error  or  fraud  may  occur  and  not be  detected.  Also,  projections  of any evaluation of the internal  control over  financial  reporting to future periods are subject to the risk that the internal control may become inadequate  because of changes in conditions,  or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion,  management's  assertion  that Merrill Lynch Bank USA maintained effective internal control over financial reporting,  including  safeguarding of assets,  presented  in  conformity  with both  accounting  principles  generally accepted in the United States of America and the Call Report  Instructions as of
December 26, 2003,  is fairly  stated,  in all material  respects,  based on the criteria established in the COSO Report.

Salt Lake City, Utah
March 1, 2004

Independent Auditors' Report

To the Board of Directors  and  Stockholder  of Merrill  Lynch Bank USA: We have audited the accompanying  consolidated  balance sheets of Merrill Lynch Bank USA
(a  wholly  owned   subsidiary  of  Merrill  Lynch  &  Co.,  Inc.)  and  its
subsidiaries  (collectively the "Bank") as of December 26, 2003 and December 27,
2002  and  the  related   consolidated   statements  of  earnings,   changes  in
stockholder's  equity and cash  flows for each of the three  years in the period ended December 26, 2003. These financial  statements are the  responsibility  of the  Bank's  management.  Our  responsibility  is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audit to obtain  reasonable  assurance  about  whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audits  provide  a
reasonable basis for our opinion.

In our opinion,  such consolidated  financial  statements present fairly, in all material  respects,  the financial position of the Bank at December 26, 2003 and
December 27, 2002, and the results of its operations and its cash flows for each of the three years in the period  ended  December  26, 2003 in  conformity  with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the consolidated financial statements, in 2004 Merrill
Lynch  &  Co.,  Inc.  changed  its  method  of  accounting  for  stock-based compensation to conform to SFAS No.123, Accounting for Stock-Based Compensation,
as  amended  by  SFAS  No.  148,  Accounting  for  Stock-Based  Compensation  --
Transition and Disclosure,  and as a result the Bank retroactively  restated its
2003, 2002, and 2001 financial statements.

Salt Lake City, Utah
March 1, 2004
(May 4, 2004 as to the effects of the accounting change
for stock-based compensation described in Note 2)

F I N A N C I A L   S T A T E M E N T S

CONSOLIDATED BALANCE SHEETS
December 26, 2003 and December 27, 2002

(Dollars in thousands, except per share amounts)

Assets                                                2003          2003
Cash and due from banks                          $ 651,630       $21,191
Cash equivalents                                  580,000        125,000
Federal funds sold                                  45,000            --
Trading assets                                   1,517,280       594,250
Securities                                      30,384,883    40,666,243
Loans held for sale                              5,777,031     3,360,541
Loans and leases receivable                     26,353,485    21,722,673
Allowance for loan and lease losses              (152,179)     (128,951)
Loans and leases receivable, net                26,201,306    21,593,722
Accrued interest receivable                        182,171       203,748
Derivative assets                                   66,495         5,713
Investment in Federal Home Loan Bank               116,214        75,749
Property and equipment, net                         42,467        39,820
Unsettled securities receivable                         --        10,088
Cash delivered to collateralize derivative obligations290,173    864,262
Other assets                                       533,319       633,069
Total assets                                   $66,387,969   $68,193,396

Liabilities and Stockholder's Equity
Liabilities
Interest bearing deposits                     $ 53,212,010   $55,700,812
Federal funds purchased and securities sold
under agreements to repurchase                   6,668,238     6,463,083
Unsettled securities payable                       487,712       166,404
Derivative liabilities                             331,041       963,874
Accrued interest payable                            24,017        35,525
Payable to Parent and affiliated companies         103,977       144,095
Advances from Federal Home Loan Bank                 2,200       402,200
Other borrowings                                   593,006            --
Other liabilities                                  514,108       621,961
  Total liabilities                             61,936,309    64,497,954
Stockholder's equity
Preferred stock, 6% noncumulative, par value $1,000;
1,000,000 shares authorized, issued, and outstanding at
December 26, 2003 and 800,000 shares authorized, issued,
and outstanding at December 27, 2002             1,000,000       800,000
Common stock, par value $1; 1,000,000 shares authorized,
issued, and outstanding                              1,000         1,000
Paid-in capital                                  2,367,649     2,367,649
Retained earnings                                1,098,324       559,634
Accumulated other comprehensive loss, net of tax  (15,313)      (32,841)
Total stockholder's equity                       4,451,660     3,695,442
Total liabilities and stockholder's equity    $ 66,387,969   $68,193,396

The accompanying notes are an integral part of these consolidated financial statements.

CONSOIDATED STATEMENTS OF EARNINGS
For the Years Ended December 26, 2003, December 27, 2002 and December 28, 2001

(Dollars in thousands)
                                             2003        2002       2001
Interest income:
Loans and leases receivable           $ 1,053,628    $768,004   $610,527
Mortgage-backed and asset-backed securities497,717    971,961  1,684,789
U.S. Treasury and government agency securities64,683              41,001      55,747
Non-U.S. government and agency securities   9,324          --         --
Corporate debt securities                  34,770      50,038    107,409
Trading assets                             38,342     126,392     50,990
Federal funds sold and securities purchased
      under agreements to resell, and cash equivalents 22,813   26,933        261,189
       Total interest income            1,721,277   1,984,329  2,770,651
Interest expense:
Deposits                                  300,204     686,814  1,977,550
Federal funds purchased and securities
     sold under agreement to resell        68,374      41,238      4,040
Parent and affiliated companies             1,840       4,064      9,263
Other borrowings                              500       2,013        311
       Total interest expense             370,918     734,129  1,991,164
Net interest income                     1,350,359   1,250,200    779,487
Provision for credit losses                72,412      71,477    142,989
Net interest income after provision for credit losses1,277,9471,178,723       636,498
Noninterest income:
Gains on sale of loans, net               327,758     103,987     46,766
Lines of credit fees                      252,470     159,342     95,482
Gains on sales of securities, net         113,545     109,825     22,262
Servicing and other fees, net              37,004      25,913     27,747
Gains on sales of mortgage servicing assets, net8,757  29,170     44,194
Trading losses                           (19,621)    (12,113)    (8,876)
(Losses) gains on non-hedging derivatives (95,547)   (45,284)     19,599
Losses on other-than-temporary impaired securities  (114,046)         --     --
Other                                      47,363      31,653     25,382
       Total noninterest income           557,683     402,493    272,556
Noninterest expenses:
Compensation and benefits                 205,757     130,896    113,502
Deposit administration fees               138,767     145,578    136,153
Communications and technology              43,614      32,828     32,119
Trust management fees                      17,949      16,588         --
Professional fees                          16,731      12,551     12,818
Service fees from Parent and affiliates    11,516      10,260      7,215
Occupancy and related depreciation         10,747      11,670     13,001
FDIC and state assessments                 10,606      11,178      8,395
Loan servicing and administration          10,499       4,752     12,245
Other                                      26,478      24,561     21,278
       Total noninterest expenses         492,664     400,862    356,726
Earnings before income taxes            1,342,966   1,180,354    552,328
    Income taxes                          487,276     437,571    190,192
Net earnings                            $ 855,690    $742,783   $362,136

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
For the Years Ended December 26, 2003, December 27, 2002 and December 28, 2001

(Dollars in thousands)
                                                             Accumulated
                                                                   Other        Total     Preferred
Common                 Paid-inRetainedComprehensiveStockholder's   Stock        Stock     Capital
Earnings         Income (Loss)  Equity

Balance, December 29, 2000$400,000$1,000        $2,367,649      $253,715    $ (6,198)     $
3,016,166
Comprehensive income:
Net earnings                                                                  362,136
  362,136
Other comprehensive income:
Net unrealized losses on
securities (net of tax)                                         (50,350)     (50,350)
 Deferred gains on cash flow
hedges (net of tax and
reclassification of $2,945 of
gains included in earnings)                                     31,104         31,104
Total comprehensive income                                                    342,890
Issuance of preferred stock400,000                                            400,000
Cash dividends declared                                        (219,000)    (219,000)

Balance, December 28, 2001 800,0001,000 2,367,649  396,851     (25,444)     3,540,056
Comprehensive income:
Net earnings                                    742,783                       742,783
Other comprehensive income:
Net unrealized gains on
   securities (net of tax)                                         3,794        3,794
Deferred losses on cash flow
   hedges (net of tax and
   reclassification of $72,047 of
   gains included in earnings)                                               (11,191)      (11,191)
Total comprehensive income                                                    753,386
Cash dividends declared                          (580,000)                  (580,000)
Balance, December 27, 2002800,0001,000 2,367,649   559,634      (32,841)    3,695,442
Comprehensive income:
Net earnings
855,690                        855,690
Other comprehensive income:
Net unrealized gains on securities
 (net of tax)                                                     15,773       15,773
Deferred gains on cash flow
hedges (net of tax and
reclassification of $39,897
of gains included in earnings)
1,755                    1,755
Total comprehensive income
873,218
Issuance of preferred stock200,000
200,000
Cash dividends declared
(317,000)                      (317,000)
Balance, December 26, 2003$1,000,000$1,000      $2,367,649    $1,098,324   $(15,313)      $4,451,660

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 26, 2003, December 27, 2002 and December 28, 2001

(Dollars in thousands)
                                                        2001        2003       2002
Cash Flows From Operating Activities
Net earnings                                        $855,690    $742,783   $362,136
Adjustments to reconcile net earnings to net cash
  provided by (used for) operating activities:
Provision for credit losses                           72,412      71,477    142,989
Lower of cost or market adjustment on held for sale loans8,786     4,774        604
Losses on other-than-temporary impaired securities   114,046          --         --
Gains on sales of securities                       (113,545)   (109,825)   (22,262)
Deferred income taxes                                 89,351    (60,248)   (55,997)
Depreciation and amortization                          9,257       9,853      7,982
Accretion of discount (amortization of premium)       41,501      37,557     12,794
Gains on sales of mortgage servicing assets          (8,757)   (29,170)    (44,194)
Federal Home Loan Bank stock dividend               (5,532)     (3,690)     (2,317)
Gains on trading assets                              (9,847)    (18,888)      (508)
Losses (gains) on non-hedging derivatives             95,547      45,284   (19,599)
Gains on sale of loans                             (327,758)   (103,987)   (46,766)
Other                                                 10,536      29,412   (27,179)
Changes in operating assets and liabilities:
  Origination, purchases, and drawdowns on
  loans held for sale, net of repayments       (23,579,718) (10,812,556)  (510,284)
   Net proceeds from sales of loans held for sale 22,008,910   9,294,973  1,075,865
   Purchases of trading securities              (32,741,528) (4,477,340)  (111,461)
   Proceeds from sales and maturities of trading securities31,863,7806,501,918398,572
Net  increase in trading loans                            --   (456,015)  (765,772)
Net change in:
   Accrued interest receivable                        21,577    (61,921)     48,260
   Accrued interest payable                         (11,508)   (41,749)   (133,934)
   Other, net                                        332,298    (12,576)     42,872
     Net cash provided by (used for) operating activities (1,274,502)550,066351,801

Cash Flows From Investing Activities
Proceeds from (payments for) Securities:
   Purchases                                    (30,422,642) (27,381,626)(40,261,327)
Sales                                             31,248,92225,772,382    7,178,819
Maturities                                         8,585,137  10,308,495  8,686,961
Net change in:
   Federal funds sold and securities purchased
      under agreements to resell                    (45,000)      65,102  1,921,598
Loans and Leases receivable                      (5,262,723) (10,089,409) (3,907,453)
Cash received from (delivered to) counterparties to
          collateralize derivative obligations       574,089   (864,262)         --
Purchase of Federal Home Loan Bank stock            (34,933)   (24,618)    (40,045)
Proceeds from sales of mortgage servicing assets      77,483    99,321      135,526
Purchases of property and equipment                 (11,920)   (10,235)    (13,529)
Net cash provided by (used for) investing activities4,708,413(2,124,850)  (26,299,450)

Cash Flows From Financing Activities
Increase (decrease) in:
   Deposits                                      (2,488,802) (4,264,895) 20,664,196
   Federal funds purchased and securities sold
     under agreements to repurchase                  205,155   6,213,083     50,000
   FHLB advances                                   (400,000)   (200,000)    600,000
   Increase in other borrowings                      593,006          --         --
   Long-term debt to parent                               --   (120,000)    110,000
   Payable (Receivable) to and from Parent and affiliated
     companies, net                                (285,831)    (14,740)  (152,674)
Issuance of preferred stock                          200,000        --      400,000
Payment of dividends                               (172,000)  (615,000)   (153,044)
   Net cash provided by (used for) financing activities (2,348,472)998,44821,518,478
   Increase (decrease) in cash, due from banks
     and cash equivalents                          1,085,439   (576,336) (4,429,171)
Cash, due from banks and cash equivalents, beginning of year     146,191  722,527    5,151,698
Cash, due from banks and cash equivalents, end of year$1,231,630$146,191   $722,527

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
For the Years Ended December 26, 2003, December 27, 2002 and December 28, 2001

(Dollars in thousands)
                                                       2003         2002       2001
Supplemental Disclosures of Cash Flow Information
Cash paid during the year for:
Interest                                           $382,426     $776,250 $2,125,098
Income taxes                                        369,052      360,057    216,068

Supplemental Disclosures of Noncash Investing
and Financing Activities:
Transfer of mortgage loans from trading assets
  to loans held for sale                                 --    1,429,035         --
Transfer of mortgage loans to trading assets             --           --    386,457
Transfer of available-for-sale securities to trading     --      479,442  2,507,000
Unsettled purchases of securities with the
  related payable recorded in other liabilities     487,712      166,404    201,080
Dividends declared and unpaid                       200,000       55,000     90,000
Transfer of mortgage loans to real estate owned, net  3,067        1,823      2,843
Disbursements (repayments) for securities purchased
   under agreements to resell                            --           --     67,175
Repayments (receipts) of securities sold
under agreements to repurchase                           --           --   (67,175)

The accompanying notes are an integral part of these consolidated financial statements.

Notes to Consolidated Financial Statements
For the Years Ended December 26, 2003, December 27, 2002 and December 28, 2001

(Dollars in thousands)

CONTENTS
9     Note 1.     Summary of Significant Accounting Policies
17    Note 2.     Accounting Change for Stock-Based Compensation
17    Note 3.     Trading Assets and Liabilities
18    Note 4.     Securities
20    Note 5.     Loans Held for Sale
20    Note 6.     Loans and Leases Receivable
22    Note 7.     Allowance for Loan Losses and Unfunded Loan Commitments
22    Note 8.     Property and Equipment
22    Note 9.     Interest Bearing Deposits
23    Note 10. Borrowed Funds
25    Note 11. Subordinated Debt
25    Note 12.  Income Taxes
26    Note 13.  Securitization Transactions and Transactions with Variable Interest
Entities
28    Note 14.  Affiliated Party Transactions
29    Note 15. Commitments, Contingencies, and Guarantees
32    Note 16. Capital Requirements
33    Note 17. Cash and Dividend Restrictions
33    Note 18. Employee Benefit Plans
34    Note 19. Derivatives
35    Note 20. Fair Value of Financial Instruments

Note 1. Summary of Significant Accounting Policies

Description of Business
Merrill Lynch Bank USA ("MLBUSA" or the "Bank")
is a wholly owned subsidiary of Merrill Lynch & Co., Inc. (the "Parent").  MLBUSA is
licensed as an industrial loan corporation pursuant to the laws of the State of Utah and its deposits are insured by the Federal Deposit Insurance Corporation ("FDIC").
MLBUSA is regulated and examined by the FDIC and the Utah Department of Financial
Institutions.
The Bank accepts money-market deposit accounts ("MMDA"), transaction accounts, and time deposits from deposit brokers and retail customers that are principally used to fund consumer and commercial loans and invest in securities at the Bank or its subsidiaries.  MLBUSA's deposits are generally brokered by Merrill Lynch, Pierce,
Fenner, & Smith Incorporated ("MLPF&S"), an affiliate.  The Bank also serves as trustee for certain collective funds.  MLBUSA's services and activities are offered on a national basis.

Principles of Consolidation and Basis of Presentation
The consolidated financial statements of MLBUSA include the accounts of MLBUSA and its wholly owned subsidiaries, Merrill Lynch Credit Corporation ("MLCC"), Merrill
Lynch Business Financial Services Inc. ("MLBFS"), Merrill Lynch Commercial Finance
Corp. ("MLCFC"), Merrill Lynch Utah Investment Corporation ("MLUIC"), Merrill Lynch
NJ Investment Corporation ("MLNJIC"), Merrill Lynch Community Development Company,
L.L.C. ("MLCDC"), MLBUSA Funding Corporation ("MLBFC"), and Merrill Lynch Equipment
Finance LLC ("MLEF").  All significant intercompany accounts and transactions between MLBUSA and its subsidiaries have been eliminated.

The consolidated financial statements conform with accounting principles and prevailing industry practices generally accepted in the United States of America.
Generally accepted accounting principles ("GAAP") require management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and notes.  Estimates, by their nature, are based upon judgment and available information; therefore, changing economic conditions and economic prospects of borrowers may result in actual performance that differs from those estimated and could have a material impact on the consolidated financial statements.  It is possible that such changes could occur in the near term.
Significant estimates made by management are discussed in these notes as applicable.
Certain reclassifications and format changes have been made to prior year amounts to conform to the current year's presentation.  MLBUSA's fiscal year ends on the last
Friday
in December.

Cash Equivalents
MLBUSA considers cash equivalents to be Federal funds sold, cash and due from banks, and highly liquid securities, with maturities at purchase or origination of three months or less.  Included in cash equivalents as of December 26, 2003 and December
27, 2002
were $580,000 and $125,000, respectively, of Federal funds sold.

Federal Funds Sold
Federal funds sold are unsecured, short-term investments entered into with other financial institutions.

Securities Purchased Under Agreements to Resell and
Securities Sold Under Agreements to Repurchase
To manage liquidity, the Bank enters into securities purchased under agreements to
resell, and securities sold under agreements to repurchase, transactions.   These
agreements are generally treated as collateralized financing transactions and are recorded at the amounts at which the securities (including accrued interest) will be subsequently resold or reacquired, as specified in the respective agreements.  The
Bank's policy is to take possession of securities purchased under agreements to resell.  To ensure that the market value of the underlying collateral remains sufficient, collateral is valued daily, and the Bank may be required to deposit or may request additional collateral, when appropriate.  Substantially all repurchase activities are transacted under a master netting agreement that gives the counterparty the right, in the event of default, to liquidate collateral held and to offset its receivable.  Securities purchased under agreements to resell and securities sold under agreements to repurchase are reported net by counterparty, when applicable.

Trading Assets and Liabilities
Trading assets and liabilities include securities for which repayment and interest rate risk are dynamically managed, as well as the financial derivatives used to manage those risks.  Trading assets and liabilities also include derivatives that do not hedge an asset or liability for accounting or economic purposes.  Trading assets and liabilities are reported at fair value.  Fair value is based on quoted market prices obtained from external pricing services, pricing models based on net present value of estimated future cash flows, or directly observed market prices.  Obtaining the fair value for trading assets, trading liabilities, and derivatives requires the use of management's judgment and estimates.  Valuation adjustments are an integral component of the mark-to-market process and are taken for positions when either the size of the position or other factors require adjustment to the quoted market price.  Trading income (losses) includes realized and unrealized gains and losses from the financial instruments designated as trading in the period that fair value changes.  Trading income (losses) also includes any interest income or expense related to the trading derivative instruments.

Securities
Securities include investments in debt and equity securities.  The Bank records its securities on a trade date basis.  MLBUSA classifies all of its debt securities and all of its equity securities with readily determinable fair values as either
"trading", "held-to-maturity", or "available-for-sale" in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain
Investments in Debt and Equity Securities ("SFAS No. 115").

The accounting for trading securities is discussed in the Trading Assets and
Liabilities section.
Held-to-maturity securities are debt securities that MLBUSA has the positive intent and ability to hold to maturity.  These securities are recorded at amortized cost unless a decline in value is deemed other-than-temporary, in which case the carrying value is adjusted.  The amortization of premium or accretion of discount, as well as any unrealized loss deemed other-than-temporary, are included in current period earnings.

Securities subject to SFAS No. 115 that are not categorized as trading or held-to-maturity are classified as available-for-sale and reported at fair value.
Unless a decline in value is deemed to be other-than-temporary, unrealized gains or losses on these securities (except for securities hedged by fair value hedges) are included in stockholder's equity and reported as a component of other comprehensive income, net of applicable income taxes.  For investments that are deemed to have an other-than-temporary impairment, any unrealized loss is included in current period earnings.

Management reviews all held-to-maturity and available-for-sale investments periodically to determine whether any impairment is other-than-temporary.

Equity securities without readily determinable fair values are accounted for at cost, except to the extent they are hedged with derivatives that qualify as a hedge under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities
("SFAS No. 133"), and are periodically reviewed for impairment.

The Bank utilizes the average cost method to calculate realized gains and losses on security
sales.  Gains and losses on sales are recorded in noninterest income.

Loans Held for Sale
The Bank classifies certain residential mortgage and automobile loans, and portions of certain commercial loans with current credit risk exposures greater than the Bank wishes to retain, as held for sale.  These loans are reported at the lower of aggregate cost or market value for each type of loan held for sale.  Gains and losses on sales of loans and changes in the lower of aggregate cost or market value are recorded in the caption Gains or losses on sale of loans.  The determination of market value includes consideration of all open positions, outstanding commitments from investors, and related fees paid.  Gains and losses on sales of loans held for sale are recognized at settlement date.

Loans and leases Receivable
Loans and lease receivables ("loans") are reported at the principal amount outstanding net of deferred fees, direct origination costs, and premiums or discounts for loans purchased from third parties.  Interest income on loans is calculated by using the contractual interest rate on daily balances of the principal amount outstanding.  Deferred fees, net of deferred loan origination costs, and premiums or discounts for loans purchased, are amortized to interest income generally over the contractual life of the loan using the interest method, or the straight-line method if it is not materially different.

All loans that are greater than 90 days past due principal or interest payments, and other loans exhibiting credit quality weaknesses, are evaluated individually for impairment in accordance with SFAS No.114, Accounting by Creditors for Impairment of a Loan ("SFAS No. 114").  A loan is determined to be impaired when it is probable that the Bank will not be able to collect all principal and interest due under the contractual terms of the loan.  All payments received on impaired loans are applied to principal until the principal balance has been reduced to a level where collection of the remaining recorded investment is not in doubt.  If collection of the recorded investment is not in doubt, contractual interest will be credited to interest income when received.

Allowance for Loan Losses
The allowance for loan losses is established at an amount sufficient to absorb management's estimate of probable incurred credit losses in the loans receivable portfolio.  Management's estimate of loan losses includes considerable judgment about collectibility based on available information at the balance sheet date, and the uncertainties inherent in those assumptions.  While management uses the best information available on which to base its estimates, future adjustments to the allowance may be necessary based on changes in the economic environment or variances between actual results and the original assumptions used by management.  Additions to the allowance for loan losses are made by charges to the provision for credit losses.  Loans considered uncollectible are charged off against the allowance for loan losses.  Recoveries of amounts previously charged off are credited to the allowance for loan losses.  The allowance for loan losses is reported as an adjustment to the loans receivable balance to arrive at loans receivable, net.

MLBUSA's allowance for loan losses is estimated considering whether the loan is impaired, the type of loan product, first loss insurance, the estimated credit risk associated with a loan or pool of loans, and the default and loss rates experienced by the Bank or industry.

If a loan is considered impaired, MLBUSA will measure the impairment based on the fair value of the collateral, if the loan is collateral dependent, less estimated costs to sell.  Fair value of the collateral is generally determined by third party appraisals in the case of residential mortgage loans, quoted market prices for securities, and estimated fair values for other assets.  For commercial unsecured impaired loans, MLBUSA uses the estimated market value of the loan to measure impairment.  Market value will generally be derived from quoted market prices, recent prices on loan sales, credit default protection costs, or observed traded prices.  If a market value is not available, the present value of expected cash flows discounted at the loan's effective interest rate is used to measure impairment.  The amount by which the loan balance exceeds the impairment measure is included as a specific component in the allowance for loan losses.

For homogeneous consumer loans that are not impaired, the loan portfolio is grouped by product.  An estimate of losses inherent in each product is calculated based upon the historical loss experience of that consumer loan product, and adjusted consider-ing a variety of factors including, but not limited to, first loss insurance, performance trends, delinquencies, and current economic conditions.

For unsecured commercial loans that are not impaired, the allowance for loan losses is based on expected losses considering rating agency grades assigned to the borrower, and historical default and loss rates experienced for those grades.  Alternatively, for non-investment grade borrowers, the allowance for loan losses is based on market credit spreads for similar borrowers, or quoted prices for loans and/or credit default protection.  The remainder of the commercial loans that are not impaired are segregated by loan product and, for most products, by credit risk grade according to internal rating definitions.  These loan grades, in conjunction with an analysis of historical loss experience, current economic conditions, and portfolio trends, are used to generate an estimate of the inherent loss for commercial loans.

MLBUSA's allowance for loan losses includes a portion not associated with loans considered individually or as a pool.  The remaining unassigned portion of the allowance for loan losses considers geographic concentrations, imprecision inherent in the assumptions used in the methodologies for estimating specific and expected losses in both the consumer and commercial portfolios, unexpected correlations within the loan portfolio, and various other factors.

Allowance for Unfunded Loan Commitments
MLBUSA's allowance for unfunded loan commitments is established at an amount sufficient to absorb management's estimate of probable incurred losses on MLBUSA's unfunded loan commitments.  The allowance for unfunded loan commitments is included in other liabilities.  Additions to the allowance for unfunded loan commitments are made by charges to the provision for credit losses.  Commitments considered uncollectible when funded are charged-off against the allowance.  Subsequent recoveries are credited to the allowance for unfunded loan commitments.  MLBUSA's methodology for estimating the allowance amount parallels the allowance for loan loss methodologies described earlier in this note.

Income Recognition on Delinquent and Nonaccrual Loans
Accrual of interest on a loan is discontinued when the borrower has defaulted for a period of 90 days in payment of principal or interest, or both, unless the loan is highly collateralized and in the process of collection.  Income previously accrued and unpaid on a nonaccrual loan is removed as an asset and charged against current period interest income.  Income on nonaccrual loans, including impaired loans, is recognized only to the extent that cash payments are received and, in management's judgment, full payment of the loan is expected.
If, in management's judgment, the borrower has the ability to make periodic interest and principal payments as scheduled, the loan is returned to accrual status.

Mortgage Loan Servicing
The servicing rights of certain residential mortgage loans are sold to a third party upon origination.  The portion of interest paid by the borrower that is designated servicing is excluded from interest income.  Accordingly, there are no servicing expenses reported for these residential mortgage loans.  The Bank has contracts to service mortgage loans
for investors, including affiliates. Loans serviced for others are not reflected as assets in the accompanying consolidated financial statements.  Loans serviced for others totaled approximately $648,000, $799,000, and $665,000 at December 26, 2003,
December 27, 2002, and December 28, 2001, respectively.  The Bank receives servicing fees based upon stipulated percentages of the outstanding principal balances of such loans and the excess of the contractual interest income on the loans over stated
pass-through rates to the investors.

Federal Home Loan Bank ("FHLB") Stock
The Bank, as a member of the FHLB, is required to own shares of FHLB capital stock.
This requirement is based upon the amount of either eligible collateral or advances outstanding from FHLB.  FHLB capital stock is reported at cost.

Property and Equipment
Property and equipment primarily consist of buildings, technology hardware and software, furniture and fixtures, and leasehold improvements, and are stated at historical cost, net of accumulated depreciation and amortization.  Qualifying costs incurred in the development of internal use software are capitalized when costs exceed $5,000 and are amortized over the useful life of the developed software, generally not exceeding three years.  Depreciation is computed using the straight-line method.  Buildings and equipment are depreciated over the estimated useful life of the asset, while leasehold improvements are amortized over the shorter of the term of the lease or the estimated life of the improvement.

Income Taxes
The results of operations of the Bank are included in the consolidated U.S. Federal income tax return filed by the Parent.  The Bank files its U.S. state income tax returns on both a separate basis and combined basis with the Parent, as required.
The Parent allocates current and deferred taxes associated with such operating results to its respective subsidiaries in a manner that approximates the separate company method.  Under such an allocation method, the Bank's separate Federal income tax liability calculation reflects certain benefits which the Bank would not otherwise receive if it filed a separate Federal income tax return, to the extent that these benefits were generated by the Bank and to the extent they were utilized in the calculation of the Parent and its subsidiaries' Federal consolidated income tax liability.  The Parent and its affiliates use the asset and liability method in providing income taxes on all transactions that have been recognized in the financial statements.

Derivatives
A derivative is a financial instrument whose value is "derived" from an underlying instrument or index.  The Bank accounts for derivatives in accordance with the provisions of SFAS No. 133, as amended.  SFAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities.  It requires that the Bank recognize all derivatives as either assets or liabilities in its balance sheet and measure all derivatives at fair value.  The accounting for changes in fair value of a derivative instrument depends on its intended use and resulting designation.  Fair values for certain exchange-traded derivatives, principally futures and certain options, are based on quoted market prices.  Fair values for over-the-counter ("OTC") derivative financial instruments, principally forwards, options, and swaps, represent amounts estimated to be received from or paid to a third party in settlement of these instruments.  These derivatives are valued using pricing models based
on the net present value of estimated future cash flows and directly observed prices from exchange-traded derivatives, other OTC trades, or external pricing services.

MLBUSA uses interest rate contracts, such as interest rate swaps, basis swaps, options, and futures, to manage its earnings exposure to future changes in interest rates.  The Bank uses credit default swaps to manage its earnings exposure to future changes in credit quality for a portion of its loan portfolio (including unfunded commitments).  The Bank uses foreign exchange derivatives to manage its earnings exposure to future changes in foreign exchange rates.  A swap agreement is a contract between two parties to exchange cash flows based on specified underlying notional amounts or indices.  Option contracts are agreements that convey to the purchaser the right, but not the obligation, to buy or sell a quantity of a financial instrument, indices or baskets at a prede-termined rate or price at a time or during a period in the future.  Financial futures are agreements to buy or sell a quantity of a financial instrument at a predetermined future date and rate or price.

As noted above, MLBUSA enters into interest rate contracts to hedge its interest rate exposure.  Hedge effectiveness testing is required for these hedging relationships and, for cash flow hedges, the component of each derivative's change in fair value not attributable to changes in interest rates is included in current period earnings.  For derivatives designated as fair value hedges, the Bank recognizes the changes in the derivative's fair value in the period of change together with the offsetting gain or loss on the hedged item attributable to the risk being hedged in the Consolidated Statement of Earnings.

For derivatives designated as cash flow hedges, the effective portion of a derivative's gain or loss is initially reported as a component of other comprehensive income and subsequently reclassified to earnings when the hedged asset affects earnings.  It is expected that the majority ($25,150, net of tax) of mark-to-market gains held in other comprehensive income at year-end 2003 will be reclassified to earnings during the next twelve months and the remaining amounts during the following three years.  The ineffective portion of the cash flow hedge is reported in earnings immediately.

Derivatives used as cash flow or fair value hedges generally are not terminated.
When terminations to cash flow hedges do occur, gains or losses remain in other comprehensive income and are recognized in income or expense over the shorter of the remaining expected lives of the underlying hedged assets or liabilities or the derivative instrument.  For fair value hedges that are terminated or sold, gains or losses are recognized immediately in net earnings.  The cumulative gain or loss on the hedged item is recognized in income or expense over the remaining life of the hedged item.

Derivatives designated to hedge securities, loans, and deposits are reported in derivative assets and derivative liabilities, at fair value (fair value includes accrued interest receivable or payable and unamortized premium or discount).  Cash flows associated with such derivatives are classified in the same Statement of
Earnings and Statement of Cash Flows line items as the cash flows from the items being hedged.

For the years ended December 26, 2003, December 27, 2002, and December 28, 2001, the
amount of fair value hedge ineffectiveness included in the Bank's interest income was a pretax loss of $4,862 and $2,377, and a pretax gain of $3,579, respectively.

For a derivative not designated as a hedge, that is related to a trading asset or liability, the change in fair value is recognized in the period fair value changes and is recorded in trading gains or losses.  A derivative not designated as a hedge that is related to a trading asset or liability is reported as a component of trading assets or other liabilities.

A derivative acquired as an economic hedge of non-trading assets or liabilities that cannot be accounted for as a hedge is considered a non-hedging derivative.  A non-hedging derivative is reported in derivative assets or liabilities at fair value.  Realized and unrealized changes in a non-hedging derivative's fair value, as well as cash flows associated with the derivative, are reported in Gains and losses on non-hedging derivatives.

The Bank has established bilateral collateral agree-ments with its major derivative dealer counterparties that provide for exchange of marketable securities  or cash to collateralize either party's future payment obligations pursuant to derivative contracts.  As
of December 26, 2003 and December 27, 2002, the Bank had provided counterparties with cash totaling $290,173 and $864,262, respectively, to collateralize its future payment obligations with derivative counterparties.

To reduce risk, the Bank generally enters into International Swaps and Derivatives
Association, Inc. master agreements or their equivalent (master netting agreements)
with each of its counterparties, as soon as possible.  Master netting agreements provide protection in bankruptcy in certain circumstances and, in some cases, enable derivative receivables and payables with the same counterparty to be offset in the
Consolidated Balance Sheets providing more meaningful balance sheet presentation of credit exposure.

Risk Management
The Bank is subject to the Parent's overall risk management policies and procedures.  In the course of conducting its business operations, the Bank is exposed to a variety of risks.  These risks include, interest rate, market, credit, liquidity, foreign exchange, process, and other risks that are material and require comprehensive controls and management.  The Parent's Corporate Risk Management
("CRM") group, along with Bank management and other control units, ensures that these risks are properly identified, monitored, and managed throughout the Bank.

To accomplish this, CRM has established a risk management process which includes:
o A formal risk governance organization that defines the oversight process and its components.
o Clearly defined risk management policies and procedures supported by analytic tools.
o Communication and coordination between the business, executive, and risk functions while maintaining strict segregation of responsibilities, controls, and oversight.
o Clearly articulated risk tolerance levels as defined by executive management that are regularly reviewed to ensure that the Bank's risk taking is consistent with its business strategy, capital structure, and current and anticipated market conditions.

The risk management process, combined with CRM's personnel and analytic infrastructure, works to ensure that the Bank's risk tolerance is well-defined and understood by the Bank's risk-takers as well as by its executive management.  While no risk management system can ever be absolutely complete, the goal of CRM is to make certain that risk-related losses occur within acceptable, predefined levels.

Recently issued Accounting Pronouncements
In December 2003, the Accounting Standards Executive Committee of the American
Institute of Certified Public Accountants issued Statement of Position 03-3,
Accounting for Certain Loans or Debt Securities Acquired in a Transfer ("SOP
03-3").  SOP 03-3 addresses accounting for differences between contractual cash flows in loans or debt securities acquired in a transfer if those differences are attributable, at least in part, to credit quality.  SOP 03-3 limits the yield accreted on purchased loans with evidence of credit quality deterioration between the date originated by the seller and date transferred to the purchaser for which it is probable that the investor will be unable to collect all contractual payments, with some notable exceptions, to the extent of the investor's estimate of future cash flows that exceed the investor's initial investment in the loan.  Interest income is recognized on a level-yield basis over the life of the loan.  Loan loss reserves are established only to include those losses incurred by the investor after acquisition in accordance with SFAS No. 5, Loss Contingencies ("SFAS No. 5"), and
SFAS No. 114, Accounting by Creditors for Impairment of a Loan ("SFAS No. 114").
Increases in expected future cash flows to be collected are to be recognized by increasing the accreted amount on a level-yield basis over the remaining loan life.
SOP 03-3 is effective for the Bank beginning in 2005.  MLBUSA is currently assessing the impact of adopting SOP 03-3.

In November 2003, the Emerging Issues Task Force ("EITF") reached a consensus on
Issue No. 03-01, The Meaning of Other-Than-Temporary Impairment and Its Application
to Certain Investments, ("EITF Issue No. 03-01") as it relates to disclosures for
SFAS No.115 securities.  In addition to the disclosures already required by SFAS
115, EITF Issue No. 03-01 requires both quantitative and qualitative disclosures for marketable equity and debt securities.  The new disclosure requirements are required to be applied
to financial statements for fiscal years ending after December 15, 2003.  See Note 3 to the Consolidated Financial Statements for these disclosures.

SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liability and Equity, ("SFAS No. 150") was issued in May 2003.  SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liability and equity in its statement of financial position.  SFAS
No. 150 became effective for the Bank for new or modified financial instruments beginning June 1, 2003, and for existing instruments beginning June 28, 2003.  The adoption of SFAS No. 150 did not have a material impact on MLBUSA's Consolidated
Financial Statements.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement No.133 on
Derivative Instruments and Hedging Activities ("SFAS No. 149").  SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS
No.133.  In addition,
it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows.  SFAS No.149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003.  The  adoption of SFAS No.149 did not have any impact on MLBUSA's Consolidated Financial Statements.

In January 2003, the FASB issued FASB Interpretation ("FIN") No. 46.  Consolidation of Certain Variable Interest Entities-an interpretation of ARB No. 51 ("FIN 46"), which requires that an entity consolidate a variable interest entity ("VIE") if that entity has a variable interest that will absorb a majority of the VIE's expected losses, receive a majority of the VIE's expected residual returns, or both.  A VIE is an entity in which equity investors do not have characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties.  FIN 46 does not apply to certain Special Purpose Entities ("SPEs"), commonly referred to as Qualifying Special Purpose Entities ("QSPEs"), as defined by
SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and
Extinguishments of Liabilities-A Replacement of FASB Statement No. 125.  MLBUSA
adopted FIN 46 in 2003.  The adoption did not have a material effect on the Bank's financial statements.  In December 2003, the FASB subsequently issued a revised FIN
46 (FIN 46R).  FIN 46R is effective for VIE's transacted after 2003.  See Note 12 to the Consolidated Financial Statements for the FIN 46 required disclosures.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based
Compensation-- Transition and Disclosure ("SFAS No. 148"), an amendment of FASB
Statement No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123").  SFAS
No. 148 permits three alternative methods for a voluntary transition to the fair value-based method for those entities that adopt the standard prior to the end of fiscal year-end 2003.  Beginning in 2004, SFAS No. 148 eliminates prospective application as a method of adoption for reporting stock-based compensation, but continues to permit modified prospective application, which requires the fair value of all unvested awards to be amortized over the remaining service period, as well as restatement of prior years' expense.  The transition guidance and disclosure provisions of SFAS No. 148 were effective for fiscal years ending after December 15,
2002.  See Note 2, Accounting Change for Stock-Based Compensation, for a discussion of the Bank's adoption of this accounting pronouncement.

FASB FIN 45, Guarantor's Accounting and Disclosure Requirements for Guarantees,
Including Indirect Guarantees of Indebtedness of Others-an Interpretation of FASB
Statements No. 5, 57, and 107 and Rescission of FASB Interpretation No. 34 ("FIN
45"), requires a guarantor to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing certain guarantees.  It also requires the guarantor to disclose its obligations under certain guarantees.  MLBUSA adopted the disclosure provisions of FIN 45 in 2002.  Adoption of the recognition and measurement provisions of FIN 45 apply on a prospective basis to guarantees issued or modified after December 2002.  The adoption did not have a material effect on the Consolidated Financial Statements.  See Note 14 to the Consolidated Financial
Statements for these disclosures.

NOTE 2. Accounting Change for Stock-Based Compensation
Effective for the first quarter of 2004, the Parent of MLBUSA adopted the fair value method of accounting for stock-based compensation under SFAS No. 123, using the retroactive restatement method described in SFAS No. 148.  Under the fair value recognition provisions of SFAS No.123, stock-based compensation cost is measured at the grant date based on the value of the award and is recognized as expense over the vesting period.  All prior periods presented have been restated to reflect the compensation costs that would have been recognized had the provisions of SFAS No.
123 been applied to all awards granted to employees on or after January 1, 1995.
Accordingly, the December 26, 2003 Consolidated Balance Sheet reflects an $13,044 increase in Payable to Parent and affiliated companies and a $13,044 decrease in
Retained earnings.  The December 27, 2002 Consolidated Balance Sheet reflects an
$11,306 increase in Payable to Parent and affiliated companies and a $11,306 decrease in Retained earnings.

For the years 2003, 2002, and 2001, $2,795 ($1,738 after-tax), $7,975 ($4,959 after-tax) and $6,198 ($3,854 after-tax), respectively, of pre-tax compensation expense related to employee stock compensation awards was recorded in earnings.  See
Note 18, Employee Benefit Plans, of these Consolidated Financial Statements for additional disclosures.

NOTE 3. Trading Assets and Liabilities
Trading Assets are summarized below:

                             December 26,       December 27,
                                    2003                2002
Debt instruments:
Mortgage-backed securities     $1,390,727           $378,297
Asset-backed securities           102,828            211,670
U.S. Treasury                      19,883                 --
Derivative receivables :
Interest rate swaps                 3,842                480
Interest rate options                  --                875
Credit default swaps                   --              2,928
Total                         $ 1,517,280           $594,250

Trading derivative payables of $15,763 and $2,218 as of December 26, 2003 and
December 27, 2002, respectively, are reported in other liabilities.

While infrequent, gains and losses on trading activities include gains/losses recognized at the time securities are transferred from the available-for-sale portfolio to trading.  The gross gains included in earnings from transfers of securities from the available-for-sale portfolio into trading during 2003, 2002, and
2001 were $0, $5,392, and $34,026, respectively; the gross losses included in earnings from transfers of securities from the available-for-sale portfolio into trading during 2003, 2002, and 2001 were $0, $0, and $35,434, respectively.

Trading income (losses) follow:
                              For Year Ended December 26, 2003
                            Realized   Unrealized        Total
Mortgage-backed securities     $ 365    $ (2,970)      $ (2,605)
Asset-backed securities          126       1,168         1,294
U.S. Treasury                  9,356         (40)        9,316
Interest rate swaps         (10,005)      (4,596)     (14,601)
TBA forward contracts        (7,714)           --      (7,714)
Interest rate options          (438)           --        (438)
Interest rate futures          (781)           --        (781)
Credit default swaps         (2,201)      (1,891)      (4,092)
Total                    $ (11,292)     $ (8,329)   $ (19,621)

                              For Year Ended December 26, 2003
                            Realized   Unrealized        Total
Mortgage-backed securities    $7,130  $ (7,904)        $ (774)
Asset-backed securities           80      (8,292)      (8,212)
Loans receivable              11,678        2,087       13,765
Interest rate swaps         (20,051)       2,409      (17,642)
Interest rate futures           449            --         449
Credit default swaps              --          301          301
Total                        $ (714)   $ (11,399)    $(12,113)

                              For Year Ended December 26, 2003
                            Realized   Unrealized        Total
Mortgage-backed securities      $508       $7,201       $7,709
Asset-backed securities           --        9,984        9,984
Loans receivable                  --        3,248        3,248
Interest rate swaps        (35,384)         5,567     (29,817)
Total                     $ (34,876)      $26,000    $ (8,876)

NOTE 4. Securities
Securities on the Consolidated Balance Sheets include certain securities that do not qualify for
the accounting prescribed by SFAS No. 115.  Securities reported on the Consolidated
Balance Sheets follow:

                             December 26,       December 27,
                                     2003               2002
Available-for-sale          $ 28,037,775         $40,666,243
Non-qualifying (1)             2,347,108                  --
Total                       $ 30,384,883         $40,666,243

(1) Non-qualifying includes preferred stock that does not qualify as a debt or equity security under SFAS No. 115.

Information regarding investment securities subject to SFAS No. 115 follows:

                                                     December 26, 2003
                                          Gross      Gross
                         Amortized   Unrealized Unrealized   Estimated
                              Cost        Gains     Losses  Fair Value
Available-for-sale
Asset-backed securities$15,442,542    $ 60,791  $ (47,261) $15,456,072
Mortgage-backed
  securities             5,104,697     311,020     (5,916)   5,409,801
U.S. Treasury
  and government agencies5,693,815        2,858   (12,370)  5,684,303
Corporate debt
  securities               668,383      11,331         (9)    679,705
Non-U.S.
  government agencies      741,080           --   (12,745)    728,335
Other                      74,522        6,276     (1,239)     79,559
Total                $ 27,725,039     $392,276  $ (79,540)$28,037,775

                                                     December 27, 2002
                                         Gross       Gross
                         Amortized  Unrealized  Unrealized   Estimated
                              Cost       Gains      Losses  Fair Value
Available-for-sale
Asset-backed securities$25,643,663    $132,244  $ (71,437) $25,704,470
Mortgage-backed
  securities            7,019,502      649,314     (2,993)  7,665,823
U.S. Treasury
  and government agencies2,226,105       1,911          --  2,228,016
Corporate debt
  securities            1,813,438      88,917      (2,597)  1,899,758
U.S. government
  agencies              3,005,157       92,730          --  3,097,887
Other                      69,522          767          --     70,289
Total                 $39,777,387    $965,883   $ (77,027)$40,666,243

At December 26, 2003 and December 27, 2002, the Bank had no held-to-maturity securities.
At December 26, 2003 and December 27, 2002, $487,712 and $166,404, respectively, of purchases of securities were unsettled with the related payable reported in unsettled securities payable.

The activity from sales of securities is summarized below:

                                      For Years Ended
                     December 26,      December 27,      December 28,
                             2003              2002              2001

Held-to-maturity
Proceeds                $--             $        --      $      1,030
Realized gains                 --                --                15
Tax provision                  --                --                 6

Available-for-sale
Proceeds                $ 31,248,922    $25,772,382        $7,177,789
Net realized gains (1)    113,545           109,825            22,247
Tax provision              40,580            42,703             7,897

Trading
Proceeds             $ 30,803,636        $4,720,284           $26,868
Realized gains              9,847             7,210               508
Tax provision               3,736             2,867               180

(1) Includes losses on derivatives hedging the available-for-sale portfolio of
$386,263, $95,978, and $18,978 for 2003, 2002 and 2001, respectively.

The following table summarizes unrealized losses
on securities at December 26, 2003.  Derivatives designated as fair value hedges are considered a
part of the securities fair value for purposes of the disclosure in the table below.  This table includes all securities where the carrying amount (amortized cost) is greater than fair value:
December 26, 2003

                                                   Unrealized Loss
                     Amortized          Fair   Less than Greater than
                          Cost         Value   12 months    12 months
Asset-backed
  securities        $5,555,974    $5,510,347  $ (23,630)   $(21,997)
U.S. Treasury        3,832,583     3,811,049    (21,534)           --
Mortgage-backed
  securities         1,683,577    1,677,661      (4,681)      (1,235)
Non-U.S. government
   agencies            741,080       721,920    (19,160)           --
Corporate debt
  securities           101,546       101,537         (9)          --
  Other                 59,523        58,285     (1,238)          --
Total              $11,974,283   $11,880,799  $ (70,252)   $(23,232)

The majority of the unrealized losses relate to asset and mortgage-backed, U.S.
Treasury, and non-U.S. government agency securities.  The decline in value is primarily due to changes in interest rates.  Substantially all of the securities are
AA and AAA rated.  MLBUSA has the ability and intent to hold the securities for a period of time sufficient for a forecasted market price recovery of at least the amortized cost of the securities.

During 2003, the Bank determined that certain available-for-sale asset-backed securities were other-than-temporarily impaired.  The Bank recognized a loss of
$114,046 as a result of this impairment determination.

The change in net unrealized gains (losses) on securities included in other comprehensive income represents the sum of the net unrealized holding gains (losses)
and reclassification adjustments of securities.  Reclassification adjustments are amounts recognized in net earnings during the current year that had been part of other comprehensive income
in prior years.  The components of the net change follow:

                                    For Years Ended
                        December 26,   December 27,   December 28,
                                2003           2002           2001
Net unrealized holding gains
 (losses) arising during
  the period,
   net of taxes              $36,271     $ (44,587)     $ (61,627)
Reclassification
   adjustment for net
   gains (losses)
   included in net
   earnings, net of taxes   (20,498)         48,381         11,277
Net change                   $15,773         $3,794      $(50,350)

The maturity schedule of all securities at amortized cost and estimated fair values is presented below.  The distribution of mortgage-backed and asset-backed securities is based ocontractual maturities.  Actual maturities may differ because the issuer may have the right to call or prepay the obligations.

                                               December 26, 2003
                                    Amortized          Estimated
                                         Cost         Fair Value

Due in one year or less            $ 557,719           $564,062
Due after one year through five years10,987,527       11,025,259
Due after five years through ten years8,305,988        8,483,886
Due after ten years                 7,873,805          7,964,568
Total                             $27,725,039        $28,037,775

From time-to-time, MLBUSA pledges securities in secured financing transactions to finance its investing activities.  These secured financings are conducted with affiliates.  Securities pledged as collateral that can be sold or repledged by the secured party amounted
to $7,498,277 at December 26, 2003.

NOTE 5. Loans Held for Sale

Loans held for sale consist of:

                                 December 26,      December 27,
                                         2003               2002

Residential mortgages              $3,166,373         $3,171,499
Automobile                          1,994,903                 --
Commercial                            585,021            180,544
Leases                                 26,909                 --
Deferred expenses, net                  3,825              8,498
Total                              $5,777,031         $3,360,541

Loans held for sale are reported in the consolidated financial statements at the lower of aggregate cost or market value (LOCOM) for each type of loan.  As of
December 26, 2003 and December 27, 2002, the reduction of the loan cost to value loans held for sale at LOCOM was $12,663 and $3,878, respectively.  The net amount included in Gains or losses on sales of loans in 2003, 2002, and 2001 to adjust these loans to LOCOM was $8,786, $4,774, and $604, respectively.

The Bank's exposure to credit risk associated with its lending activities is measured on an individual customer basis as well as by groups of customers that share similar attributes.  In the normal course of its business, the Bank has concentrations of credit risk in its loan portfolio in certain geographic areas.

At December 26, 2003 and December 27, 2002, states in which the principal amount of loans held for sale exceeded 5% of total loans held for sale follow:

                          2003        2002
Florida                    15%          9%
California                  14          21
Georgia                      9           5
New York                     7           9
Texas                        6           7
New Jersey                   4           7

NOTE 6. Loans and Leases Receivable

Loans and Leases receivable ("loans") are summarized below:

                           December 26,     December 27,
                                   2003              2002
Consumer
Residential mortgages        $9,128,943       $11,740,774
Residential construction        562,538           421,809
Securities-based              1,083,318         1,154,327
Automobile                      177,131                --
Delayed debit                    41,733            13,382
Unsecured                         7,690             5,842
Total consumer               11,001,353        13,336,134

Commercial
Commercial and industrial     4,843,124         3,114,486
Asset-based                   5,791,759         2,420,882
Real estate                   2,329,236         1,087,320
Securities-based              1,220,516         1,038,750
Unsecured                       926,199           652,922
Lease financing                 328,136            96,690
Other                                22                24
Total commercial             15,438,992         8,411,074
                             26,440,345        21,747,208

Deferred fees, net             (86,860)          (24,535)
Total                       $26,353,485       $21,722,673

The principal balance of nonaccruing loans was $209,724 and $135,172 at December 26,
2003 and December 27, 2002, respectively.  Foregone interest income on nonaccruing loans during 2003, 2002, and 2001 was approximately $13,860, $7,944, and $4,500, respectively.
Information pertaining to impaired loans is summarized below:

                                        December 26,  December 27,
                                                2003           2002
Impaired loans with an
    allowance for loan loss                 $211,952       $171,748
Impaired loans without
    an allowance for loan loss                    --             --
Total                                       $211,952       $171,748
Allowance for loan losses
    related to impaired loans                $53,133        $33,260

                                      For Years Ended
                          December 26,  December 27,   December 26,
                                  2003          2002           2001
Average investment
    in impaired loans         $195,525      $154,462        $82,109
Interest income
    recognized on impaired loans$1,488        $2,042         $2,517
Interest income
    recognized on a cash basis
    on impaired loans           $1,022          $390            $53

The Bank's exposure to credit risk associated with its lending activities is measured on an individual customer basis as well as by groups of customers that share similar attributes.  In the normal course of its business, the Bank has concentrations of credit risk in its loan portfolio in certain geographic areas.

At December 26, 2003 and December 27, 2002, states
in which the principal amount of loans receivable exceeded 5% of total loans receivable follow:
                          2003        2002

California                   16%       16%
New York                    11        10
Florida                      8         9
Georgia                      8         9
Texas                        7         8
New Jersey                   6        5

At December 26, 2003 and December 27, 2002, industry groups in which the principal amount of commercial loans receivable exceeded 5% of total commercial loans receivable are as follows:
                          2003        2002
Consumer products
  and services               40%     41%
Capital goods               19          16

To limit the Bank's credit risk exposure, most lending, other than unsecured commercial loans, is done on a secured basis.  Closed-end real estate secured loans generally do not exceed 80% of the collateral's appraised value at origination, unless appropriate credit enhancement is obtained in the form of private mortgage insurance or readily marketable collateral.  Open-end real estate secured loans generally do not exceed 90% of the collateral's appraised value at origination.
Securities-based loans are established with a loan-to-value ratio ranging from 40%
to 95%, depending on the type, quality and mix of the collateral provided.  Security values are monitored daily.  A maintenance call is issued by the Bank should the collateral value drop below minimum required levels.  The borrower must satisfy the call by providing additional securities or by paying down the loan.

Automobile loans are collateralized by liens on the financed vehicle.  Asset-based loans are collateralized by various borrower owned assets, such as customer receivables or equipment.  While MLBUSA may fund up to 100 percent of the collateral's book value, all asset-based loans are characterized by over-collateralization of cash flows, MLBUSA lending at a discount to book value,
MLBUSA ensuring that cash flows generated by the collateraIizing assets are prioritized to service the Bank's loan, or a combination of two or more means to limit credit risk exposure.

NOTE 7. Allowance for Loan and Lease Losses and Unfunded Loan Commitments

Changes in the allowance for loan and lease losses are summarized below:

                                     For Years Ended
                        December 26,   December 27,   December 28,
                                2003           2002           2001

Balance, beginning of year  $128,951        $99,231        $44,915
Provision for loan losses     53,797         89,268         69,645
Charge-offs,
   net of recoveries        (30,569)       (59,548)       (14,368)
Transferred to
   securitized loans              --             --          (961)
Balance, end of year        $152,179       $128,951       $99,231

Changes in the allowance for unfunded loan commitments are summarized below:

                                     For Years Ended
                        December 26,   December 27,   December 28,
                                2003           2002           2001
Balance,
   beginning of year         $55,553        $73,344       $     --
Net provision
   (recovery of
    prior provision)          18,615       (17,791)         73,344
Balance, end of year         $74,168        $55,553        $73,344

During 2002, MLBUSA changed the methodology
for estimating the allowance for unfunded unsecured commercial loan commitments, resulting in a lower estimated allowance balance.  The allowance for unfunded commitments is included in other liabilities.

NOTE 8. Property and Equipment

Property and equipment are summarized below:

                        December 26,   December 27,
                                2003           2002

Land                            $356           $356
Buildings                     21,789         22,561
Furniture, equipment, and software64,896     53,551
Leasehold improvements        15,805         10,249
Construction-in-progress         295          2,660
Total                        103,141         89,377
Less accumulated depreciation
  and amortization          (60,674)       (49,557)
Property and equipment, net  $42,467     $39,820

Depreciation expense was $9,257 in 2003, $9,853 in 2002, and $7,982 in 2001.  From
time to time, the Bank may acquire existing assets and related accumulated depreciation from the Parent or affiliates.

NOTE 9. Interest Bearing Deposits

Money Market Deposits
The Bank, in conjunction with affiliated entities, maintains two bank deposit sweep programs known as Merrill Lynch Banking Advantage and Retirement Asset Savings
Plan.  These programs sweep certain cash balances associated with affiliate customer relationships into separate money market deposit accounts and, in the case of the bank deposit sweep program, transaction accounts at the Bank.  The weighted average interest rate for money market deposits effective at December 26, 2003, December 27,
2002, and December 28, 2001 was 0.5%, 0.9%, and 1.5%, respectively.

Time Deposits
The weighted average interest rate for time deposits (including the effect of hedges) was 2.7%
at December 26, 2003, 3.2% at December 27, 2002 and 6.2% at December 28, 2001.
Certain certificates of deposit are tied to various market indices.  The Bank has entered into interest rate swap agreements to convert these indices into London
Interbank Offered Rate ("LIBOR") based funding.

Time deposits at December 26, 2003 and December 27, 2002 include $39,904 and
$355,518, respectively,  which are subject to a call option by the Bank.  Early withdrawals are prohibited except for a depositor's death or legal incapacity.
Deposits have the following maturities:

                          December 26,       December 27,
                                  2003               2002

Money market deposits and
  NOW accounts             $52,214,938        $55,021,655
Certificates of deposit:
   One year or less            205,082             99,322
   After one year to two years 259,002            176,351
   After two years to three years127,171           20,653
   After three years to four years69,389           22,190
   After four years to five years186,845           17,097
   Thereafter                  149,583            343,544
Total certificates of deposits 997,072            679,157
Total                      $53,212,010        $55,700,812

NOTE 10. Borrowed Funds

Federal Funds Purchased and Securities Sold
Under greements yo Repurchase

Federal funds purchased and securities sold under agreements to repurchase generally mature within 30 days of transaction date.  Financial data pertaining to Federal
Funds Purchased and Securities Sold under Agreements to Repurchase follows:

                                          SecuritiesSold under
                          Federal Funds             Agreements
                              Purchased          to Repurchase
2003
Maximum amount outstanding
  at any month end             $850,000            $10,617,339
Average balance
   for the year                $439,058             $6,389,211
Weighted average  interest rate,
 end of year                      1.00%                  0.80%
Weighted averageinterest rate
  during the year                 1.14%                  1.00%

2002
Maximum amount outstanding
at any month end             $1,260,000             $6,811,614
Average balance
   for the year                $628,353             $2,254,468
Weighted average interest rate,
   end of year                   1.25%                 1.21%
Weighted average interest rate
during the year                  1.65%                 1.36%

2001
Maximum amount outstanding
at any month end               $250,000             $1,122,088
Average balance
   for the year                 $45,885                $63,725
Weighted average interest rate,
   end of year                   1.75%                     --
Weighted average interest
   rate during the year          3.24%                 3.99%

Federal funds purchased were $250,000 and $840,000 at December 26, 2003 and December
27, 2002, respectively.  Securities sold under agreements to repurchase were
$6,418,238 and $5,623,083 at December 26, 2003 and December 27, 2002, respectively.

Advances from FHLB
As a member of the FHLB of Seattle, MLBUSA maintains a credit line that is a percentage of total qualifying assets, subject to collateralization requirements.
Advances can be collateralized in the aggregate by deposits with the FHLB, certain mortgages or deeds of trust, securities of the U.S. Government and its agencies, and other qualifying investments.  The maximum amount of credit that the FHLB will extend for purposes other than meeting withdrawals varies from time to time in accordance with their policies.  The Bank has pledged collateral for its borrowings with a Blanket Pledge Agreement in favor of the FHLB.  Under the agreement, the Bank must maintain collateral at levels prescribed by the FHLB according to the nature of the collateral held by the Bank.

Collateral levels prescribed by the FHLB amounted to $2,651 and $485,000 at December
26, 2003 and December 27, 2002, respectively.  The interest rates charged by the
FHLB for advances vary depending upon maturity and the purpose of the borrowing.
Scheduled maturities of advances from the FHLB follow:

                                 December 26,             December 27,
                                         2003                     2002

                              Weighted Average         Weighted Average
                        Amount Interest Rates    Amount  Interest Rates
Due withinone year          $--         0.00%  $400,000           1.31%
After one but within three years        2,200     5.29%           2,200 5.29%
                        $2,200                 $402,200

Financial data pertaining to advances from the  FHLB follows:
                                    For Years Ended
                        December 26,   December 27,   December 28,
                                2003           2002           2001
Weighted average
   interest rate,
   end of year                 5.29%          1.33%          1.99%
Weighted average
   interest rate
   during the year             1.93%          1.58%          2.52%
Average balance
   for the year              $14,013       $127,749      $12,365
Maximum amount
   outstanding at any
   month end                  $2,200      $652,200       $602,200

Other Borrowings
In December 2003, MLBUSA borrowed $593,006 from a third party bank.  The borrowing is secured by a $593,006 interest in a pool of amortizing automobile loans owned by
MLBUSA.  The borrowing is repaid as the principal is paid down on the individual loans collateralizing the borrowing and the lender has no recourse to MLBUSA.  The weighted average maturity of the underlying automobile loans is approximately 3.5 years.  MLBUSA pays interest on the borrowing equal to LIBOR plus 50 basis points.
Financial data pertaining to advances on this loan follow:

                                  For the Year Ended
                                   December 26, 2003
Weighted average
   interest rate, end of year                  1.66%
Weighted average
   interest rate during the year               1.66%
Average balance  for the year                $13,033
Maximum amount
   outstanding at any month end             $593,006

Note 11. Subordinated Debt
In connection with a credit facility entered between the Parent and MLBUSA, MLBUSA may have either revolving advances under this agreement or term subordinated debt.
Individual term subordinated advances cannot exceed $100,000 and have a maturity of six years.  The maturity date of each advance automatically extends each year such that the remaining term is never less than five years.  Either the Parent or MLBUSA may determine not tautomatically extend the maturity upon proper notification to the other.  The interest rate charged is one month LIBOR plus 25 basis points.  During
December 2002, MLBUSA repaid the term subordinated debt to the Parent and there were no borrowings during 2003.

Financial data pertaining to advances from the Parent follows:

                               For Years Ended
                        December 27,      December 28,
                                2002              2001
Weighted average
   interest rate, end of year     --            3.16%
Weighted average
   interest rate during the year2.13%           4.46%
Average balance   for the year$113,736         $92,802
Maximum amount outstanding
  at any month end         $120,000        $120,000

NOTE 12. Income Taxes

The income tax provisions are summarized below:

                                      For Years Ended
                        December 26,   December 27,  December 28,
                                2003           2002          2001
U.S. Federal:
Current                     $365,811       $449,232      $236,307
Deferred                     74,686       (49,981)       (50,036)
                             440,497           ,251       186,271
State and Local:
Current                       32,114       48,587           9,882
Deferred                      14,665      (10,267)       (5,961)
                              46,779         38,320         3,921
Total                       $487,276       $437,571      $190,192

As part of the consolidated group, the Bank transfers to the Parent its current U.S.
Federal, state and local tax liabilities.  Amounts payable or receivable to/from the
Parent are settled quarterly.  Included in other liabilities at December 26, 2003 and December 27, 2002 is a current income tax liability payable to the Parent of
$187,512 and $157,582, respectively.

A reconciliation of the statutory U.S. Federal income tax rate to the Bank's effective tax rate follows:
                                                  Percentage of
                                                Pre-tax Earnings
                                               2003     2002     2001

Statutory U.S. Federal income tax rate        35.0%    35.0%    35.0%
U.S. state and local income taxes,
   net of U.S. Federal benefit                  2.3    2.7        0.5
Dividend Received Deductions                  (0.8)   (0.6)     (1.2)
Tax Credits and Tax Exempt Income                --   (0.1)     (0.1)
Other                                         (0.2)     0.1     0.2
Total                                         36.3%    37.1%    34.4%

Temporary differences that give rise to significant portions of the deferred tax assets/liabilities are summarized below:

                                       December 26,     December 27,
                                               2003             2002
Deferred tax assets:
Allowance for loan losses                  $\55,458          $46,721
Allowance for unfunded loan commitments      27,500           21,702
New account fees                              2,354            1,504
Net unrealized loss on securities
   available-for-sale                        24,514           29,193
Gain on sale of mortgage servicing assets    12,471           18,058
Depreciation                                     --            1,717
Deferred gains on swaps                      12,987           36,395
Mark-to-market on trading
assets/swaps                                 48,141            1,594
LOCOM adjustment on
held for sale loans                          10,780            5,726
Deferred fees received                       15,139              153
Other                                         9,969           28,298
Total deferred tax assets                   219,313          191,061
Deferred tax liabilities:
Mark-to-market on cash flow hedges           16,095           13,149
Losses on swap terminations                     281           23,641
Deferred loan origination costs              15,543            8,053
Depreciation                                 27,502               --
Other                                        11,040           11,561
Total deferred tax liabilities               70,461           56,404
Net deferred tax asset - included
in other assets                            $148,852         $134,657

Management evaluated the weight of available evidence and concluded that it is more likely than not that the Bank will realize the net deferred tax asset in future years.

NOTE 13. Securitization Transactions and Transactions with Variable
Interest Entities

Securitization Transactions:
The Bank has a significant financial interest in a qualifying special purpose entity
("QSPE"). In 2001, MLBUSA securitized $648,634 of residential mortgage loans.  To securitize these assets, MLBUSA established a QSPE.  Merrill Lynch Bank Mortgage
Loan Trust
2001-A("2001-A").  MLBUSA received $648,105 of proceeds from this securitization and recognized a loss of $1,032, inclusive of transaction costs.  The loss on sale of assets is determined with reference to the previous carrying amount of the financial assets transferred, which is allocated between the assets sold and the retained interests, based on their fair value at the date of transfer.  Subsequent to the securitization, MLBUSA repurchased $635,018 of securities issued by 2001-A, including the residual tranche, and contributed the securities to MLUIC.  Retained interests of $334,817 and $420,235 at December 26, 2003 and December 27, 2002,
respectively, are recorded in available-for-sale mortgage-backed securities at fair value.  To obtain fair values, quoted market prices are used if available.  Where quotes are unavailable for retained interests, MLBUSA generally estimates fair value based on
the present value of expected cash flows using management's estimate of the key assumptions, including credit losses, prepayment rates, and discounts rates, commensurate with the risks involved.

The following table presents MLBUSA's key
weighted-average assumptions used to estimate
the fair value of the retained interests in 2001-A at December 26, 2003, and the pretax sensitivity of  the fair values to an immediate 10 and 20 percent adverse change in these assumptions:

Weighted average life (in years)        2.16
Expected credit losses (rate per annum)               2.39%
10% adverse change                  $  (540)
20% adverse change                  $(1,071)
Weighted average discount rate         3.33%
10% adverse change                  $  (493)
20% adverse change                  $  (978)
Prepayment speed
(constant prepayment rate)            25.00%
10% adverse change                  $   (72)
20% adverse change                  $  (156)

The sensitivity analysis above, is hypothetical and should be used with caution.  In particular, the effect of a variation in a particular assumption on the fair value of the retained interest is calculated independent of changes in any other assumption; in practice, changes in one factor may result in changes in another, which may magnify or counteract the sensitivities. In addition, changes in fair value based on a 10% or 20% variation in an assumption or parameter generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear.  Also, the sensitivity analysis does not consider any corrective action that MLBUSA may take to mitigate the impact of any adverse changes in the key assumptions.

For the years ended December 26, 2003, December 27, 2002 and December 28, 2001, cash flows received on the retained interests were $97,369, $118,991 and $136,412, respectively.  As of December 26, 2003, the principal amount outstanding and delinquencies of
the 2001 - A securitized mortgage loans were $335,580 and $13,085, respectively.
For the year ended December 26, 2003, there were no net credit losses on the 2001 - A securitized mortgage loans.

Transactions with variable interest Entities
In January 2003, the FASB issued FIN 46, which it subsequently revised in December
2003.  The new accounting guidance clarifies the application of Accounting Research
Bulletin No. 51, Consolidated Financial Statements, for enterprises that have interests in entities that meet the definition of a variable interest entity (VIE).
A VIE is an entity in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties.  In the normal course of business, MLBUSA acts as a derivative counterparty, investor, transferor, guarantor, and/or liquidity provider to various
VIEs.

MLBUSA has entered into a transaction with a VIE for which MLBUSA was deemed the primary beneficiary and must consolidate the VIE as of December 26, 2003.
Specifically, MLBUSA has made a $26,900 loan to a VIE that invests in leases. The assets of the VIE total approximately $27,200 as of December 26, 2003.  The consolidated assets that collateralize the Bank's loans are generally leases.
Holders of the beneficial interest in this VIE have no recourse to the general credit of MLBUSA; rather their investment is paid exclusively from the assets held by the VIE.

In addition, the Bank holds a significant variable interest in two VIEs as a result of its lending activities.  The VIEs were created to acquire and/or develop
commercial and residential real estate, respectively.   The VIEs combined will have
total assets of approxi-mately $58,900 upon completion of the projects.  The Bank's maximum exposure to loss as a result of
its loans to the VIEs is $11,300, the amount of the combined loan commitments.

NOTE 14. Affiliated Party Transactions

The Bank enters into various transactions with the Parent and its affiliated companies in connection with its operations.  The Bank's material affiliated party transactions (balances, income or expense in excess of $10,000) have been grouped into General Services, Lending/Investing, and Liquidity Risk Management below:

General services
o The Bank's deposits are serviced by its affiliates, Merrill Lynch Money Markets,
Inc. and Merrill Lynch, Pierce, Fenner & Smith, Incorporated (MLPF&S).  The Bank's
expense for these services totaled $138,767, $145,578, and $136,153 in 2003, 2002, and 2001, respectively.

o All of the Bank's securities are held in custody by MLPF&S.  Securities collateralizing certain loans receivable are also held by MLPF&S on behalf of the
Bank.

o MLPF&S places deposits in the Bank as agent for brokerage customers.  MLPF&S typically overfunds customer deposits placed with the Bank, but sometimes underfunds the deposits.  The Bank pays to, or receives from, MLPF&S interest on the overfunding or underfunding of customer deposits.  MLPF&S overfunded customer deposits with the Bank totaling $9,673 and $10,213 at December 26, 2003 and December
27, 2002, respectively.  Interest paid to MLPF&S, net of interest received from
MLPF&S, was $179, $346, and $126 during 2003, 2002, and 2001, respectively.

o The current portion of U.S. Federal and state income taxes payable represents a liability to the Parent and is included in other liabilities.  The total liability amount is $187,512 and $157,582 at December 26, 2003 and December 27, 2002,
respectively.  Deferred income tax benefits will reduce the amounts payable to the
Parent in future periods.

o The Bank entered into a loan servicing agreement with Merrill Lynch Bank & Trust
Co. ("MLB&T"), a sister bank, also controlled by the Parent, whereby the Bank agreed to service loans owned by MLB&T.  At December 26, 2003, December 27, 2002, and
December 28, 2001, the Bank was servicing loans in the amount of $270,766, $0, and
$30,024, respectively, for MLB&T and received a fee of $697, $103, and $216, respectively, for these services.

o At December 26, 2003, the Bank had $25,000 (with a deductible of $500) of errors and omissions coverage and $215,000 (with a deductible of $100) of fidelity bond insurance coverage in force with an affiliate.

o Beginning in 2002, the Bank serves as trustee for the Retirement Preservation
Trust and Equity Index Trust  collective trust funds.  The Bank has agreements with affiliates to perform transfer agent and advisory services for the funds.  Expenses for these services totaled $17,949 and $16,588 in 2003 and 2002, respectively.

Lending/Investing:
o The Bank issues delayed debit cards to customers of MLPF&S.  The Bank funds draws as charges are made and receives payment once each month from the customer accounts.  The Bank has an agreement in place whereby MLPF&S pays the Bank one month
LIBOR plus 100 basis points on the balance of advances.  Interest income totaled
$6,641, $8,149, and $14,529 for 2003, 2002, and 2001, respectively.

o The Bank has agreements with affiliates, whereby the Bank originates and/or services loans on behalf of such affiliates.  Fees earned under such agreements totaled approximately $4,129, $4,604, and $3,041 in 2003, 2002, and 2001,
respectively, and are included in servicing and other fees.  Loans being serviced under such agreements, including master servicing, totaled approximately $578,000,
$572,000, and $339,000 at December 26, 2003, December 27, 2002, and December 28,
2001, respectively.

o During 2003, 2002, and 2001, the Bank, through its subsidiary MLCC, sold
$7,836,886, $210,871, and $893,685 of mortgage loans to affiliates at fair market value and recognized $164,360, $5,339, and $1,047, respectively, in gains on these sales.

o The Bank received and recognized income of $156,143, $113,836, and $57,159 in referral fees from affiliated companies in 2003, 2002 and 2001.  The fees are associated with the issuance of unsecured commercial lines of credit by the Bank.
Such income is included in line of credit fees.

o During 2003, MLBUSA sold, at fair market value, $309,161 of securities-based loans to MLB&T. The Bank recognized a gain on sale of these loans of $2,368.

o During 2002, MLBUSA purchased, at fair market value, $21,801 of securities-based loans from MLB&T.

Liquidy and Risk Management:
o The Bank maintains a credit facility with its Parent in which the Parent provides a committed facility in the principal amount of $250,000.  However, the Parent, at its discretion, may extend additional credit to the Bank such that the aggregate amount owed to the Parent may be greater than $250,000.  The facility consists of a revolving credit loan and a term subordinated loan.  At December 26, 2003 and
December 27, 2002, the balance on the revolving credit loan was $31,188, and
$54,472, respectively, due upon demand.  During December 2002, the Bank repaid the term subordinated loan.  During 2003, 2002, and 2001, the Bank paid a commitment fee for this facility of $202, $110, and $135, respectively.  Interest is charged on these borrowings based upon the Parent's prevailing cost of funds.  This rate averaged 1.5%, 2.1%, and 4.4% for 2003, 2002, and 2001, respectively.  The revolving credit loan amounts are included in payable to Parent and affiliated companies.

o The Bank had open interest rate swap agreements with two affiliates, Merrill Lynch
Capital Services and Merrill Lynch International, with notional amounts of approximately $3,286,361, $3,192,408, and $22,582,356 at December 26, 2003, December
27, 2002, and December 28, 2001, respectively.  Net interest expense generated from these swaps amounted to approximately $67,425, $195,469, and $153,735 for 2003,
2002, and 2001, respectively, and is included as an addition to interest expense on deposits or as an offset to interest income on assets, as applicable.  The related net receivable was $11 and $13,462 at December 26, 2003 and December 27, 2002,
respectively.

o As part of its liquidity management process, MLBUSA purchases and sells Federal funds (Fed funds).  Some Fed funds purchases and sales transactions are with MLB&T.
Fed funds interest income received from MLB&T was $189, $8, and $1,537 in 2003,
2002, and 2001, respectively.  Fed funds interest expense paid to MLB&T was $5,008,
$10,409, and $1,291 in 2003, 2002, and 2001, respectively.  At December 26, 2003 and
December 27, 2002, MLBUSA had purchased $250,000 and $840,000, respectively, in Fed funds from MLB&T.

o As part of its investment and liquidity management process, MLBUSA, from time to time, will enter into an agreement to sell its securities and repurchase them at a later date for a specified price.  These agreements, known as repurchase agreements, or repos, are a financing arrangement between the two parties.  MLBUSA entered into such agreements from time to time with MLPF&S and Merrill Lynch Government
Securities Inc. ("MLGSI").  At December 26, 2003 and December 27, 2002, MLBUSA`s
Securities sold under agreements to repurchase with these affiliates were $6,418,238 and $5,623,083, respectively.  For the years 2003, 2002 and 2001 interest expense paid to MLPF&S for the above was $63,368, $30,826, and $2,548, respectively.

NOTE 15. Commitments, Contingencies,and Guarantees

Commitments
In the normal course of business, the Bank enters into
a number of off-balance sheet commitments.  These commitments expose the Bank to varying degrees of credit risk, interest rate risk, and liquidity risk, and are subject to the same credit and risk limitation reviews as those recorded on the consolidated balance sheet.

Credit Extension
The Bank enters into commitments to extend credit and commercial letters of credit to meet the financing needs of its customers.  A summary of the Bank's unfunded commitments to extend credit follows:
                           December 26,     December 27,
                                   2003              2002
Consumer
Residential mortgages        $3,609,255        $4,036,668
Residential construction        477,620           337,717
Securities-based                484,158           334,420
Total consumer                4,571,033         4,708,805
Commercial
Asset-based                   5,093,093         2,560,228
Commercial and Industrial     2,614,623         1,806,348
Real estate                     363,843           221,279
Securities-based                415,374           534,680
Unsecured                    10,135,220         6,702,300
Other                           117,566            40,492
Total commercial             18,739,719        11,865,327
Total                       $23,310,752       $16,574,132

Commitments to extend credit are legally binding, generally have specified rates and maturities, and are for specified purposes.  The Bank manages the credit risk on these commitments by subjecting these commitments to normal credit approval and monitoring processes.

At December 26, 2003, states in which the amount of unfunded commitments were 5% or greater of  total unfunded commitments follow:

                             2003
California                   12%
New York                       12
Illinois                        9
Texas                           7
Florida                         6
Georgia                         6
Virginia                        5

At December 26, 2003 and December 27, 2002 industry groups in which the principal amount of unfunded commitments exceeded 5% of total loans and leases receivable follow:

                              December 26,   December 27,
                                      2003            2002

Consumer products and services         24%             24%
Capital goods                          15%             12%

Unfunded commitments to extend credit have the following contractual remaining maturities at December 26, 2003:

                                     Expires in
                                 After 1     After 3
                                 Through     Through      After
             1 Year or Less      3 Years     5 Years    5 Years
Consumer
Residential
   mortgages       $700,898     $597,742    $173,912 $2,136,703
Residential
   construction     374,120      103,500          --         --
Secured-based       146,157       77,586     260,153        262
Total consumer    1,221,175      778,828     434,065  2,136,965

Commercial
Asset-based       3,782,061      520,442     790,590         --
Commercial and
   Industrial     1,549,968      357,197     587,572    119,886
Real estate          54,429      150,661      62,169     96,584
Securities-based    164,568       59,089     190,022      1,695
Unsecured         5,468,222    2,363,369   2,303,623          6
Other                   700       74,590      41,626        650
Total commercial 11,019,948    3,525,348   3,975,602    218,821
Total           $12,241,123   $4,304,176  $4,409,667 $2,355,786

The Bank is also committed to fund charges resulting from MLPF&S customers' use of delayed debit cards issued by the Bank.  These advances are collateralized by either cash on deposit at the Bank or cash and securities held in the customer's MLPF&S account.
For each of these types of instruments, the Bank's maximum exposure to credit loss is represented by the contractual amount of these instruments.  Many of the commitments are collateralized and most are expected to expire without being drawn upon; therefore, the total commitment amounts do not necessarily represent the risk of loss or future cash requirements.

Purchase and Sale
At December 26, 2003, the Bank had committed to purchase leases to be originated by a third party finance company in amounts totalling $272,295 over the next three years.

Operating Leases
The Bank leases office space and equipment under operating leases with various expirations through 2014.  Minimum lease payments as of December 26, 2003 follow:

             December 26, 2003
2004                   $ 2,413
2005                    1,985
2006                    1,938
2007                    1,978
2008                    1,886
Thereafter              9,173
Total                  $19,373

Rental expense under operating leases included in occupancy and related depreciation approximated $2,206 in 2003, $1,817 in 2002, and $2,072 in 2001.

Other
MLBUSA's money market and time deposits are deposited at the Bank by MLPF&S, an affiliate, as agent for its brokerage customers.  The Bank's funding of its assets is dependent upon these brokered deposits, and disruption of this relationship would adversely affect the Bank's operating results.

Contingencies
The Bank and its subsidiaries are involved in various legal proceedings arising out of, and incidental to, their respective businesses.  Management of the Bank, based on its review with counsel of develop-ment of these matters to date, considers that the aggregate loss resulting from the final outcome, if any, of these proceedings will not be material to the Bank's consolidated financial condition or results of operations.

Guarantees
MLBUSA provides guarantees to counterparties in the form of standby letters of credit.  Standby letters of credit are obligations issued by the Bank to a third party where the Bank promises to pay the third party in the event of some defined failure by the Bank's customer.  MLBUSA has also entered into a guarantee with a SPE in the form of a total return swap.  The total return swap guarantees that the SPE's assets will be equal to a specified price at maturity of the swap.

These guarantees are summarized at December 26, 2003 below:

                          Maximum
Type of                   Payout/     Carrying          Value of
Guarantee                Notional        Value        Collateral

Standby letters of credit$627,546   $ (10,111) $277,133 (1), (2)
Total return swapwith SPE$25,000(3)     $   13             $  --

(1) Marketable securities delivered by customers to MLBUSA collateralize up to
$277,133 of the standby letters of credit.

(2) In the event MLBUSA funds the standby letters of credit, the Bank has recourse to customers on whose behalf the Bank issued the standby letter of credit in the amount of $89,478.

(3) The notional amount of the total return swap is provided rather than the maximum payout amount, although the notional value should not be considered as a substitute for maximum payout.

Expiration information for these contracts follow:

                 Maximum       Less
Type of          Payout/       than       1-3       4-5       Over 5
Guarantee       Notional     1 Year     Years     Years        Years

Standby letters
  of credit     $627,546   $335,203   $25,586    $5,822     $260,935
Total return
   swap with SPE $25,000      $  --     $  --      $ --      $25,000

The amounts above include a two-party letter of credit issued by the Bank in 2003 in conjunction with a principal protected mutual fund.  The two-party letter of credit requires the Bank to pay an amount equal to the amount by which the mutual fund asset value at the end of seven years is less than the amount originally invested.
This fund is managed using an algorithm that requires holding an amount of highly liquid risk-free investments in addition to other more risky investments that, when combined, will result in the return of at least the original principal investment to the investors at maturity of the fund unless there is a significant and sudden market event.  The Bank's maximum potential exposure to loss with respect to the two-party letter of credit is $260,935.  Such a loss assumes that no funds are invested in risk-free investments, and that all investments suffer a total loss.  As such, this measure significantly overstates the Bank's expected loss exposure at
December 26, 2003.

In connection with certain asset sales and securitization transactions, MLBUSA typically makes representations and warranties about the underlying assets conforming to specified guidelines.  If the underlying assets do not conform to the specifi-cations, MLBUSA may have an obligation to repurchase the assets or indemnify the purchaser against any loss.  To the extent these assets were originated by others and purchased by the Bank, MLBUSA seeks to obtain appropriate representations and warranties in connection with its acquisition
of the assets.  The Bank believes that the potential for loss under these arrangements is remote.  Accordingly, no liability is recorded in the Consolidated
Financial Statements.

NOTE 16. Capital Requirements

MLBUSA is subject to various regulatory capital requirements administered by U.S.
Federal and state banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on MLBUSA's consolidated financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, MLBUSA must meet specific capital guidelines that involve quantitative measures of MLBUSA's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices.  MLBUSA's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of
Total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital to average assets (as defined).  Management believes, as of December 26, 2003 and December 27, 2002, that the Bank meets all capital adequacy requirements to which it is subject.
As of December 26, 2003, the most recent notification from the FDIC categorized
MLBUSA as "well capitalized" under the regulatory framework for prompt corrective action.  To be categorized as "well capitalized," MLBUSA must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table.  There are
no conditions or events since that notification that management believes have changed MLBUSA's category.

The Bank's actual capital amounts and ratios are presented in the following table:
                                                                 Minimum to be
                                                        Well Capitalized"Under
                                         Minimum for Capital  Prompt Corrective
                              Actual     Adequacy Purposes       Action Provisions

                           Amount   Ratio       Amount Ratio      Amount  Ratio
December 26, 2003
Total capital (Tier 1 + Tier 2)
   to risk-weighted assets $4,693,31911.24% $3,339,182  8.0%  $4,173,977 10.0%
Tier I capital to risk-weighted asset $4,466,97310.70%$1,669,591    4.0%$2,504,386  6.0
%
Tier I capital to average assets$4,466,973       6.45%$2,771,476    4.0%$3,464,346  5.0
%

December 27, 2002
Total capital (Tier 1 + Tier 2)
  to risk-weighted assets$3,913,073  12.01%$2,606,815   8.0% $3,258,519 10.0%
Tier I capital to risk-weighted assets$3,728,227  11.44%$1,307,407   4.0%$1,955,111
 6.0%
Tier I capital to average assets$3,728,227       5.33%$2,793,523   4.0%$3,491,903
5.0%

NOTE 17. Cash and Dividend Restrictions

Cash
Federal Reserve Board regulations require reserve balances on certain deposits to be maintained with the Federal Reserve Bank.  The average required reserve was $205,790 and $161,772 in 2003 and 2002, respectively.

Dividends
The Bank is chartered under the laws of the State of Utah and its deposits are insured by the FDIC.  Under Utah law, the Bank may not pay a dividend out of net profits until it has (1) provided for all expenses, losses, interest, and taxes accrued or due from the Bank and (2) transferred to a surplus fund 10% of its net profits before dividends for the period covered by the dividend, until the surplus reaches 100% of its capital stock.  For purposes of these Utah dividend limitations, the Bank's capital stock is $1,000 and its capital surplus exceeds 100% of capital stock.

Under FDIC regulations, the Bank may not pay any dividend if, following the payment of the dividend, the Bank would be "undercapitalized," as defined under the Federal
Deposit Insurance Act and applicable regulations.

The Bank complied with the aforementioned dividend restrictions for the years ended
December 26, 2003, December 27, 2002 and December 28, 2001.  The
Bank declared $317,000, $580,000 and $219,000 in dividends during 2003, 2002, and
2001, respectively.

NOTE 18. Employee Benefit Plans

The Bank provides retirement benefits to its employees under defined contribution plans sponsored by the Parent, consisting of the Retirement Accumulation Plan, the
Employee Stock Ownership Plan, and the 401(k) Savings and Investment Plan.  These
plans cover substantially all employees who have met age and service requirements.

Employee retirement expense allocated to the Bank was approximately $2,934, $2,265, and $1,956 for the years ended December 26, 2003, December 27, 2002, and December
28, 2001, respectively.

The Bank participates in the Parent`s Long-Term Incentive Compensation Plans, which include, among other plans, a non-qualified stock option ("options") program for certain employees.  Under this program, options granted in 1996 through 2000 generally are exercisable over five years; options granted in 2001 and 2002 became exercisable after six months; and option grants in 2003 and 2004 generally become exercisable over four years.  The exercise price of these options is generally equal to 100% of the fair value of a share of the Parent's stock on the date of grant.
These options expire ten years after their grant date.  The impact of adopting SFAS
No. 123 on net earnings was $1,738, $4,959 and $3,854 for the years ended December
26, 2003, December 27, 2002 and December 28, 2001, respectively.

NOTE 19. Derivatives

MLBUSA uses derivative instruments to manage its interest rate, credit and foreign exchange risk positions.  The types of derivative instruments used and the Bank's accounting for those instruments are discussed in Note 1.  MLBUSA's derivative positions at year-end 2003 and 2002 follow:

                            December 26, 2003        December 27, 2002
                            Notional  Fair Value    Notional  Fair Value
Interest rate swaps
(Bank receives fixed/pays floating):
One year or less       $ 11,403,978     $75,216   $2,150,000   $  29,104
One to two years          2,096,921        6,122     253,978     11,904
Two to three years                --          --          --       --
Three to four years         148,712       1,107    1,500,000
17,848
Four to five years           404,265        194     156,809        1,478
Greater than five years      25,000        (409)   320,000       10,542
Total                   $14,078,876     $82,230 $4,380,787       $70,876

Interest rate swaps
(Bank receives floating/pays fixed):
One year or less           $650,767   $ (12,393)  $1,253,571  $(26,792)
One to two years           2,691,953    (38,165) 2,812,951    (100,119)
Two to three years         2,581,400    (17,152) 1,562,190    (82,955)
Three to four years         350,744      (1,870) 1,494,964      (70,232)
Four to five years        1,939,595      (7,654) 3,942,035      (96,480)
Greater than five years   5,624,103    (247,378) 4,633,791   (714,908)
Total                    $13,838,562 $ (324,612)$15,699,502  $ (1,091,486)

Interest rate swaps
(Bank receives basis/pays floating):
One year or less             $15,000      $4,620     $26,200    $(1,423)
One to two years                  --          --     15,000      (2,033)
Total                        $15,000      $4,620   $41,200      $(3,456)
Interest rate futures
One year or less          $1,833,000     $ (322)       $  --        $ --
One to two years             251,000       (244)         --           --
Two to three years           110,000        (93)        --            --
Total                     $2,194,000     $ (659)     $  --         $  --
Interest rate options:
One year or less               $  --        $ --     $17,500        $875

Credit default swaps
One year or less            $220,000         $80    $365,000        $121
One to two years             209,000       (287)     242,500       5,683
Two to three years           478,500       2,267     177,500       5,832
Three to four years          874,000       2,269     306,000      12,933
Four to five years           911,319    (11,378)   977,000        49,924
Total                     $2,692,819   $ (7,049)$2,068,000       $74,493

Total return swap/credit link note:
One to two years             $25,000         $13       $  --       $  --
Two to three years                --          --      25,000           9
Three to four years               --          --          --          --
Greater than five years      273,719       1,704        --            --
Total                       $298,719      $1,717   $25,000            $9
Foreign exchange
forward contracts:
One year or less          $1,808,527  $ (33,257)    $283,210    $(7,829)
To-be-announced security
forward contracts:
One year or less             $50,000     $ (563)    $575,000    $(5,805)
Rate-locked mortgage loan pipeline:
One year or less            $399,722     $ (109)    $405,174      $5,713
Weighted average receivable
   interest rate                            1.23%                  2.08%
Weighted average payable
 interest rate                           (2.41%)                (4.20%)

NOTE 20. Fair Value of Financial Instruments

The carrying and estimated fair value amounts of the Bank's financial instruments are summarized below:
      December 26, 2003 December 27, 2002
                             Carrying    Estimated     Carrying Estimated
                                Amount   Fair Value      Amount Fair Value
Assets
Cash and due from banks
  and cash equivalents      $1,231,630   $1,231,630    $146,191   $146,191
Federal funds sold              45,000       45,000          --         --
Trading assets               1,517,280    1,517,280     594,250    594,250
Securities                  30,384,883   30,384,883  40,666,243 40,666,243
Loans held for sale          5,777,031    5,817,380   3,360,541 3,390,228
Loans and lease receivables, net26,201,30626,320,899 21,593,722 21,663,988
Accrued interest receivable    182,171      182,171     203,748    203,748
Investment in Federal
Home Loan Bank                 116,214      116,214      75,749    75,749
Cash delivered to collateralize
derivative obligations         290,173      290,173     864,262    864,262
Derivatives assets              66,495       66,495       5,713      5,713

Liabilities
Money market deposit accounts$52,214,938$52,214,938$55,021,655 $55,021,655
Time deposits                  997,072    1,010,278   679,157    692,932
Federal funds purchased
  and securities sold
  under agreements to repurchase 6,668,2386,668,238  6,463,083 6,463,083
Advances from Federal
Home Loan Bank                   2,200        2,323    402,200   402,365
Other borrowings               593,006      593,006        --          --
Accrued interest payable        24,017       24,017     35,525      35,525
Payable to Parent and
affiliated companies           103,977      103,977     144,095    144,095
Derivative liabilities         331,041      331,041     963,874    963,874

Cash equivalents, federal funds sold and securities purchased under agreements to resell, trading assets, securities, accrued interest receivable, Investment in
Federal Home Loan Bank, cash delivered to collateralize derivative obligations, and derivative assets are carried at amounts that approximate fair value.  Fair values for the Bank's securities are based on quoted market prices, where available.  If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.  For the Bank's loans held for sale and loans and leases receivable, estimated fair values are based on quoted market prices and discounted cash flows using rates currently being offered for loans with similar terms
to borrowers of similar credit quality.

Money market deposit accounts, federal funds purchased and securities sold under agreements to repurchase, short-term advances from Federal Home Loan Bank, other borrowings, accrued interest payable, payable to Parent and affiliated companies, and derivative liabilities are carried at amounts which approximate fair value.
Fair values for fixed-rate time deposits and long-term advances from the Federal
Home Loan Bank are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates and advances to a schedule of expected monthly maturities of these time deposits and advances.

Fair values for certain exchange-traded derivatives, principally futures and certain options, are based on quoted market prices.  Fair values for over-the-counter
("OTC") derivative financial instruments, principally forwards, options, and swaps, represent amounts estimated to be received from or paid to a third party in settlement of these instruments. These derivatives
are valued using pricing models based on the net present value of estimated future cash flows and directly observed prices from exchange-traded derivatives, other OTC trades, or external pricing services.

Merrill Lynch Bank USA
Administrative Offices
15 W. South Temple, Ste. 300
Salt Lake City, Utah 84101
(801) 526-8300
(800) 635-5281
Fax: (801) 521-6466
Fax: (801) 363-8611

ManagemenT's Report

March 1, 2004
To the Federal Deposit Insurance Corporation, Utah Department of Financial
Institutions
and Audit Committee of Merrill Lynch Bank USA:

Financial Statements
The management of Merrill Lynch Bank USA (the "Bank") is responsible for the preparation, integrity, and fair presentation of its published financial statements and all other information presented in this annual report.  The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in
the United States of America and, as such, include amounts based on informed judgments and estimates made by management.

Internal Control
Management is responsible for establishing and maintaining effective internal control over financial reporting, including safeguarding of assets, for financial presentations in conformity with both accounting principles generally accepted in the United States of America and the Federal Financial Institutions Examination
Council Instructions for Consolidated Reports
of Condition and Income (the "Call Report Instructions").  The system of internal controls contain monitoring mechanisms, and actions are taken to correct deficiencies identified.

There are inherent limitations in the effectiveness of any internal control, including the possibility of human error and the circumvention or overriding of controls.  Accordingly, even effective internal control can provide only reasonable assurance with respect to financial statement preparation.  Further, because of changes in conditions, the effectiveness of internal control may vary over time.

Management assessed the institution's internal control over financial reporting, including safeguarding of assets, for financial presentations in conformity with both accounting principles generally accepted in the United States of America and
Call Report Instructions, as of December 26, 2003.  This assessment was based on criteria for effective internal control over financial reporting, including safeguarding of assets, described in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.  Based on
this assessment, management believes that the Bank maintained effective internal control over financial reporting, including safeguarding of assets, presented in conformity with both accounting principles generally accepted in the United States of America and Call Report Instructions, as of December 26, 2003.

Compliance With Laws and Regulations
Management is also responsible for ensuring compliance with the federal laws and regulations concerning loans to insiders and the federal and state laws and regulations concerning dividend restrictions, both of which are designated by the
Federal Deposit Insurance Corporation ("FDIC") as safety and soundness laws and regulations.

Management assessed its compliance with the designated safety and soundness laws and regulations for the year ended December 26, 2003 and has maintained records of its determinations and assessments as required by the FDIC.  Based on this assessment, management believes that the Bank has complied, in all material respects, with the designated safety and soundness laws and regulations for the year ended December 26,
2003.

Preston L. Jackson                     Robert E. Wahlman
President and Chief Executive Officer  Chief Financial Officer
Merrill Lynch Bank USA                 Merrill Lynch Bank USA

MERRILL LYNCH
BANK USA
(A Wholly Owned Subsidiary of
Merrill Lynch & Co., Inc.)
Consolidated Financial Statements (Unaudited) for the Quarterly Periods Ended

March 26, 2004 and March 28, 2003

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

TABLE OF CONTENTS
Page
FINANCIAL STATEMENTS (Unaudited):
      Consolidated Balance Sheets                                       1
      Consolidated Statements of Earnings                               2
      Consolidated Statements of Changes in Stockholder's Equity        3
      Consolidated Statements of Cash Flows                             4-5
      Notes to Consolidated Financial Statements                        6-20

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 26, 2004 and March 28, 2003
(Dollars in thousands)
1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
For a complete discussion of Merrill Lynch Bank USA's ("MLBUSA" or the
"Bank") accounting policies, refer to the Bank's 2003 Consolidated Financial
Statements.

Principles of Consolidation and Basis of Presentation - The consolidated financial statements of the Bank include the accounts of MLBUSA and its wholly owned subsidiaries, Merrill Lynch Credit Corporation ("MLCC"), Merrill
Lynch Business Financial Services Inc. ("MLBFS"), Merrill Lynch Commercial
Finance Corp. ("MLCFC"), Merrill Lynch Utah Investment Corporation ("MLUIC"),
Merrill Lynch NJ Investment Corporation ("MLNJIC"), Merrill Lynch Community
Development Company, L.L.C. ("MLCDC"), MLBUSA Funding Corporation, Inc
("MLBFC"), and Merrill Lynch Equipment Finance LLC ("MLEF").  All significant intercompany accounts and transactions have been eliminated in consolidation.  Although the interim amounts are unaudited, they do reflect all normal recurring adjustments that, in the opinion of management, are necessary for the fair statement of the consolidated financial statements for the interim periods.

These unaudited consolidated financial statements should be read in conjunction with the Bank's audited 2003 Consolidated Financial Statements.
The nature of MLBUSA's business is such that the results of any interim period are not necessarily indicative of results for a full year.  In presenting the consolidated financial statements, management makes estimates that affect the reported amounts and disclosures in the financial statements.  Estimates, by their nature, are based on judgment and available information.  Therefore, actual results could differ from those estimates and could have a material impact on the consolidated financial statements, and it is possible that such changes could occur in the near term.

Certain reclassifications have been made to prior period financial statements, where appropriate, to conform to the current period presentation.

MLBUSA's fiscal quarters end on the last Friday in March, June, September, and December.

Recently Issue Accounting Pronouncement - In December 2003, the Accounting
Standards Executive Committee of the American Institute of Certified Public
Accountants issued Statement of Position 03-3, Accounting for Certain Loans
or Debt Securities Acquired in a Transfer ("SOP 03-3").  SOP 03-3 addresses accounting for differences between contractual cash flows in loans or debt securities acquired in a transfer if those differences are attributable, at least in part, to credit quality.  SOP 03-3 limits the yield accreted on purchased loans with evidence of credit quality deterioration between the date originated by the seller and date transferred to the purchaser for which it is probable that the investor will be unable to collect all contractual payments, with some notable exceptions, to the extent of the investor's initial investment in the loan.  Interest income is recognized on a level-yield basis over the life of the loan.  Loan loss reserves are established only to include those losses incurred by the investor after acquisition in accordance with Statement of Financial Accounting Standards
("SFAS") No. 5, Loss Contingencies, and Statement of Financial Accounting
Standards No. 114, Accounting by Creditors for Impairment of a Loan.
Increases in expected future cash flows to be collected are to be recognized by increasing the accreted amount on a level-yield basis over the remaining life.  SOP 03-3 is effective for the Bank beginning in 2005.  MLBUSA is currently assessing the impact of adopting SOP 03-3.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 26, 2004 and March 28, 2003

2.  CHANGE IN ACCOUNTING FOR STOCK-BASED COMPENSATION
On December 31, 2002, the Financial Accounting Standards Board ("FASB")
issued SFAS No. 148, Accounting for Stock-Based Compensation - Transition and
Disclosure, and amendment of FASB Statement No. 123, Accounting for
Stock-Based Compensation.  Effective for the first quarter 2004, the Parent of MLBUSA adopted the fair value method of accounting for stock-based accounting under SFAS No. 123, using the retroactive restatement method described in SFAS No. 148.  Under the fair value recognition provisions of
SFAS No. 123, stock-based compensation cost is measured at the grant date based on the value of the award and is recognized as expense over the vesting period.  The December 26, 2003 Consolidated Balance Sheet has been restated
for the retroactive adoption of the fair value recognition provisions of SFAS
No. 123.  Accordingly, the December 26, 2003 Consolidated Balance Sheet
reflects a $13,044 increase in payable to parent and affiliated companies and a $13,044 decrease in retained earnings.  During the first quarter of 2004 and 2003, $1,144 and $492, respectively, of stock option compensation expense was recorded in earnings.  See Note 2 to the Bank's 2003 Consolidated
Financial Statements for additional information related to this accounting change.
3.  SECURITIES
Securities on the Consolidated Balance Sheets include certain securities that do not qualify for the accounting prescribed by SFAS No. 115 Accounting for
Certain Investments in Debt and Equity Securities ("SFAS No. 115").
Securities reported on the Consolidated Balance Sheets follow:

(1) Non-qualifying includes preferred stock that does not qualify as a debt or equity security under SFAS No. 115.
Information regarding investment securities subject to SFAS No. 115 follows:

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 26, 2004 and March 28, 2003

At March 26, 2004 and December 26, 2003, $1,676,572 and $487,712,
respectively, of security purchases were unsettled with the related payable reported in unsettled securities payable.

The activity from sales of securities is summarized below:

(1)   Includes losses on derivatives hedging the available-for-sale portfolio of $98,839 and $148,481 in 2004 and 2003, respectively.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 26, 2004 and March 28, 2003

The change in net unrealized gain (loss) on securities included in other comprehensive income represents the sum of the net unrealized holding gains
(losses) and reclassification adjustments of securities net of the hedge accounting effects.  Reclassification adjustments are amounts recognized in net earnings during the current period that had been part of other comprehensive income in the previous period.  The components of the net change are summarized as below:

The maturity schedule of all available-for-sale securities at amortized cost and estimated fair values is presented below. The distribution of mortgage-backed and asset-backed securities is based on contractual maturities. Actual maturities may differ because the issuer may have the right to call or prepay the obligations.

From time-to-time, MLBUSA pledges securities in secured financing transactions to finance its investing activities.  These secured financings are conducted with affiliates.  Securities pledged as collateral that can be sold or repledged by the secured party amounted to $6,689,434 at March 26,
2004.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 26, 2004 and March 28, 2003

4.  LOANS HELD FOR SALE

     Loans held for sale consist of:

Loans held for sale are reported in the consolidated financial statements at
the lower of aggregate cost or          market value (LOCOM). The net amount
of LOCOM included in other noninterest income was $4,812 and $(415) at March
26, 2004 and March 28, 2003, respectively.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 26, 2004 and March 28, 2003

5.  LOANS AND LEASES RECEIVABLE
Loans and Leases receivable are summarized below:

The principal balance of nonaccruing loans was $223,364 and $209,724 at March
26, 2004 and December 26, 2003, respectively.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 26, 2004 and March 28, 2003

      Information pertaining to impaired loans is summarized below:

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 26, 2004 and March 28, 2003

6.  ALLOWANCE FOR LOAN AND LEASE LOSSES AND RESERVE FOR UNFUNDED
LOAN                    COMMITMENTS
Changes in the allowance for loan and lease losses are summarized below:

Changes in the allowance for unfunded loan commitments (which is included in other liabilities) are summarized below:

7.  INTEREST BEARING DEPOSITS
Deposits reported on the Consolidated Balance Sheets are summarized below:

The weighted average interest rate for the three months ended March 26, 2004 for Money market deposits and NOW accounts and Certificates of deposits were
0.4% and 2.4%, respectively, and for the year ended December 26, 2003 were
0.5% and 2.7%, respectively.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 26, 2004 and March 28, 2003

8.  BORROWED FUNDS
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase

Federal funds purchased were $0 and $250,000 at March 26, 2004 and December
26, 2003, respectively.  Securities sold under agreements to repurchase were
$6,590,880 and $6,418,238 at March 26, 2004 and December 26, 2003,
respectively.  The weighted average interest rate for the three months ended
March 26, 2004 for Federal Funds purchased and securities sold under agreements to repurchase were 1.01% and 0.98%, respectively, and for the year ended December 26, 2003 were 1.14% and 1.00%, respectively.

Advances from FHLB

Collateral levels prescribed by the FHLB amounted to $2,651 at both March 26,
2004 and December 26, 2003.  The interest rates charged by the FHLB for advances vary depending upon maturity and the purpose of the borrowing.
Scheduled maturities of advances from FHLB follow:

9.  SECUITIZATION TRANSACTIONS AND TRANSACTIONS WITH VARIABLE INTEREST
     ENTITIES

Securitization Transactions

The bank has a significant financial interest in a qualifying special purpose entity ("QSPE").  In 2001, MLBUSA securitized $648,634 of residential mortgage loans.  To securitize these assets, MLBUSA established a QSPE,
Merrill Lynch Bank Mortgage Loan Trust 2001-A ("2001-A").  MLBUSA received
$648,105 of proceeds from this securitization and recognized a loss of
$1,032, inclusive of transaction costs.  The loss on sale of assets is determined with reference to the previous carrying amount of the financial assets transferred, which is allocated between the assets sold and the retained interests, based on their fair value at the date of transfer.

Subsequent to the securitization, MLBUSA repurchased $635,018 of securities issued by 2001-A, including the residual tranche, and contributed the securities to MLUIC.  Retained interests of $319,258 and $334,817 at March
26, 2004 and December 26, 2003, respectively, are recorded in available-for-sale mortgage-backed securities at fair value.  To obtain fair values, quoted market prices are used if available.  Where quotes are unavailable for retained interests, MLBUSA generally estimates fair value based on the present value of expected cash flows using management's estimate of the key assumptions, including credit losses, prepayment rates, and discounts rates, commensurate with the risks involved.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 26, 2004 and March 28, 2003

The following table presents MLBUSA's key weighted-average assumptions used to estimate the fair value of the retained interests in 2001-A at March 26,
2004, and the pretax sensitivity of the fair values to an immediate 10 and 20 percent adverse change in these assumptions:

The sensitivity analysis above is hypothetical and should be used with caution.  In particular, the effect of a variation in a particular assumption on the fair value of the retained interest is calculated independent of changes in any other assumption; in practice, changes in one factor may result in changes in another, which may magnify or counteract the sensitivities.  In addition, changes in fair value based on 10% or 20%
variation in an assumption or parameter generally cannot by extrapolated because the relationship of the change in assumption to the change in fair value may not be linear.  Also, the sensitivity analysis does not consider any corrective action that MLBUSA may take to mitigate the impact of any adverse changes in the key assumptions.
For the three months ended March 26, 2004 and March 28, 2003, cash flows received on the retained interests were $17,938 and $22,933, respectively.
As of March 26, 2004, the principal amount outstanding and delinquencies of the 2001-A securitized mortgage loans were $319,838 and $15,721, respectively.  For the three months ended March 26, 2004, there were no net credit losses on the 2001-A securitized mortgage loans.
Transactions with Variable Interest Entities
In the normal course of business, MLBUSA acts as a derivative counterparty, investor, transferor, guarantor, and/or liquidity provider to various
Variable Interest Entities ("VIE").  A VIE is an entity in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties.
MLBUSA has entered into a transaction with a VIE for which MLBUSA was deemed the primary beneficiary and must consolidate the VIE.  Specifically, MLBUSA has made a $35,700 loan to a VIE that

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 26, 2004 and March 28, 2003

invests in leases.  The assets of the VIE total approximately $36,100 as of
March 26, 2004.  The consolidated assets that collateralize the Bank's loans are generally leases.  Holders of the beneficial interest in this VIE have no recourse to the general credit of MLBUSA; rather their investment is paid exclusively from the assets held by the VIE.
In addition, the Bank holds significant variable interest in two VIEs as a result of its lending activities.  The VIEs were created to acquire and/or develop commercial and residential real estate, respectively.  The VIEs combined will have total assets of approximately $58,900 upon completion of the projects.  The Bank's maximum exposure to loss as a result of its loans to the VIEs is $11,300, the amount of the combined loan commitments.
10.  COMMITMENTS, CONTINGENCIES, AND GUARANTEES
Commitments
In the normal course of business, the Bank enters into a number of off-balance sheet commitments.  These commitments expose the Bank to varying degrees of credit risk, interest rate risk, and liquidity risk, and are subject to the same credit and risk limitation reviews as those recorded on the consolidated balance sheet.

Credit Extension
The Bank enters into commitments to extend credit and commercial letters of credit to meet the financing needs of its customers. A summary of the Bank's unfunded commitments to extend credit follows:

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 26, 2004 and March 28, 2003

Commitments to extend credit are legally binding, generally have specified rates and maturities, and are for specified purposes.  The Bank manages the credit risk on these commitments by subjecting these commitments to normal credit approval and monitoring processes.

Unfunded commitments to extend credit have the following contractual remaining maturities at March 26, 2004:

Purchases

At March 26, 2004, the Bank had committed to purchase leases to be originated by a third party finance company in amounts totaling approximately $262,000 over the next three years.

At March 26, 2004, the Bank had committed to purchase mortgage loans in the future in the amount of $250,000.

Contingencies

The Bank and its subsidiaries are involved in various legal proceedings arising out of, and incidental to, their respective businesses.  Management of the Bank, based on its review with counsel of development of these matters to date, considers that the aggregate loss resulting from the final outcome, if any, of these proceedings should not be material to the Bank's consolidated financial condition or results of operations.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 26, 2004 and March 28, 2003

Guarantees
MLBUSA provides guarantees to counterparties in the form of standby letters of credit.  Standby letters of credit are obligations issued by the Bank to a third party where the Bank promises to pay the third party in the event of some defined failure by the Bank's customer.  The Bank has also entered into a guarantee with a Special Purpose Entity ("SPE") in the form of a total return swap.  The total return swap guarantees that the SPE's assets will be equal to a specified price at the maturity of the swap.

      These guarantees are summarized at March 26, 2004 below:

  Maximum

Type of Guarantee

Payout/Notional

Carrying Value

Value of Collateral

   Standby letters of credit

    $ 927,457

     $  18,882

   $ 254,253  (1),(2)
   Total return swap with SPE

    $   25,000  (3)

     $         25

   $       -

(1) Marketable securities delivered by customers to MLBUSA collateralize up to $143,809 of the standby letters of credit.
(2) In the event MLBUSA funds the standby letters of credit, the Bank has recourse to customers on whose behalf the Bank issued the standby letter of credit in the amount of $358,122.
(3) The notional amount of the total return swap is provided rather than the maximum payout amount, although the notional value should not be considered as a substitute for maximum payout.

      Expiration information for these contracts is as follows:

  Type of Guarantee

Maximum
Payout/Notional

 Less than 1 Year

 1 - 3 years

4 - 5 years

Over 5 years

Standby letters of credit

       $ 927,457

$ 313,749

$ 29,960
$ 14,413
$ 569,335
Total return swap with SPE

       $ 25,000  (1)

$       -

$ 25,000
$     -
$       -

(1)   The notional amount of the total return swap is provided rather than the maximum payout amount, although the notional value should not be considered as a substitute for maximum payout.

The amounts above include two-party letter of credits issued by the Bank in conjunction with principal protected mutual funds.  The two-party letter of credits require the Bank to pay an amount equal to the amount by which the mutual fund asset value at the end of seven years is less than the amount originally invested in the respective mutual fund.  This fund is managed using an algorithm that requires holding an amount of highly liquid risk-free investments in addition to other more risky investments that, when combined, will result in the return of at least the original principal investment to the investors at maturity of the fund unless there is a significant and sudden market event.  The Bank's maximum potential exposure to loss with respect to the two-party letter of credits is $569,335.  Such a loss assumes that no funds are invested in risk-free investments, and that all investments suffer a total loss.  As such, this measure significantly overstates the
Bank's expected loss exposure at March 26, 2004.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 26, 2004 and March 28, 2003

11.  CAPITAL REQUIREMENTS
MLBUSA is subject to various regulatory capital requirements administered by
U.S. Federal and state banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on MLBUSA's consolidated financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, MLBUSA must meet specific capital guidelines that involve quantitative measures of MLBUSA's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices.
MLBUSA's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital to average assets
(as defined).  Management believes, as of March 26, 2004 and December 26,
2003, that the Bank meets all capital adequacy requirements to which it is subject.

As of March 26, 2004, the most recent notification from the Federal Deposit
Insurance Corporation categorized MLBUSA as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well capitalized," MLBUSA must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table.  There are no conditions or events since that notification that management believes have changed MLBUSA's category.

The Bank's actual capital amounts and ratios are presented in the following table:

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 26, 2004 and March 28, 2003

12.  DERIVATIVES
MLBUSA uses derivative instruments to manage its interest rate risk position.  The types of derivative instruments used and the accounting for those instruments are discussed in Note 1 in the Bank's 2003 Consolidated
Financial Statements.  MLBUSA's derivative positions at March 26, 2004 and
December 26, 2003 follow:

MERRILL LYNCH
BANK USA
(A Wholly Owned Subsidiary of
Merrill Lynch & Co., Inc.)
Consolidated Financial Statements (Unaudited) for
the Quarter and Year-to-Date Periods Ended June
25, 2004 and June 27, 2003

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

TABLE OF CONTENTS
Page
FINANCIAL STATEMENTS (Unaudited):
      Consolidated Balance Sheets                                       1
      Consolidated Statements of Earnings                               2
      Consolidated Statements of Changes in Stockholder's Equity        3
      Consolidated Statements of Cash Flows                             4-5
      Notes to Consolidated Financial Statements                        6-21

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
For a complete discussion of Merrill Lynch Bank USA's ("MLBUSA" or the
"Bank") accounting policies,
refer to the Bank's 2003 Consolidated Financial Statements.

Principles of Consolidation and Basis of Presentation - The consolidated financial statements of the
Bank include the accounts of MLBUSA and its wholly owned subsidiaries,
Merrill Lynch Credit
Corporation ("MLCC"), Merrill Lynch Business Financial Services ("MLBFS"),
Merrill Lynch
Commercial Finance Corp. ("MLCFC"), Merrill Lynch Utah Investment Corporation
("MLUIC"), Merrill
Lynch NJ Investment Corporation ("MLNJIC"), Merrill Lynch Community
Development Company, L.L.C.
("MLCDC"), MLBUSA Funding Corporation, Inc ("MLBFC"), and Merrill Lynch
Equipment Finance
LLC ("MLEF").  All significant intercompany accounts and transactions have been eliminated in
consolidation.  Although the interim amounts are unaudited, they do reflect all normal recurring
adjustments that, in the opinion of management, are necessary for the fair statement of the consolidated
financial statements for the interim periods.

These unaudited consolidated financial statements should be read in conjunction with the Bank's audited
2003 Consolidated Financial Statements.  The nature of MLBUSA's business is such that the results of any
interim period are not necessarily indicative of results for a full year.  In presenting the consolidated
financial statements, management makes estimates that affect the reported amounts and disclosures in the
financial statements.  Estimates, by their nature, are based on judgment and available information.
Therefore, actual results could differ from those estimates and could have a material impact on the
consolidated financial statements, and it is possible that such changes could occur in the near term.

Certain reclassifications have been made to prior period financial statements, where appropriate, to
conform to the current period presentation.

MLBUSA's fiscal quarters end on the last Friday in March, June, September, and December.

Recently Issue Accounting Pronouncement - In December 2003, the American
Institute of Certified
Public Accountants issued Statement of Position 03-3, Accounting for Certain
Loans or Debt Securities
Acquired in a Transfer ("SOP 03-3").  SOP 03-3 addresses revenue recognition and impairment
assessments for loans or debt securities that were purchased at a discount that was attributable, at least in
part, to credit quality.  SOP 03-3 states that where expected cash flows from the loan or debt security can
be reasonable estimated, the difference between the purchase price and the expected cash flows (i.e., the
"accretable yield") should be accreted into income.  In addition, the SOP prohibits the recognition of a
reserve for impairment on the purchase date.  Further, the SOP requires that the allowance for loan losses
be supported through a cash flow analysis, on either an individual or on a pooled basis, for all loans that
fall within the scope of the guidance.  The Bank will adopt SOP 03-3 as of the beginning of fiscal year
2005 and is currently assessing the potential impact on the Consolidated
Financial Statements.

In March 2004, the EITF reached a final consensus on Issue 03-1, "The Meaning of Other-Than-
Temporary Impairment and Its Application to Certain Investments".  EITF 03-1
requires that when the fair
value of an investment security is less than its carrying value, an impairment exists for which the
determination must be made as to whether the impairment is
other-than-temporary.  The EITF 03-1
impairment model applies to all investment securities accounted for under
SFAS No. 115, "Accounting for
Certain Investments in Debt and Equity Securities" and to investment securities accounted for under the
cost method to the extent an impairment indicator exists.  Under the guidance, the determination of whether
an impairment is other than temporary and therefore would result in a recognized loss depends on market
conditions and management's intent and ability to hold the securities with unrealized losses.  The Bank is
required to adopt the impairment evaluation and recognition guidance in EITF
03-1 in the third quarter
ending September 24, 2004, and is currently assessing the impact on the consolidated financial statements.

2.  CHANGE IN ACCOUNTING FOR STOCK-BASED COMPENSATION
On December 31, 2002, the Financial Accounting Standards Board ("FASB")
issued SFAS No. 148,
Accounting for Stock-Based Compensation - Transition and Disclosure, and
amendment of FASB
Statement No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123").
Effective for the first
quarter 2004, the Parent of MLBUSA adopted the fair value method of accounting for stock-based
compensation under SFAS No. 123, using the retroactive restatement method described in SFAS No. 148.
Under the fair value recognition provisions of SFAS No. 123, stock-based compensation cost is measured
at the grant date based on the value of the award and is recognized as expense over the vesting period.  The
December 26, 2003 Consolidated Balance Sheet has been restated for the retroactive adoption of the fair
value recognition provisions of SFAS No. 123.  See Note 2 to the Bank's 2003
Consolidated Financial
Statements for additional information related to this accounting change.
3.  SECURITIES
Securities on the Consolidated Balance Sheets include certain securities that do not qualify for the
accounting prescribed by SFAS No. 115 Accounting for Certain Investments in
Debt and Equity Securities
("SFAS No. 115").  Securities reported on the Consolidated Balance Sheets follow:

(1)   Non-qualifying includes preferred stock that does not qualify as a debt or equity security under SFAS
No. 115.

Information regarding investment securities subject to SFAS No. 115 follows:

At June 25, 2004 and December 26, 2003, $1,666,825 and $487,712,
respectively, of security purchases were
unsettled with the related payable reported in unsettled securities payable.

The activity from sales of securities is summarized below:

(1)   Includes losses on derivatives hedging the available-for-sale portfolio for the three months ended
June 25, 2004 and June 27, 2003 of $38,415 and $156,219, respectively, and the six months ended
June 25, 2004 and June 27, 2003 of $137,254 and $304,700, respectively.
             During the second quarter 2004, the Bank determined that certain available-for-sale asset-backed securities
were other-than-temporarily impaired.  The Bank recognized a loss of $29,680 as a result of this impairment
determination.
The change in net unrealized gain (loss) on securities included in other comprehensive income represents the
sum of the net unrealized holding gains (losses) and reclassification adjustments of securities net of the hedge
accounting effects.  Reclassification adjustments are amounts recognized in net earnings during the current
period that had been part of other comprehensive income in the previous period.  The components of the net
change are summarized below:

The maturity schedule of all available-for-sale securities at amortized cost and estimated fair values is
presented below. The distribution of mortgage-backed and asset-backed securities is based on contractual
maturities. Actual maturities may differ because the issuer may have the right to call or prepay the obligations.

From time-to-time, MLBUSA pledges securities in secured financing transactions to finance its investing
activities.  These secured financings are conducted with affiliates.
Securities pledged as collateral that can be
sold or repledged by the secured party amounted to $5,925,362 at June 25,
2004.

4.  LOANS HELD FOR SALE
     Loans held for sale consist of:

Loans held for sale are reported in the consolidated financial statements at the lower of aggregate cost or
market value (LOCOM). The net amount of LOCOM markdowns included in noninterest income for the
three months ended June 25, 2004 and June 27, 2003 was $36,037 and $5,158,
respectively and the six
months ended June 25, 2004 and June 27, 2003 was $31,225 and $6,283,
respectively.

5.  LOANS AND LEASES RECEIVABLE
Loans and Leases receivable are summarized below:

The principal balance of nonaccruing loans was $177,683 and $209,724 at June
25, 2004 and December
26, 2003, respectively.

Information pertaining to impaired loans is summarized below:

During the second quarter of 2004, the Bank performed a review of its small business lending portfolio, as
part of a broader review of its lending-related businesses.  As a result of this review the Bank's loan loss
reserve policies were augmented and additional net loan loss provisions of approximately $45,200 were made
to increase the allowance for loan losses associated with certain MLBFS loans.  During the second quarter of
2004, additional loans in the portfolio of approximately $50,000 were identified as impaired and loans
charged off for this portfolio totaled approximately $55,000.

6.  ALLOWANCE FOR LOAN AND LEASE LOSSES AND RESERVE FOR UNFUNDED
LOAN
COMMITMENTS
Changes in the allowance for loan and lease losses are summarized below:

Changes in the allowance for unfunded loan commitments (which is included in other liabilities) are
summarized below:

7.  INTEREST BEARING DEPOSITS
Deposits reported on the Consolidated Balance Sheets are summarized below:

The weighted average interest rates for the six months ended June 25, 2004 for money market deposits and
NOW accounts and certificates of deposit were 0.4% and 2.8%, respectively, and for the year ended
December 26, 2003 were 0.5% and 2.7%, respectively.

8.  BORROWED FUNDS
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase

Federal funds purchased were $225,000 and $250,000 at June 25, 2004 and
December 26, 2003,
respectively.  Securities sold under agreements to repurchase were $5,448,960 and $6,418,238 at June 25,
2004 and December 26, 2003, respectively.  The weighted average interest rates for the six months ended
June 25, 2004 for Federal Funds purchased and securities sold under agreements to repurchase were 1.07%
and 0.99%, respectively, and for the year ended December 26, 2003 were 1.14%
and 1.00%, respectively.

Advances from FHLB

Collateral levels prescribed by the FHLB amounted to $2,651 at both June 25,
2004 and December 26,
2003.  The interest rates charged by the FHLB for advances vary depending upon maturity and the purpose
of the borrowing.
Scheduled maturities of advances from FHLB follow:

9.  SECUITIZATION TRANSACTIONS AND TRANSACTIONS WITH VARIABLE INTEREST
     ENTITIES (VIE)

Securitization Transactions

The Bank has a significant financial interest in two qualifying special purpose entities ("QSPE").

During the second quarter of 2004, MLBUSA securitized certain aircraft lease asset-backed securities.  To
securitize these assets, MLBUSA established a QSPE, Airplanes Repackaged
Transferred Securities Ltd.,
which issued two series of notes ("ARTS 1 and 2") with a combined par value of $186,000.  The Bank sold
securities consisting of asset-backed and U.S. treasury and agency strips with a combined carrying value of
$171,070, and contributed a financial insurance contract to the QSPE.  MLBUSA received $181,950 of
proceeds from the securitization and recognized a gain of $10,880.  The gain on the sale of assets is
determined with reference to the carrying amount of the financial assets transferred compared to their fair
value at the date of transfer.

In 2001, MLBUSA securitized $648,634 of residential mortgage loans.  To securitize these assets,
MLBUSA established a QSPE, Merrill Lynch Bank Mortgage Loan Trust 2001-A
("2001-A").  MLBUSA
received $648,105 of proceeds from this securitization and recognized a loss of $1,032, inclusive of
transaction costs.  The loss on sale of assets is determined with reference to the previous carrying amount
of the financial assets transferred, which is allocated between the assets sold and the retained interests,
based on their fair value at the date of transfer.

Subsequent to the securitization, MLBUSA repurchased $635,018 of securities issued by 2001-A,
including the residual tranche.  Specifically, the Bank retains a 97%
interest in the VIE.  Retained interests
of $305,419 and $334,817 at June 25, 2004 and December 26, 2003,
respectively, are recorded in available-
for-sale mortgage-backed securities at fair value.  To obtain fair values, quoted market prices are used if
available.  Where quotes are unavailable for retained interests, MLBUSA generally estimates fair value
based on the present value of expected cash flows using management's estimate of the key assumptions,
including credit losses, prepayment rates, and discounts rates, commensurate with the risks involved.

The following table presents MLBUSA's key weighted-average assumptions used to estimate the fair value
of the retained interests in 2001-A at June 25, 2004, and the pretax sensitivity of the fair values to an
immediate 10 and 20 percent adverse change in these
assumptions:

The sensitivity analysis above is hypothetical and should be used with caution.  In particular, the effect of a
variation in a particular assumption on the fair value of the retained interest is calculated independent of
changes in any other assumption; in practice, changes in one factor may result in changes in another, which
may magnify or counteract the sensitivities.  In addition, changes in fair value based on 10% or 20%
variation in an assumption or parameter generally cannot by extrapolated because the relationship of the
change in assumption to the change in fair value may not be linear.  Also, the sensitivity analysis does not
consider any corrective action that MLBUSA may take to mitigate the impact of any adverse changes in the
key assumptions.

For the six months ended June 25, 2004 and June 27, 2003, cash flows received on the retained interests
were $33,908 and $50,780, respectively.  As of June 25, 2004, the principal amount outstanding and
delinquencies of the 2001-A securitized mortgage loans were $305,961 and
$18,598, respectively.  For the
six months ended June 25, 2004, there were no net credit losses on the 2001-A securitized mortgage loans.

Transactions with Variable Interest Entities
In the normal course of business, MLBUSA acts as a derivative counterparty, investor, transferor,
guarantor, and/or liquidity provider to various Variable Interest Entities
("VIE").  A VIE is an entity in
which equity investors do not have the characteristics of a controlling financial interest or do not have
sufficient equity at risk for the entity to finance its activities without additional subordinated financial
support from other parties.
MLBUSA has entered into a transaction with a VIE for which MLBUSA was deemed the primary
beneficiary and must consolidate the VIE.  Specifically, MLBUSA has made a
$62,100 loan to a VIE that
invests in leases.  The assets of the VIE total approximately $63,000 as of
June 25, 2004.  The consolidated
assets that collateralize the Bank's loans are generally leases.  Holders of the beneficial interest in this VIE
have no recourse to the general credit of MLBUSA; rather their investment is paid exclusively from the
assets held by the VIE.
In addition, the Bank holds significant variable interest in three VIEs as a result of its lending and
investment activities.  Two of the VIEs were created to acquire and/or develop commercial and residential
real estate, respectively.  These VIEs combined will have total assets of approximately $58,700 upon
completion of the projects.  The Bank's maximum exposure to loss as a result of its loans to these VIEs is
$11,600, the amount of the combined loan commitments.  The remaining VIE was created during the
second quarter of 2004, to acquire automobile leases.  The Bank also has an investment position in this
VIE.  This VIE has total assets of approximately $413,000.  The Bank's maximum exposure to loss as a
result of its lending and investment activities in this VIE is $393,000.

10.  COMMITMENTS, CONTINGENCIES, AND GUARANTEES
Commitments
In the normal course of business, the Bank enters into a number of off-balance sheet commitments.  These
commitments expose the Bank to varying degrees of credit risk, interest rate risk, and liquidity risk, and are
subject to the same credit and risk limitation reviews as those recorded on the consolidated balance sheet.

Credit Extension
The Bank enters into commitments to extend credit and commercial letters of credit to meet the financing
needs of its customers. A summary of the Bank's unfunded commitments to extend credit follows:

Commitments to extend credit are legally binding, generally have specified rates and maturities, and are for
specified purposes.  The Bank manages the credit risk on these commitments by subjecting these
commitments to normal credit approval and monitoring processes.

Unfunded commitments to extend credit have the following contractual remaining maturities at June 25,
2004:

Purchases

At June 25, 2004, the Bank had committed to purchase leases to be originated by a third party finance
company in amounts totaling approximately $235,207 over the next three years.

At June 25, 2004, the Bank had committed to purchase mortgage loans in the future in the amount of
$568,228.

Contingencies

The Bank and its subsidiaries are involved in various legal proceedings arising out of, and incidental to,
their respective businesses.  Management of the Bank, based on its review with counsel of development of
these matters to date, considers that the aggregate loss resulting from the final outcome, if any, of these
proceedings should not be material to the Bank's consolidated financial condition or results of operations.

Guarantees
MLBUSA provides guarantees to counterparties in the form of standby letters of credit.  Standby letters of
credit are obligations issued by the Bank to a third party where the Bank promises to pay the third party in
the event of some defined failure by the Bank's customer.  The Bank has also entered into a guarantee with
a Special Purpose Entity ("SPE") in the form of a total return swap.  The total return swap guarantees that
the SPE's assets will be equal to a specified price at the maturity of the swap.

These guarantees are summarized at June 26, 2004 below:

  Maximum

Type of Guarantee

Payout/Notional

Carrying Value

Value of Collateral

   Standby letters of credit

    $ 1,235,161

     $  16,086

   $  279,844  (1),(2)
   Total return swap with SPE

    $      25,000  (3)

     $         25

   $       -

(1)   Marketable securities delivered by customers to MLBUSA collateralize up to $153,242 of the standby
letters of credit.
(2)   In the event MLBUSA funds the standby letters of credit, the Bank has recourse to customers on
whose behalf the Bank issued the standby letter of credit in the amount of
$688,643.
(3)   The notional amount of the total return swap is provided rather than the maximum payout amount,
although the notional value should not be considered as a substitute for maximum payout.

      Expiration information for these contracts is as follows:

  Type of Guarantee

Maximum
Payout/Notional

 Less than 1
Year

 1 - 3 years

4 - 5 years

Over 5 years

Standby letters of credit

       $ 1,235,161

$ 443,999

$ 231,904
$ 12,740
$ 546,518
Total return swap with SPE

       $      25,000  (1)

$       -

$   25,000
$      -
$       -

(1)   The notional amount of the total return swap is provided rather than the maximum payout amount,
although the notional value should not be considered as a substitute for maximum payout.

The amounts above include two-party letter of credits issued by the Bank in conjunction with principal
protected mutual funds.  The two-party letter of credits require the Bank to pay an amount equal to the
amount by which the mutual fund asset value at the end of seven years is less than the amount originally
invested in the respective mutual fund.  This fund is managed using an algorithm that requires holding an
amount of highly liquid risk-free investments in addition to other more risky investments that, when
combined, will result in the return of at least the original principal investment to the investors at maturity
of the fund unless there is a significant and sudden market event.  The
Bank's maximum potential
exposure to loss with respect to the two-party letter of credits is
$546,518.  Such a loss assumes that no
funds are invested in risk-free investments, and that all investments suffer a total loss.  As such, this
measure significantly overstates the Bank's expected loss exposure at June
25, 2004.  These guarantees
meet the SFAS No. 149, Amendment of Statement No. 133 on Derivative
Instruments and Hedging
Activities ("SFAS No. 149"), definition of derivatives and, as such, are carried as a liability with a fair
value (excluding premiums received) of $14,044 at June 25, 2004.

11.  CAPITAL REQUIREMENTS
MLBUSA is subject to various regulatory capital requirements administered by
U.S. Federal and state
banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory and
possibly additional discretionary actions by regulators that, if undertaken, could have a direct material
effect on MLBUSA's consolidated financial statements.  Under capital adequacy guidelines and the
regulatory framework for prompt corrective action, MLBUSA must meet specific capital guidelines that
involve quantitative measures of MLBUSA's assets, liabilities, and certain off-balance sheet items as
calculated under regulatory accounting practices.  MLBUSA's capital amounts and classification are also
subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain
minimum amounts and ratios (set forth in the table below) of Total and Tier I capital (as defined in the
regulations) to risk-weighted assets (as defined), and of Tier I capital to average assets (as defined).
Management believes, as of June 25, 2004 and December 26, 2003, that the Bank meets all capital
adequacy requirements to which it is subject.

As of June 25, 2004, the most recent notification from the Federal Deposit
Insurance Corporation
categorized MLBUSA as "well capitalized" under the regulatory framework for prompt corrective action.
To be categorized as "well capitalized," MLBUSA must maintain minimum total risk-based, Tier I risk-
based, and Tier I leverage ratios as set forth in the table.  There are no conditions or events since that
notification that management believes have changed MLBUSA's category.

The Bank's actual capital amounts and ratios are presented in the following table:

12.  DERIVATIVES
MLBUSA uses derivative instruments to manage its interest rate risk position.  The types of derivative
instruments used and the accounting for those instruments are discussed in
Note 1 in the Bank's 2003
Consolidated Financial Statements.  MLBUSA's derivative positions at June 25,
2004 and December 26,
2003 follow:

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarter and Year-to-Date Periods Ended June 25, 2004 and June 27, 2003
(Dollars in thousands)

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarter and Year-to-Date Periods Ended June 25, 2004 and June 27, 2003

OPPENHEIMER MAIN STREET FUND
INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------

     To the Board of Directors and Shareholders of Oppenheimer Main Street Fund:
We have  audited  the  accompanying  statement  of  assets  and  liabilities  of
Oppenheimer Main Street Fund, a series of Oppenheimer  Main Street Funds,  Inc., including the statement of  investments,  as of August 31, 2003, and the related statement of operations  for the year then ended,  the  statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for the periods indicated.  These financial  statements and financial highlights are the responsibility of the Fund's  management.  Our responsibility is to express an opinion on these financial  statements and financial highlights based on our audits.

     We conducted our audits in accordance  with  auditing  standards  generally accepted in the United States of America.  Those standards  require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.  An audit includes  examining,  on a test  basis,  evidence  supporting  the  amounts  and disclosures in the financial statements. Our procedures included confirmation of securities owned as of August 31, 2003, by correspondence with the custodian and brokers;  where  replies  were not received  from  brokers,  we performed  other auditing procedures.  An audit also includes assessing the accounting principles used and  significant  estimates made by  management,  as well as evaluating the overall financial statement  presentation.  We believe that our audits provide a reasonable basis for our opinion.

     In our opinion,  the financial statements and financial highlights referred to above present fairly,  in all material  respects,  the financial  position of
Oppenheimer  Main  Street  Fund  as of  August  31,  2003,  the  results  of its operations  for the year then  ended,  the changes in its net assets for each of the two years in the period then ended,  and the  financial  highlights  for the periods indicated,  in conformity with accounting  principles generally accepted in the United States of America.

/s/Deloitte & Touche LLP
-----------------------------
 Deloitte & Touche LLP

 Denver, Colorado
 September 22, 2003

OPPENHEIMER MAIN STREET FUND

STATEMENT OF INVESTMENTS  August 31, 2003

                                                   Market Value
                                      Shares         See Note 1
----------------------------------------------------------------
 Common Stocks--98.9%
----------------------------------------------------------------
 Consumer Discretionary--14.1%
----------------------------------------------------------------
 Auto ComponentS--0.4%
 Aftermarket
 Technology Corp. 1                  125,400     $    1,503,546
----------------------------------------------------------------
 American Axle &
 Manufacturing
 Holdings, Inc. 1                     81,600          2,652,000
----------------------------------------------------------------
 ArvinMeritor, Inc.                  102,600          1,930,932
----------------------------------------------------------------
 Dana Corp.                        1,129,700         17,419,974
----------------------------------------------------------------
 Delphi Corp.                        948,000          8,588,880
----------------------------------------------------------------
 Johnson Controls, Inc.              187,400         18,552,601
                                                 --------------
                                                     50,647,933

----------------------------------------------------------------
 Automobiles--1.2%
 Ford Motor Co.                      6,679,226       77,211,853
----------------------------------------------------------------
 Harley-Davidson, Inc.               1,199,400       59,754,108
                                                 --------------
                                                    136,965,961

----------------------------------------------------------------
 Hotels, Restaurants & Leisure--1.3%
 Applebee's
 International, Inc.                 179,125          5,757,077
----------------------------------------------------------------
 Brinker
 International, Inc. 1               521,000         17,818,200
----------------------------------------------------------------
 CBRL Group, Inc.                     74,600          2,602,048
----------------------------------------------------------------
 CEC Entertainment,
 Inc. 1                              196,600          7,710,652
----------------------------------------------------------------
 Choice Hotels
 International, Inc. 1                33,000          1,072,500
----------------------------------------------------------------
 GTech Holdings Corp.                216,500          9,175,270
----------------------------------------------------------------
 Outback Steakhouse,
 Inc.                                257,500          9,952,375
----------------------------------------------------------------
 P.F. Chang's
 China Bistro, Inc. 1                255,900         11,899,350
----------------------------------------------------------------
 Panera Bread Co., Cl. A 1           228,500         10,088,275
----------------------------------------------------------------
 Papa John's
 International, Inc. 1                 6,400            161,280
----------------------------------------------------------------
 Rare Hospitality
 International, Inc. 1                 5,000            190,400
----------------------------------------------------------------
 Ruby Tuesday, Inc.                  637,000         14,504,490
----------------------------------------------------------------
 Ryan's Family Steak
 Houses, Inc. 1                      105,350          1,409,583
----------------------------------------------------------------
 Starbucks Corp. 1                 1,252,800         35,629,632
----------------------------------------------------------------
 Station Casinos, Inc.                59,800          1,779,050
----------------------------------------------------------------
 Wendy's
 International, Inc.                  28,000            883,400

                                                   Market Value
                                      Shares         See Note 1
----------------------------------------------------------------
 Hotels, Restaurants & Leisure Continued
 Yum! Brands, Inc. 1                 591,400     $   17,535,010
                                                 --------------
                                                    148,168,592

----------------------------------------------------------------
 Household Durables--2.2%
 American Greetings
 Corp., Cl. A 1                       68,800          1,272,800
----------------------------------------------------------------
 Beazer Homes
 USA, Inc. 1                         231,700         19,258,904
----------------------------------------------------------------
 Cavco Industries, Inc. 1             20,770            395,876
----------------------------------------------------------------
 Centex Corp.                        415,400         31,329,468
----------------------------------------------------------------
 D.R. Horton, Inc.                   287,200          8,937,664
----------------------------------------------------------------
 Fortune Brands, Inc.                225,800         12,735,120
----------------------------------------------------------------
 Harman International
 Industries, Inc.                    119,300         11,888,245
----------------------------------------------------------------
 Hovnanian Enterprises,
 Inc., Cl. A 1                       289,700         17,865,799
----------------------------------------------------------------
 KB Home                             456,800         26,138,096
----------------------------------------------------------------
 Lennar Corp.                        245,400         16,503,150
----------------------------------------------------------------
 Lennar Corp., Cl. B                  54,100          3,502,975
----------------------------------------------------------------
 M.D.C. Holdings, Inc.                36,990          1,889,819
----------------------------------------------------------------
 Meritage Corp. 1                     62,900          2,827,984
----------------------------------------------------------------
 Newell
 Rubbermaid, Inc.                    362,400          8,607,000
----------------------------------------------------------------
 NVR, Inc. 1                          32,700         14,175,450
----------------------------------------------------------------
 Pulte Homes, Inc.                   317,515         21,133,799
----------------------------------------------------------------
 Ryland Group,
 Inc. (The)                          548,400         36,830,544
----------------------------------------------------------------
 Standard Pacific Corp.              207,600          7,378,104
----------------------------------------------------------------
 Toll Brothers, Inc. 1               354,300         10,529,796
                                                 --------------
                                                    253,200,593

----------------------------------------------------------------
 Internet & Catalog Retail--0.0%
 InterActiveCorp 1                   172,000          6,365,720
----------------------------------------------------------------
 Leisure Equipment & Products--1.0%
 Action Performance
 Cos., Inc.                          343,400          7,647,518
----------------------------------------------------------------
 Brunswick Corp.                     189,900          5,123,502
----------------------------------------------------------------
 Callaway Golf Co.                    57,800            868,734
----------------------------------------------------------------
 Eastman Kodak Co.                   720,700         20,100,323
----------------------------------------------------------------
 Hasbro, Inc.                      1,202,200         22,240,700
----------------------------------------------------------------
 Marvel Enterprises, Inc. 1          368,500          8,070,150
----------------------------------------------------------------
 Mattel, Inc.                      2,365,700         45,705,324
----------------------------------------------------------------
 Polaris Industries, Inc.            108,800          8,405,888
                                                 --------------
                                                    118,162,139

                          11 | OPPENHEIMER STREET FUND

STATEMENT OF INVESTMENTS  Continued

                                                   Market Value
                                      Shares         See Note 1
----------------------------------------------------------------
 Media--2.0%
 AOL Time Warner,
 Inc. 1                            1,488,900     $   24,358,404
----------------------------------------------------------------
 Clear Channel
 Communications, Inc. 1            1,160,200         52,348,224
----------------------------------------------------------------
 Comcast Corp., Cl. A 1            1,978,655         58,864,986
----------------------------------------------------------------
 E.W. Scripps Co.
 (The), Cl. A                         34,000          2,944,060
----------------------------------------------------------------
 Gannett Co., Inc.                   135,500         10,625,910
----------------------------------------------------------------
 McGraw-Hill Cos.,
 Inc. (The)                          350,000         21,350,000
----------------------------------------------------------------
 New York Times Co.,
 Cl. A                               244,800         10,866,672
----------------------------------------------------------------
 Tribune Co.                         251,100         11,613,375
----------------------------------------------------------------
 Viacom, Inc., Cl. B                 848,448         38,180,160
----------------------------------------------------------------
 Washington Post Co.
 (The), Cl. B                          3,700          2,575,311
                                                 --------------
                                                    233,727,102

----------------------------------------------------------------
 Multiline Retail--0.2%
 Big Lots, Inc. 1                    113,600          2,078,880
----------------------------------------------------------------
 Dollar General Corp.                229,800          5,269,314
----------------------------------------------------------------
 Dollar Tree Stores, Inc. 1          277,200         10,874,556
----------------------------------------------------------------
 Sears Roebuck & Co.                 245,700         10,815,714
----------------------------------------------------------------
 Shopko Stores, Inc. 1                20,800            286,416
                                                 --------------
                                                     29,324,880

----------------------------------------------------------------
 Specialty Retail--5.3%
 Abercrombie &
 Fitch Co., Cl. A 1                  834,500         25,402,180
----------------------------------------------------------------
 Advance Auto
 Parts, Inc. 1                        58,400          4,359,560
----------------------------------------------------------------
 AnnTaylor Stores Corp. 1            506,500         17,221,000
----------------------------------------------------------------
 AutoZone, Inc. 1                    467,000         42,870,600
----------------------------------------------------------------
 Bed Bath &
 Beyond, Inc. 1                      728,400         31,343,052
----------------------------------------------------------------
 Christopher &
 Banks Corp. 1                       364,200         10,816,740
----------------------------------------------------------------
 Claire's Stores, Inc.               115,800          4,000,890
----------------------------------------------------------------
 Deb Shops, Inc.                       9,600            175,296
----------------------------------------------------------------
 Foot Locker, Inc.                   313,000          5,186,410
----------------------------------------------------------------
 Gap, Inc. (The)                   3,754,300         78,427,327
----------------------------------------------------------------
 Home Depot, Inc.                  3,240,200        104,204,832
----------------------------------------------------------------
 Hot Topic, Inc. 1                   369,750         13,185,285
----------------------------------------------------------------
 Lowe's Cos., Inc.                 1,701,900         93,366,234
----------------------------------------------------------------
 Movie Gallery, Inc. 1                56,900          1,218,229

                                                   Market Value
                                      Shares         See Note 1
----------------------------------------------------------------
 Specialty Retail Continued
 Pacific Sunwear of
 California, Inc. 1                  428,600     $   14,486,680
----------------------------------------------------------------
 Pier 1 Imports, Inc.                666,500         13,709,905
----------------------------------------------------------------
 RadioShack Corp.                    506,000         15,382,400
----------------------------------------------------------------
 Regis Corp.                          22,700            785,193
----------------------------------------------------------------
 Ross Stores, Inc.                   426,200         21,471,956
----------------------------------------------------------------
 Sherwin-Williams Co.                197,700          5,946,816
----------------------------------------------------------------
 Staples, Inc. 1                   2,092,200         51,530,886
----------------------------------------------------------------
 Talbots, Inc. (The)                 246,700          9,046,489
----------------------------------------------------------------
 TJX Cos., Inc. (The)              2,216,600         48,011,556
----------------------------------------------------------------
 Weight Watchers
 International, Inc. 1                 8,400            364,140
----------------------------------------------------------------
 Williams-Sonoma, Inc. 1             155,800          4,769,038
                                                 --------------
                                                    617,282,694

----------------------------------------------------------------
 Textiles, Apparel & Luxury Goods--0.5%
 Coach, Inc. 1                       472,396         27,417,864
----------------------------------------------------------------
 Columbia
 Sportswear Co. 1                    112,700          5,747,700
----------------------------------------------------------------
 Kellwood Co.                         39,300          1,434,843
----------------------------------------------------------------
 Liz Claiborne, Inc.                 347,900         11,992,113
----------------------------------------------------------------
 Timberland Co., Cl. A 1             204,700          9,594,289
----------------------------------------------------------------
 Tommy Hilfiger Corp. 1               85,200          1,051,368
                                                 --------------
                                                     57,238,177

----------------------------------------------------------------
 Consumer Staples--11.6%
----------------------------------------------------------------
 Beverages--2.6%
 Anheuser-Busch
 Cos., Inc.                        1,748,100         90,097,074
----------------------------------------------------------------
 Coca-Cola Co. (The)               2,001,600         87,109,632
----------------------------------------------------------------
 Coca-Cola
 Enterprises, Inc.                   687,100         12,704,479
----------------------------------------------------------------
 PepsiCo, Inc.                     2,550,130        113,582,790
                                                 --------------
                                                    303,493,975

----------------------------------------------------------------
 Food & Staples Retailing--2.7%
 Albertson's, Inc.                   638,400         13,419,168
----------------------------------------------------------------
 CVS Corp.                           572,600         18,666,760
----------------------------------------------------------------
 Kroger Co. (The) 1                2,118,100         40,688,701
----------------------------------------------------------------
 Wal-Mart Stores, Inc.             4,046,200        239,413,654
----------------------------------------------------------------
 Winn-Dixie Stores, Inc.             541,800          5,445,090
                                                 --------------
                                                    317,633,373

                          12 | OPPENHEIMER STREET FUND

                                                   Market Value
                                      Shares         See Note 1
----------------------------------------------------------------
 Food Products--1.9%
 Campbell Soup Co.                 2,309,600     $   55,892,320
----------------------------------------------------------------
 ConAgra Foods, Inc.               1,361,500         29,953,000
----------------------------------------------------------------
 Dean Foods Co. 1                    432,450         12,562,673
----------------------------------------------------------------
 Del Monte Foods Co. 1                99,800            896,204
----------------------------------------------------------------
 Fresh Del Monte
 Produce, Inc.                       232,200          6,443,550
----------------------------------------------------------------
 Hershey Foods Corp.                 327,100         22,864,290
----------------------------------------------------------------
 Kellogg Co.                         913,000         30,612,890
----------------------------------------------------------------
 Kraft Foods, Inc., Cl. A            977,600         29,034,720
----------------------------------------------------------------
 Sara Lee Corp.                      244,981          4,649,739
----------------------------------------------------------------
 Wm. Wrigley Jr. Co.                 555,900         29,490,495
                                                 --------------
                                                    222,399,881

----------------------------------------------------------------
 Household Products--2.6%
 Clorox Co. (The)                    585,300         25,080,105
----------------------------------------------------------------
 Colgate-Palmolive Co.             1,128,300         62,372,424
----------------------------------------------------------------
 Dial Corp. (The)                     75,500          1,530,385
----------------------------------------------------------------
 Energizer Holdings, Inc. 1          287,600         10,577,928
----------------------------------------------------------------
 Procter & Gamble
 Corp. (The)                       2,274,200        198,514,918
                                                 --------------
                                                    298,075,760

----------------------------------------------------------------
 Personal Products--0.7%
 Avon Products, Inc.                 420,400         26,947,640
----------------------------------------------------------------
 Estee Lauder Cos.,
 Inc. (The), Cl. A                   253,700          8,750,113
----------------------------------------------------------------
 Gillette Co.                      1,465,100         47,557,146
                                                 --------------
                                                     83,254,899

----------------------------------------------------------------
 Tobacco--1. %
 Altria Group, Inc.                3,066,700        126,409,374
----------------------------------------------------------------
 Energy--8.8%
----------------------------------------------------------------
 Energy Equipment & Services--0.0%
 Patterson-UTI
 Energy, Inc. 1                       23,600            704,224
----------------------------------------------------------------
 Oil & Gas--8.8%
 Anadarko Petroleum
 Corp.                               916,200         39,854,700
----------------------------------------------------------------
 Apache Corp.                        304,200         20,983,716
----------------------------------------------------------------
 Baytex Energy Ltd. 1                375,000          3,325,163
----------------------------------------------------------------
 Brown (Tom), Inc. 1               1,315,800         36,171,342
----------------------------------------------------------------
 Burlington
 Resources, Inc.                   1,169,600         56,632,032
----------------------------------------------------------------
 Canadian Natural
 Resources Ltd.                    1,272,585         49,292,428

                                                   Market Value
                                      Shares         See Note 1
----------------------------------------------------------------
 Oil & Gas Continued
 Chesapeake Energy
 Corp.                             2,261,200     $   24,511,408
----------------------------------------------------------------
 ChevronTexaco Corp.               1,508,004        109,888,252
----------------------------------------------------------------
 Cimarex Energy Co. 1                 31,010            674,468
----------------------------------------------------------------
 ConocoPhillips                      755,991         42,214,538
----------------------------------------------------------------
 Cross Timbers
 Royalty Trust                         6,474            144,629
----------------------------------------------------------------
 Devon Energy Corp.                  304,249         15,744,886
----------------------------------------------------------------
 Enbridge Energy
 Management LLC                      242,698         11,236,917
----------------------------------------------------------------
 EOG Resources, Inc.                 619,900         26,283,760
----------------------------------------------------------------
 Esprit Exploration Ltd. 1         5,360,000          9,930,577
----------------------------------------------------------------
 Exxon Mobil Corp.                 8,363,596        315,307,569
----------------------------------------------------------------
 Frontier Oil Corp. 2              1,842,100         28,386,761
----------------------------------------------------------------
 Kerr-McGee Corp.                    103,000          4,526,850
----------------------------------------------------------------
 Marathon Oil Corp.                  442,300         12,335,747
----------------------------------------------------------------
 Murphy Oil Corp.                    580,500         33,512,265
----------------------------------------------------------------
 Newfield
 Exploration Co. 1                   206,400          8,109,456
----------------------------------------------------------------
 Noble Energy, Inc.                  209,300          8,286,187
----------------------------------------------------------------
 Occidental
 Petroleum Corp.                   1,455,000         49,950,150
----------------------------------------------------------------
 Paramount Energy
 Trust                             1,211,136          8,800,959
----------------------------------------------------------------
 Paramount
 Resources Ltd. 1                  1,838,400         12,921,746
----------------------------------------------------------------
 Pioneer Natural
 Resources Co. 1                      51,300          1,300,968
----------------------------------------------------------------
 Pogo Producing Co.                  197,100          9,058,716
----------------------------------------------------------------
 Sunoco, Inc.                        202,300          8,219,449
----------------------------------------------------------------
 Talisman Energy, Inc.               600,000         28,417,979
----------------------------------------------------------------
 Teekay Shipping Corp.                31,500          1,419,075
----------------------------------------------------------------
 Unocal Corp.                        380,100         11,638,662
----------------------------------------------------------------
 Valero Energy Corp.                 309,600         12,198,240
----------------------------------------------------------------
 Western Gas
 Resources, Inc.                      43,100          1,691,244
----------------------------------------------------------------
 XTO Energy, Inc.                    874,900         18,364,151
                                                 --------------
                                                  1,021,334,990

----------------------------------------------------------------
 Financials--22.9%
----------------------------------------------------------------
 Capital Markets--0.5%
 Mellon Financial Corp.            1,977,300         61,988,355

                          13 | OPPENHEIMER STREET FUND

STATEMENT OF INVESTMENTS  Continued

                                                   Market Value
                                      Shares         See Note 1
----------------------------------------------------------------
 Commercial Banks--8.8%
 AmSouth Bancorp                     535,100     $   11,526,054
----------------------------------------------------------------
 Bank of America Corp.             2,545,400        201,722,950
----------------------------------------------------------------
 Bank One Corp.                    2,061,300         81,359,511
----------------------------------------------------------------
 Banknorth Group, Inc.                46,300          1,301,030
----------------------------------------------------------------
 Charter One
 Financial, Inc.                     569,171         17,644,301
----------------------------------------------------------------
 Commerce
 Bancorp, Inc.                         5,600            226,800
----------------------------------------------------------------
 Compass
 Bancshares, Inc.                     77,800          2,674,764
----------------------------------------------------------------
 First Tennessee
 National Corp.                      409,800         16,945,230
----------------------------------------------------------------
 FleetBoston
 Financial Corp.                   1,646,400         48,716,976
----------------------------------------------------------------
 Golden West
 Financial Corp.                     808,000         69,706,160
----------------------------------------------------------------
 Greenpoint
 Financial Corp.                     267,750          9,071,370
----------------------------------------------------------------
 Hibernia Corp., Cl. A               169,800          3,523,350
----------------------------------------------------------------
 Huntington
 Bancshares, Inc.                    138,700          2,774,000
----------------------------------------------------------------
 Independence
 Community Bank Corp.                122,300          4,042,015
----------------------------------------------------------------
 KeyCorp                           1,416,200         38,563,126
----------------------------------------------------------------
 National City Corp.               1,958,900         62,057,952
----------------------------------------------------------------
 New York
 Community
 Bancorp, Inc.                       121,666          3,742,446
----------------------------------------------------------------
 North Fork
 Bancorp, Inc.                       271,700          9,175,309
----------------------------------------------------------------
 Regions Financial Corp.             244,500          8,621,070
----------------------------------------------------------------
 Roslyn Bancorp, Inc.                 76,400          1,756,436
----------------------------------------------------------------
 SouthTrust Corp.                    150,200          4,354,298
----------------------------------------------------------------
 Sovereign Bancorp, Inc.             280,400          5,518,272
----------------------------------------------------------------
 SunTrust Banks, Inc.                344,600         21,065,398
----------------------------------------------------------------
 U.S. Bancorp                      2,645,870         63,236,293
----------------------------------------------------------------
 Union Planters Corp.                130,000          4,147,000
----------------------------------------------------------------
 UnionBanCal Corp.                   185,600          8,713,920
----------------------------------------------------------------
 Wachovia Corp.                    3,164,500        133,383,675
----------------------------------------------------------------
 Washington
 Mutual, Inc.                      1,196,000         46,620,080
----------------------------------------------------------------
 Webster Financial Corp.              51,900          2,021,505
----------------------------------------------------------------
 Wells Fargo Co.                   2,915,100        146,163,114
                                                 --------------
                                                  1,030,374,405

                                                   Market Value
                                      Shares         See Note 1
----------------------------------------------------------------
 Diversified Financial Services--6.9%
 American Express Co.              1,012,500     $   45,613,125
----------------------------------------------------------------
 Bear Stearns Cos.,
 Inc. (The)                          405,000         28,341,900
----------------------------------------------------------------
 Capital One
 Financial Corp.                     209,500         11,187,300
----------------------------------------------------------------
 Citigroup, Inc.                   6,974,246        302,333,564
----------------------------------------------------------------
 Franklin Resources, Inc.             67,300          2,906,687
----------------------------------------------------------------
 Household
 International, Inc.               1,134,100         39,025,742
----------------------------------------------------------------
 J.P. Morgan Chase
 & Co.                             1,000,700         34,243,954
----------------------------------------------------------------
 Lehman Brothers
 Holdings, Inc.                      915,900         60,202,107
----------------------------------------------------------------
 MBNA Corp.                        2,952,000         68,899,680
----------------------------------------------------------------
 Merrill Lynch
 & Co., Inc.                       1,368,100         73,576,418
----------------------------------------------------------------
 Moody's Corp.                       140,300          7,275,958
----------------------------------------------------------------
 Morgan Stanley                    1,113,700         54,337,423
----------------------------------------------------------------
 Principal Financial
 Group, Inc. (The)                 1,019,700         32,079,762
----------------------------------------------------------------
 Schwab (Charles)
 Corp.                             2,464,800         26,767,728
----------------------------------------------------------------
 SLM Corp.                           468,700         18,832,366
                                                 --------------
                                                    805,623,714

----------------------------------------------------------------
 Insurance--4.9%
 ACE Ltd.                            169,200          5,448,240
----------------------------------------------------------------
 AFLAC, Inc.                       1,411,000         45,166,110
----------------------------------------------------------------
 Allstate Corp.                    2,429,900         86,868,925
----------------------------------------------------------------
 AMBAC Financial
 Group, Inc.                         184,300         11,964,756
----------------------------------------------------------------
 American International
 Group, Inc.                       1,895,505        112,915,233
----------------------------------------------------------------
 Chubb Corp.                          90,400          6,141,776
----------------------------------------------------------------
 Cincinnati Financial
 Corp.                                99,900          4,030,965
----------------------------------------------------------------
 Fidelity National
 Financial, Inc.                   1,271,513         36,746,726
----------------------------------------------------------------
 John Hancock
 Financial Services, Inc.          1,294,200         39,511,926
----------------------------------------------------------------
 Loews Corp.                         416,400         17,139,024
----------------------------------------------------------------
 Marsh & McLennan
 Cos., Inc.                          831,600         41,580,000
----------------------------------------------------------------
 MBIA, Inc.                          112,500          6,351,750
----------------------------------------------------------------
 MetLife, Inc.                     1,046,700         29,747,214

                          14 | OPPENHEIMER STREET FUND

                                                   Market Value
                                      Shares         See Note 1
----------------------------------------------------------------
 Insurance Continued
 Nationwide Financial
 Services, Inc., Cl. A                54,700     $    1,613,650
----------------------------------------------------------------
 Old Republic
 International Corp.                 170,000          5,710,300
----------------------------------------------------------------
 Progressive Corp.                   900,000         63,666,000
----------------------------------------------------------------
 Prudential Financial, Inc.          274,000          9,976,340
----------------------------------------------------------------
 RenaissanceRe
 Holdings Ltd.                       430,100         17,978,180
----------------------------------------------------------------
 Safeco Corp.                        304,500         10,980,270
----------------------------------------------------------------
 Travelers Property
 Casualty Corp., Cl. A               249,118          3,833,926
----------------------------------------------------------------
 Travelers Property
 Casualty Corp., Cl. B               511,620          7,924,994
----------------------------------------------------------------
 Willis Group
 Holdings Ltd.                       148,700          4,310,813
                                                 --------------
                                                    569,607,118

----------------------------------------------------------------
 Thrifts & Mortgage Finance--1.8%
 Countrywide
 Financial Corp.                     470,300         31,909,855
----------------------------------------------------------------
 Doral Financial Corp.               111,450          4,575,022
----------------------------------------------------------------
 Fannie Mae                        1,790,100        115,980,579
----------------------------------------------------------------
 Freddie Mac                         960,500         51,050,575
----------------------------------------------------------------
 New Century
 Financial Corp.                     246,150          5,998,676
                                                 --------------
                                                    209,514,707

----------------------------------------------------------------
 Health Care--13.0%
----------------------------------------------------------------
 Biotechnology--0.7%
 Amgen, Inc. 1                       834,300         54,980,370
----------------------------------------------------------------
 Genentech, Inc. 1                   174,000         13,815,600
----------------------------------------------------------------
 Wyeth                               381,900         16,364,415
                                                 --------------
                                                     85,160,385

----------------------------------------------------------------
 Health Care Equipment & Supplies--2.7%
 Bard (C.R.), Inc.                   142,200          9,527,400
----------------------------------------------------------------
 Bausch & Lomb, Inc.                 257,000         10,835,120
----------------------------------------------------------------
 Beckman Coulter, Inc.                37,700          1,671,995
----------------------------------------------------------------
 Becton, Dickinson
 & Co.                               769,300         28,110,222
----------------------------------------------------------------
 Bio-Rad Laboratories,
 Inc., Cl. A 1                        42,400          2,168,760
----------------------------------------------------------------
 Biosite, Inc. 1                      55,000          2,552,000
----------------------------------------------------------------
 Boston Scientific Corp. 1           191,600         11,515,160
----------------------------------------------------------------
 Cooper Cos., Inc. (The)             159,500          5,915,855

                                                   Market Value
                                      Shares         See Note 1
----------------------------------------------------------------
 Health Care Equipment & Supplies Continued
 Guidant Corp.                     1,124,500     $   56,449,900
----------------------------------------------------------------
 Inamed Corp. 1                       16,700          1,233,128
----------------------------------------------------------------
 Medtronic, Inc.                   1,570,100         77,845,558
----------------------------------------------------------------
 St. Jude Medical, Inc. 1            200,200         10,424,414
----------------------------------------------------------------
 Steris Corp. 1                      182,000          4,262,440
----------------------------------------------------------------
 Stryker Corp.                       701,000         53,135,800
----------------------------------------------------------------
 VISX, Inc. 1                        638,200         12,776,764
----------------------------------------------------------------
 Zimmer Holdings, Inc. 1             499,000         25,818,260
                                                 --------------
                                                    314,242,776

----------------------------------------------------------------
 Health Care Providers & Services--2.5%
 Aetna, Inc.                         251,300         14,324,100
----------------------------------------------------------------
 AMERIGROUP Corp. 1                   20,500            834,760
----------------------------------------------------------------
 Apria Healthcare
 Group, Inc. 1                       324,100          8,394,190
----------------------------------------------------------------
 Covance, Inc. 1                     405,500          8,454,675
----------------------------------------------------------------
 Coventry Health
 Care, Inc. 1                        247,200         11,603,568
----------------------------------------------------------------
 DaVita, Inc. 1                      167,200          5,082,880
----------------------------------------------------------------
 eResearch Technology,
 Inc. 1                               82,200          2,618,892
----------------------------------------------------------------
 Express Scripts, Inc. 1             177,000         11,471,370
----------------------------------------------------------------
 First Health Group
 Corp. 1                             209,500          5,493,090
----------------------------------------------------------------
 HCA, Inc.                         1,655,900         62,907,641
----------------------------------------------------------------
 Health Net, Inc. 1                  394,200         12,547,386
----------------------------------------------------------------
 IMS Health, Inc.                     92,870          1,808,179
----------------------------------------------------------------
 Lincare Holdings, Inc. 1            445,400         15,424,202
----------------------------------------------------------------
 Medco Health
 Solutions, Inc. 1                   442,071         11,803,295
----------------------------------------------------------------
 Mid Atlantic
 Medical Services, Inc. 1            253,800         12,451,428
----------------------------------------------------------------
 Oxford Health
 Plans, Inc. 1                       847,300         30,714,625
----------------------------------------------------------------
 PacifiCare Health
 Systems, Inc. 1                      26,500          1,319,700
----------------------------------------------------------------
 Pediatrix Medical
 Group, Inc. 1                       388,400         17,369,248
----------------------------------------------------------------
 Per-Se Technologies,
 Inc. 1                               78,700          1,264,709
----------------------------------------------------------------
 Pharmaceutical
 Product
 Development, Inc. 1                  29,100            742,341
----------------------------------------------------------------
 Select Medical Corp. 1               34,500            993,600

                          15 | OPPENHEIMER STREET FUND

Statement of Investments  Continued
--------------------------------------------------------------------------------

                                                   Market Value
                                      Shares         See Note 1
----------------------------------------------------------------
 Health Care Providers & Services Continued
 Sierra Health
 Services, Inc. 1                     27,300     $      532,623
----------------------------------------------------------------
 WellPoint Health
 Networks, Inc. 1                    722,500         56,355,000
                                                 --------------
                                                    294,511,502

----------------------------------------------------------------
 Pharmaceuticals--7.1%
 Abbott Laboratories               2,099,700         84,617,910
----------------------------------------------------------------
 Alpharma, Inc., Cl. A                34,700            727,659
----------------------------------------------------------------
 American
 Pharmaceutical
 Partners, Inc. 1                    222,300         10,590,372
----------------------------------------------------------------
 Bristol-Myers
 Squibb Co.                        4,435,600        112,531,172
----------------------------------------------------------------
 Eli Lilly & Co.                     731,400         48,660,042
----------------------------------------------------------------
 Forest
 Laboratories, Inc. 1                948,300         44,570,100
----------------------------------------------------------------
 Hi-Tech Pharmacal
 Co., Inc. 1                           5,100            128,520
----------------------------------------------------------------
 Johnson & Johnson                 2,510,368        124,464,046
----------------------------------------------------------------
 Merck & Co., Inc.                 3,665,600        184,452,992
----------------------------------------------------------------
 Pfizer, Inc.                      6,728,645        201,321,058
----------------------------------------------------------------
 Pharmaceutical
 Resources, Inc. 1                   132,700          7,423,238
----------------------------------------------------------------
 Taro Pharmaceutical
 Industries Ltd. 1                    93,200          5,031,868
                                                 --------------
                                                    824,518,977

----------------------------------------------------------------
 Industrials--6.8%
----------------------------------------------------------------
 Aerospace & Defense--1.0%
 General Dynamics
 Corp.                               356,500         30,698,215
----------------------------------------------------------------
 Goodrich Corp.                      160,900          4,188,227
----------------------------------------------------------------
 Rockwell Collins, Inc.               94,900          2,567,045
----------------------------------------------------------------
 United Technologies
 Corp.                               963,700         77,336,925
                                                 --------------
                                                    114,790,412

----------------------------------------------------------------
 Air Freight & Logistics--0.3%
 Expeditors
 International of
 Washington, Inc.                     21,800            822,078
----------------------------------------------------------------
 FedEx Corp.                         182,500         12,245,750
----------------------------------------------------------------
 United Parcel Service,
 Inc., Cl. B                         398,400         25,003,584
                                                 --------------
                                                     38,071,412

                                                   Market Value
                                      Shares         See Note 1
----------------------------------------------------------------
 Building Products--0.0%
 USG Corp. 1                         184,700     $    3,077,102
----------------------------------------------------------------
 Commercial Services & Supplies--0.8%
 Apollo Group,
 Inc., Cl. A 1                        61,400          3,933,898
----------------------------------------------------------------
 Arbitron, Inc. 1                     28,100          1,039,138
----------------------------------------------------------------
 Corinthian Colleges,
 Inc. 1                              211,000         12,143,050
----------------------------------------------------------------
 Deluxe Corp.                        334,800         14,295,960
----------------------------------------------------------------
 DeVry, Inc. 1                        32,300            838,185
----------------------------------------------------------------
 H&R Block, Inc.                     993,900         43,830,990
----------------------------------------------------------------
 Harland (John H.) Co.               108,300          2,728,077
----------------------------------------------------------------
 ITT Educational
 Services, Inc. 1                    360,700         15,636,345
----------------------------------------------------------------
 Republic Services,
 Inc. 1                              174,700          4,301,114
----------------------------------------------------------------
 Right Management
 Consultants, Inc. 1                  33,750            478,237
                                                 --------------
                                                     99,224,994

----------------------------------------------------------------
 Electrical Equipment--0.2%
 American Power
 Conversion Corp.                     94,900          1,700,608
----------------------------------------------------------------
 Emerson Electric Co.                174,600          9,735,696
----------------------------------------------------------------
 Molex, Inc., Cl. A                  299,600          7,618,828
----------------------------------------------------------------
 Rockwell
 Automation, Inc.                    137,200          3,734,584
                                                 --------------
                                                     22,789,716

----------------------------------------------------------------
 Industrial Conglomerates--3.0%
 3M Co.                              330,800         47,129,076
----------------------------------------------------------------
 Carlisle Cos., Inc.                  45,500          2,069,795
----------------------------------------------------------------
 General Electric Co.             10,066,500        297,666,405
                                                 --------------
                                                    346,865,276

----------------------------------------------------------------
 Machinery--1.0%
 Briggs & Stratton Corp.              94,900          5,580,120
----------------------------------------------------------------
 Danaher Corp.                       428,400         33,093,900
----------------------------------------------------------------
 Deere & Co.                         620,300         35,053,153
----------------------------------------------------------------
 Eaton Corp.                          78,300          7,332,012
----------------------------------------------------------------
 EnPro Industries, Inc. 1             48,180            511,190
----------------------------------------------------------------
 Ingersoll-Rand Co., Cl. A           171,900         10,231,488
----------------------------------------------------------------
 Oshkosh Truck Corp.                 104,600          4,092,998
----------------------------------------------------------------
 Paccar, Inc.                        216,100         18,411,720
----------------------------------------------------------------
 Pall Corp.                          258,400          6,460,000
                                                 --------------
                                                    120,766,581

                          16 | OPPENHEIMER STREET FUND

                                                   Market Value
                                      Shares         See Note 1
----------------------------------------------------------------
 Road & Rail--0.5%
 Burlington Northern
 Santa Fe Corp.                      428,100     $   12,136,635
----------------------------------------------------------------
 C.H. Robinson
 Worldwide, Inc.                      61,600          2,338,952
----------------------------------------------------------------
 CSX Corp.                           451,100         14,561,508
----------------------------------------------------------------
 Hunt (J.B.) Transport
 Services, Inc. 1                    131,100          6,515,670
----------------------------------------------------------------
 Norfolk Southern Corp.              324,800          6,184,192
----------------------------------------------------------------
 Roadway Corp.                       108,200          5,058,350
----------------------------------------------------------------
 Ryder Systems, Inc.                 213,100          6,399,393
                                                 --------------
                                                     53,194,700

----------------------------------------------------------------
 Information Technology--14.0%
----------------------------------------------------------------
 Communications Equipment--2.0%
 ADTRAN, Inc.                        463,400         25,394,320
----------------------------------------------------------------
 Avocent Corp. 1                      43,200          1,261,440
----------------------------------------------------------------
 Cisco Systems, Inc. 1             8,256,900        158,119,635
----------------------------------------------------------------
 Foundry Networks, Inc. 1             98,400          1,913,880
----------------------------------------------------------------
 McDATA Corp., Cl. A 1                97,600            990,640
----------------------------------------------------------------
 QUALCOMM, Inc.                    1,274,600         52,615,488
                                                 --------------
                                                    240,295,403

----------------------------------------------------------------
 Computers & Peripherals--2.7%
 Avid Technology, Inc. 1              54,100          2,686,065
----------------------------------------------------------------
 Dell, Inc. 1                      3,917,300        127,821,499
----------------------------------------------------------------
 Hutchinson
 Technology, Inc. 1                   31,800          1,005,834
----------------------------------------------------------------
 Imation Corp.                        70,300          2,527,285
----------------------------------------------------------------
 International Business
 Machines Corp.                    1,216,200         99,740,562
----------------------------------------------------------------
 Lexmark
 International, Inc., Cl. A 1        723,000         48,469,920
----------------------------------------------------------------
 Network
 Appliance, Inc. 1                   376,400          8,435,124
----------------------------------------------------------------
 Seagate Technology
 International, Inc.
 (Escrow Shares) 1,3                 903,300                 --
----------------------------------------------------------------
 Storage Technology
 Corp. 1                             356,900          9,140,209
----------------------------------------------------------------
 Western Digital Corp. 1           1,396,100         16,041,189
                                                 --------------
                                                    315,867,687

                                                   Market Value
                                      Shares         See Note 1
----------------------------------------------------------------
 Electronic Equipment & Instruments--0.1%
 Benchmark
 Electronics, Inc. 1                 197,800     $    8,778,364
----------------------------------------------------------------
 Diebold, Inc.                        23,500          1,149,150
----------------------------------------------------------------
 Waters Corp. 1                      136,300          4,157,150
                                                 --------------
                                                     14,084,664

----------------------------------------------------------------
 Internet Software & Services--0.2%
 Digital River, Inc. 1               353,900          9,442,052
----------------------------------------------------------------
 j2 Global
 Communications, Inc. 1               24,400          1,530,368
----------------------------------------------------------------
 United Online, Inc. 1               278,800         10,625,068
                                                 --------------
                                                     21,597,488

----------------------------------------------------------------
 IT Services--0.4%
 Cognizant Technology
 Solutions Corp. 1                   782,071         27,239,533
----------------------------------------------------------------
 Convergys Corp. 1                   557,000         10,026,000
----------------------------------------------------------------
 First Data Corp.                    222,600          8,547,840
                                                 --------------
                                                     45,813,373

----------------------------------------------------------------
 Office Electronics--0.2%
 Xerox Corp. 1                     1,719,100         18,531,898
----------------------------------------------------------------
 Zebra Technologies
 Corp., Cl. A 1                       24,000          1,286,880
                                                 --------------
                                                     19,818,778

----------------------------------------------------------------
 Semiconductors & Semiconductor Equipment--2.6%
 Genesis
 Microchip, Inc. 1                    48,500            589,760
----------------------------------------------------------------
 Intel Corp.                       7,765,600        222,251,472
----------------------------------------------------------------
 Linear Technology
 Corp.                               222,700          9,179,694
----------------------------------------------------------------
 National
 Semiconductor Corp. 1               885,700         25,809,298
----------------------------------------------------------------
 Power
 Integrations, Inc. 1                 25,400            817,372
----------------------------------------------------------------
 QLogic Corp. 1                      112,000          5,490,240
----------------------------------------------------------------
 Silicon
 Laboratories, Inc. 1                 76,800          3,410,688
----------------------------------------------------------------
 Texas Instruments, Inc.           1,319,800         31,477,230
                                                 --------------
                                                    299,025,754

                          17 | OPPENHEIMER STREET FUND

STATEMENT OF INVESTMENTS  Continued

                                                   Market Value
                                      Shares         See Note 1
----------------------------------------------------------------
 Software--5.8%
 Adobe Systems, Inc.                  52,700     $    2,046,341
----------------------------------------------------------------
 Amdocs Ltd. 1                     1,191,300         26,661,294
----------------------------------------------------------------
 Citrix Systems, Inc. 1              604,600         12,448,714
----------------------------------------------------------------
 Electronic Arts, Inc. 1             937,900         84,176,525
----------------------------------------------------------------
 FactSet Research
 Systems, Inc.                       110,800          5,379,340
----------------------------------------------------------------
 Fair Isaac Corp.                    125,000          7,325,000
----------------------------------------------------------------
 Hyperion Solutions
 Corp. 1                              34,900          1,151,002
----------------------------------------------------------------
 Microsoft Corp.                  12,850,700        340,800,564
----------------------------------------------------------------
 Oracle Corp. 1                    8,867,400        113,325,372
----------------------------------------------------------------
 Sybase, Inc. 1                      141,400          2,391,074
----------------------------------------------------------------
 Symantec Corp. 1                    681,100         39,115,573
----------------------------------------------------------------
 Synopsys, Inc. 1                     47,300          3,226,333
----------------------------------------------------------------
 Take-Two Interactive
 Software, Inc. 1                    628,800         18,719,376
----------------------------------------------------------------
 Veritas Software Corp. 1            757,900         26,132,392
                                                 --------------
                                                    682,898,900

----------------------------------------------------------------
 Materials--0.8%
----------------------------------------------------------------
 Chemicals--0.5%
 Cytec Industries, Inc. 1             18,400            689,816
----------------------------------------------------------------
 Du Pont (E.I.) de
 Nemours & Co.                       656,700         29,380,758
----------------------------------------------------------------
 Ecolab, Inc.                        180,200          4,647,358
----------------------------------------------------------------
 International Flavors
 & Fragrances, Inc.                   90,500          2,850,750
----------------------------------------------------------------
 Monsanto Co.                        459,300         11,808,603
----------------------------------------------------------------
 PPG Industries, Inc.                 31,500          1,729,665
----------------------------------------------------------------
 Sigma-Aldrich Corp.                  74,700          4,089,825
                                                 --------------
                                                     55,196,775

----------------------------------------------------------------
 Containers & Packaging--0.0%
 Ball Corp.                           64,000          3,379,200
----------------------------------------------------------------
 Sealed Air Corp. 1                   93,500          4,549,710
                                                 --------------
                                                      7,928,910

----------------------------------------------------------------
 Metals & Mining--0.3%
 Alcan, Inc.                         146,300          5,320,931
----------------------------------------------------------------
 Alcoa, Inc.                         631,800         18,044,208
----------------------------------------------------------------
 Barrick Gold Corp.                  190,900          3,858,089
----------------------------------------------------------------
 Peabody Energy Corp.                186,700          5,909,055
                                                 --------------
                                                     33,132,283

                                                   Market Value
                                      Shares         See Note 1
----------------------------------------------------------------
 Telecommunication Services--4.9%
----------------------------------------------------------------
 Diversified Telecommunication Services--3.9%
 Alltel Corp.                        556,600     $   25,492,280
----------------------------------------------------------------
 BellSouth Corp.                   4,399,600        110,869,920
----------------------------------------------------------------
 Citizens
 Communications Co. 1                677,000          7,717,800
----------------------------------------------------------------
 SBC Communications,
 Inc.                              6,104,800        137,296,952
----------------------------------------------------------------
 Verizon
 Communications, Inc.              4,829,710        170,585,357
                                                 --------------
                                                    451,962,309

----------------------------------------------------------------
 Wireless Telecommunication Services--1.0%
 AT&T Wireless
 Services, Inc. 1                    4,408,000       37,996,960
----------------------------------------------------------------
 Nextel
 Communications,
 Inc., Cl. A 1                       4,254,300       82,022,904
                                                 --------------
                                                    120,019,864

----------------------------------------------------------------
 Utilities--2.0%
----------------------------------------------------------------
 Electric Utilities--1.7%
 Allegheny Energy, Inc.               48,800            452,376
----------------------------------------------------------------
 Ameren Corp.                        112,100          4,764,250
----------------------------------------------------------------
 American Electric
 Power Co., Inc.                     404,800         11,459,888
----------------------------------------------------------------
 Constellation Energy
 Group, Inc.                         503,100         18,307,809
----------------------------------------------------------------
 Dominion
 Resources, Inc.                     491,100         29,750,838
----------------------------------------------------------------
 Entergy Corp.                       253,400         13,290,830
----------------------------------------------------------------
 Exelon Corp.                      1,026,875         60,482,938
----------------------------------------------------------------
 FirstEnergy Corp.                   574,200         16,801,092
----------------------------------------------------------------
 FPL Group, Inc.                     389,700         24,106,842
----------------------------------------------------------------
 Progress Energy, Inc.,
 Contingent Value
 Obligation 1,3                      700,000             84,000
----------------------------------------------------------------
 Puget Energy, Inc.                   18,800            409,840
----------------------------------------------------------------
 Southern Co.                        343,800          9,757,044
----------------------------------------------------------------
 Texas Genco
 Holdings, Inc.                       11,420            279,790
----------------------------------------------------------------
 Wisconsin Energy
 Corp.                               313,700          9,141,218
                                                 --------------
                                                    199,088,755

                          18 | OPPENHEIMER STREET FUND

                                                   Market Value
                                      Shares         See Note 1
----------------------------------------------------------------
 Gas Utilities--0.1%
 Kinder Morgan
 Management LLC                       61,521    $     2,294,733
----------------------------------------------------------------
 ONEOK, Inc.                         320,400          6,725,196
                                                ---------------
                                                      9,019,929

----------------------------------------------------------------
 Multi-Utilities & Unregulated Power--0.2%
 Equitable
 Resources, Inc.                      85,000          3,354,950
----------------------------------------------------------------
 Questar Corp.                        19,400            622,352
----------------------------------------------------------------
 Williams Cos.,
 Inc. (The)                        2,044,400         18,665,372
                                                ---------------
                                                     22,642,674
                                                ---------------
 Total Common Stocks
 (Cost $9,942,653,780)                           11,557,105,945

----------------------------------------------------------------
 Preferred Stocks--0.0%
 Wachovia Corp.,
 Dividend Equalization
 Preferred Shares
 (Cost $0)                           100,000                600

                                      Units
----------------------------------------------------------------
 Rights, Warrants and Certificates--0.0%
 Dime Bancorp, Inc.
 Wts., Exp. 1/2/10 1
 (Cost $0)                           500,000             80,000

                                   Principal       Market Value
                                      Amount         See Note 1
----------------------------------------------------------------
 Short-Term Notes--0.8%
 Crown Point Capital
 Co., 1.08%, 10/2/03             $40,000,000    $    39,962,800
----------------------------------------------------------------
 Neptune Funding Corp.:
 1.09%, 10/10/03                  25,000,000         24,970,479
 1.2%, 9/22/03                    23,610,000         23,594,988
                                                ---------------
 Total Short-Term Notes
 (Cost $88,528,267)                                  88,528,267

----------------------------------------------------------------
 Joint Repurchase Agreements--1.1%

 Undivided interest of 17.50% in joint repurchase
 agreement (Principal Amount/Market Value
 $754,227,000, with a maturity value of $754,311,641)
 with PaineWebber, Inc., 1.01%, dated 8/29/03, to be
 repurchased at $132,041,816 on 9/2/03, collateralized
 by Federal National Mortgage Assn., 5.50%, 6/1/33,
 with a value of $770,199,757
 (Cost $132,027,000)             132,027,000        132,027,000

----------------------------------------------------------------
 Total Investments,
 at Value
 (COST $10,163,209,047)                100.8%    11,777,741,812
----------------------------------------------------------------
 Liabilities
 in Excess of
 Other Assets                           (0.8)       (93,189,617)
                                     ---------------------------
 Net Assets                            100.0%   $11,684,552,195
                                     ===========================

Footnotes to Statement of Investments
1. Non-income producing security.
2. Affiliated company. Represents ownership of at least 5% of the voting securities of the issuer, and is or was an affiliate, as defined in the
Investment Company Act of 1940, at or during the period ended August 31,
2003.
The aggregate fair value of securities of affiliated companies held by the
Fund
as of August 31, 2003 amounts to $28,386,761. Transactions during the period in
which the issuer was an affiliate are as follows:

                          Shares       Gross        Gross
Shares     Unrealized   Dividend      Realized
                 August 31, 2002   Additions   Reductions   August 31,
2003   Appreciation     Income   Gain (Loss)
--------------------------------------------------------------------------------------------------------------------

Stocks And/or
Warrants
Esprit Exploration
Ltd.
(formerly Canadian 88

Energy Corp.)*         6,539,500         --     1,179,500
5,360,000   $        --    $     --   $(2,119,384)
Frontier Oil Corp.     1,856,000         --        13,900
1,842,100    18,465,052     368,870       122,826

--------------------------------------

$18,465,052    $368,870   $(1,996,558)

======================================

   *No longer an affiliate as of August 31, 2003.

3. Identifies issues considered to be illiquid. See Note 6 of Notes to
Financial
Statements.

See accompanying Notes to Financial Statements.

                        19 | OPPENHEIMER MAIN STREET FUND

STATEMENT OF ASSETS AND LIABILITIES  August 31, 2003
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
 Assets

 Investments, at value--see accompanying statement:
 Unaffiliated companies (cost $10,153,287,338)
$11,749,355,051
 Affiliated companies (cost $9,921,709)
28,386,761

----------------

11,777,741,812
-----------------------------------------------------------------------------------
 Cash
4,805,478
-----------------------------------------------------------------------------------
 Receivables and other assets:
 Investments sold
88,532,586
 Interest and dividends
16,708,880
 Shares of capital stock sold
8,479,145
 Other
345,541

----------------
 Total assets
11,896,613,442

-----------------------------------------------------------------------------------
 Liabilities
 Unrealized depreciation on foreign currency
contracts                      22,153
-----------------------------------------------------------------------------------
 Payables and other liabilities:
 Investments purchased
187,210,565
 Shares of capital stock redeemed
15,763,560
 Distribution and service plan fees
4,654,495
 Transfer and shareholder servicing agent fees
2,523,104
 Shareholder reports
1,577,670
 Directors'
compensation                                                    25,448
 Other
284,252

----------------
 Total liabilities
212,061,247

-----------------------------------------------------------------------------------
 Net Assets
$11,684,552,195

================

-----------------------------------------------------------------------------------
 Composition of Net Assets
 Par value of shares of capital stock                              $
3,989,798
-----------------------------------------------------------------------------------
 Additional paid-in capital
12,662,938,593
-----------------------------------------------------------------------------------
 Undistributed net investment income
32,558,166
-----------------------------------------------------------------------------------
 Accumulated net realized loss on investments and foreign
 currency transactions
(2,629,484,227)
-----------------------------------------------------------------------------------
 Net unrealized appreciation on investments and translation of assets and liabilities denominated in foreign currencies
1,614,549,865

----------------
 Net Assets
$11,684,552,195

================

                        20 | OPPENHEIMER MAIN STREET FUND

--------------------------------------------------------------------------------
 Net Asset Value Per Share
 Class A Shares:
 Net asset value and redemption price per share (based on net assets of
 $7,033,312,488 and 237,427,186 shares of capital stock outstanding)
$29.62
 Maximum offering price per share (net asset value plus sales charge of
 5.75% of offering price)
$31.43
--------------------------------------------------------------------------------
 Class B Shares:
 Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of
 $2,941,765,408 and 102,579,121 shares of capital stock outstanding)
$28.68
--------------------------------------------------------------------------------
 Class C Shares:
 Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of
 $1,188,825,749 and 41,434,632 shares of capital stock outstanding)
$28.69
--------------------------------------------------------------------------------
 Class N Shares:
 Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of
 $79,188,488 and 2,699,787 shares of capital stock outstanding)
$29.33
--------------------------------------------------------------------------------
 Class Y Shares:
 Net asset value, redemption price and offering price per share (based on net assets of $441,460,062 and 14,839,060 shares of capital stock outstanding)
$29.75

 See accompanying Notes to Financial Statements.

                        21 | OPPENHEIMER MAIN STREET FUND

STATEMENT OF OPERATIONS  For the Year Ended August 31, 2003

-----------------------------------------------------------------------------------
 Investment Income

 Dividends:
 Unaffiliated companies (net of foreign withholding taxes
   of $509,918)
$193,414,338
 Affiliated companies
368,870
-----------------------------------------------------------------------------------
 Interest
2,651,896

--------------
 Total investment income
196,435,104

-----------------------------------------------------------------------------------
 Expenses
 Management fees
48,873,062
-----------------------------------------------------------------------------------
 Distribution and service plan fees:
 Class A
15,475,586
 Class B
29,662,203
 Class C
11,111,558
 Class N
304,261
-----------------------------------------------------------------------------------
 Transfer and shareholder servicing agent fees:
 Class A
14,651,680
 Class B
9,413,896
 Class C
2,829,243
 Class N
148,999
 Class Y
911,857
-----------------------------------------------------------------------------------
 Shareholder reports
2,519,194
-----------------------------------------------------------------------------------
 Directors' compensation
241,844
-----------------------------------------------------------------------------------
 Custodian fees and expenses
240,816
-----------------------------------------------------------------------------------
 Other
709,066

--------------
 Total expenses
137,093,265
 Less reduction to custodian expenses
(22,227)
 Less voluntary waiver of transfer and shareholder servicing agent fees--Class N
(32,892)
 Less voluntary waiver of transfer and shareholder servicing agent fees--Class Y
(108,367)

--------------
 Net expenses
136,929,779

-----------------------------------------------------------------------------------
 Net Investment Income
59,505,325

-----------------------------------------------------------------------------------
 Realized and Unrealized Gain (Loss)
 Net realized loss on:
 Investments:
   Unaffiliated companies
(851,998,285)
   Affiliated companies
(1,996,558)
 Foreign currency transactions
(198,153)

--------------
 Net realized loss
(854,192,996)
-----------------------------------------------------------------------------------
 Net change in unrealized appreciation on:
 Investments
1,465,584,406
 Translation of assets and liabilities denominated in
   foreign currencies
9,544,294

--------------
 Net change in unrealized appreciation
1,475,128,700

-----------------------------------------------------------------------------------
 Net Increase in Net Assets Resulting from Operations                $
680,441,029

==============

 See accompanying Notes to Financial Statements.

                        22 | OPPENHEIMER MAIN STREET FUND

STATEMENTS OF CHANGES IN NET ASSETS

 Year Ended August 31,
2003               2002
----------------------------------------------------------------------------------------
 Operations

 Net investment income                               $    59,505,325
$    24,095,867
----------------------------------------------------------------------------------------
 Net realized loss                                      (854,192,996)
(1,063,797,316)
----------------------------------------------------------------------------------------
 Net change in unrealized appreciation (depreciation)  1,475,128,700
(813,793,592)

-----------------------------------
 Net increase (decrease) in net assets resulting
  from operations                                        680,441,029
(1,853,495,041)

----------------------------------------------------------------------------------------
 Dividends and/or Distributions to Shareholders
 Dividends from net investment income:
 Class A
(44,773,361)       (15,028,867)
 Class B
--                 --
 Class C
--                 --
 Class N
(497,131)           (58,345)
 Class Y
(1,922,959)          (828,141)
----------------------------------------------------------------------------------------
 Distributions from net realized gain:
 Class A
--        (12,132,399)
 Class B
--         (8,545,003)
 Class C
--         (2,567,066)
 Class N
--            (25,114)
 Class Y
--           (369,634)

----------------------------------------------------------------------------------------
 Capital Stock Transactions

 Net increase (decrease) in net assets resulting from capital stock transactions:
 Class A
178,709,918        148,547,544
 Class B                                                (700,117,179)
(1,269,705,682)
 Class C                                                 (72,176,143)
(160,436,307)
 Class N
29,863,069         41,677,838
 Class Y
192,963,219         34,202,372

----------------------------------------------------------------------------------------
 Net Assets

 Total increase (decrease)                               262,490,462
(3,098,763,845)
----------------------------------------------------------------------------------------
 Beginning of period                                  11,422,061,733
14,520,825,578

----------------------------------
 End of period [including undistributed net
   investment income of $32,558,166 and
   $20,383,192, respectively]                        $11,684,552,195
$11,422,061,733

===================================

 See accompanying Notes to Financial Statements.

                        23 | OPPENHEIMER MAIN STREET FUND

FINANCIAL HIGHLIGHTS

 Class A    Year Ended August 31,                 2003
2002          2001         2000         1999
------------------------------------------------------------------------------------------------------------
 Per Share Operating
Data

 Net asset value, beginning of period           $27.90       $32.15
$45.41       $42.89       $32.32
------------------------------------------------------------------------------------------------------------
 Income (loss) from investment
operations:
 Net investment income                             .22
..16          .14          .21          .19
 Net realized and unrealized gain (loss)          1.69        (4.29)
(11.18)        6.79        12.03

------------------------------------------------------------
 Total from investment operations                 1.91        (4.13)
(11.04)        7.00        12.22
------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to
shareholders:
 Dividends from net investment income             (.19)
(.07)        (.12)          --         (.15)
 Distributions from net realized gain               --         (.05)
(2.10)       (4.48)       (1.50)

------------------------------------------------------------
 Total dividends and/or
distributions
 to shareholders                                  (.19)        (.12)
(2.22)       (4.48)       (1.65)
------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                 $29.62       $27.90
$32.15       $45.41       $42.89

============================================================

------------------------------------------------------------------------------------------------------------
 Total Return, at Net Asset Value 1               6.93%      (12.90)%
(24.85)%      17.74%       38.62%

------------------------------------------------------------------------------------------------------------
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)   $7,033,312   $6,443,983
$7,320,747   $9,264,943   $7,723,607
------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)          $6,310,359   $7,203,226
$7,954,409   $8,428,173   $6,721,568
------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:
2
 Net investment income                            0.87%
0.52%        0.47%        0.54%        0.50%
 Total expenses                                   0.97% 3      0.99%
3      0.86% 3      0.90% 3      0.91% 3
------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                            94%
78%          76%          73%          72%

1. Assumes an investment on the business day before the first day of the fiscal
period, with all dividends and distributions reinvested in additional shares on
the reinvestment date, and redemption at the net asset value calculated on the
last business day of the fiscal period. Sales charges are not reflected in the
total returns. Total returns are not annualized for periods of less than one
full year. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
2. Annualized for periods of less than one full year.
3. Reduction to custodian expenses less than 0.01%.

See accompanying Notes to Financial Statements.

                        24 | OPPENHEIMER MAIN STREET FUND

 Class B    Year Ended August 31,                 2003
2002         2001         2000         1999
------------------------------------------------------------------------------------------------------------
 Per Share Operating
Data

 Net asset value, beginning of period           $27.04       $31.34
$44.50       $42.42       $32.07
------------------------------------------------------------------------------------------------------------
 Income (loss) from investment
operations:
 Net investment loss                              (.13)
(.20)        (.13)        (.08)        (.08)
 Net realized and unrealized gain (loss)          1.77        (4.05)
(10.93)        6.64        11.93

-------------------------------------------------------------
 Total from investment operations                 1.64        (4.25)
(11.06)        6.56        11.85
------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to
shareholders:
 Dividends from net investment income               --
--           --           --           --
 Distributions from net realized gain               --         (.05)
(2.10)       (4.48)       (1.50)

-------------------------------------------------------------
 Total dividends and/or
distributions
 to shareholders                                    --         (.05)
(2.10)       (4.48)       (1.50)
------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                 $28.68       $27.04
$31.34       $44.50       $42.42

=============================================================

------------------------------------------------------------------------------------------------------------
 Total Return, at Net Asset Value 1               6.06%      (13.58)%
(25.39)%      16.84%       37.62%

------------------------------------------------------------------------------------------------------------
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)   $2,941,765   $3,510,800
$5,404,510   $8,367,040   $7,072,718
------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)          $2,964,666   $4,607,653
$6,630,335   $7,628,232   $5,930,303
------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:
2
 Net investment income (loss)                     0.04%       (0.25)%
(0.29)%      (0.22)%      (0.26)%
 Total expenses                                   1.81% 3      1.75%
3      1.61% 3      1.66% 3      1.66% 3
------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                            94%
78%          76%          73%          72%

1. Assumes an investment on the business day before the first day of the fiscal
period, with all dividends and distributions reinvested in additional shares on
the reinvestment date, and redemption at the net asset value calculated on the
last business day of the fiscal period. Sales charges are not reflected in the
total returns. Total returns are not annualized for periods of less than one
full year. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
2. Annualized for periods of less than one full year.
3. Reduction to custodian expenses less than 0.01%.

See accompanying Notes to Financial Statements.

                        25 | OPPENHEIMER MAIN STREET FUND

FINANCIAL HIGHLIGHTS  Continued

 Class C   Year Ended August 31,                  2003
2002         2001         2000         1999
------------------------------------------------------------------------------------------------------------
 Per Share Operating Data

 Net asset value, beginning of period          $ 27.03      $ 31.33      $
44.50      $ 42.41      $ 32.07
------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:

 Net investment income (loss)                       --
(.11)        (.11)        (.08)        (.09)
 Net realized and unrealized gain (loss)          1.66        (4.14)
(10.96)        6.65        11.93

-------------------------------------------------------------
 Total from investment operations                 1.66        (4.25)
(11.07)        6.57        11.84
------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to
shareholders:
 Dividends from net investment income               --
--           --           --           --
 Distributions from net realized gain               --         (.05)
(2.10)       (4.48)       (1.50)

-------------------------------------------------------------
 Total dividends and/or
distributions
 to shareholders                                    --         (.05)
(2.10)       (4.48)       (1.50)
------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                 $28.69       $27.03
$31.33       $44.50       $42.41

=============================================================

------------------------------------------------------------------------------------------------------------
 Total Return, at Net Asset Value 1               6.14%      (13.58)%
(25.42)%      16.87%       37.59%

------------------------------------------------------------------------------------------------------------
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)   $1,188,826   $1,198,517
$1,562,452   $2,213,568   $1,850,787
------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)          $1,111,131   $1,432,566
$1,825,540   $2,004,263   $1,583,189
------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:
2
 Net investment income (loss)                     0.09%       (0.24)%
(0.29)%      (0.23)%      (0.25)%
 Total expenses                                   1.74% 3      1.75%
3      1.61% 3      1.67% 3      1.66% 3
------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                            94%
78%          76%          73%          72%

1. Assumes an investment on the business day before the first day of the fiscal
period, with all dividends and distributions reinvested in additional shares on
the reinvestment date, and redemption at the net asset value calculated on the
last business day of the fiscal period. Sales charges are not reflected in the
total returns. Total returns are not annualized for periods of less than one
full year. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
2. Annualized for periods of less than one full year.
3. Reduction to custodian expenses less than 0.01%.

See accompanying Notes to Financial Statements.

                        26 | OPPENHEIMER MAIN STREET FUND

 Class N    Year Ended August 31,                           2003
2002      2001 1
---------------------------------------------------------------------------------------
 Per Share Operating Data

 Net asset value, beginning of period                    $ 27.72   $
32.09   $ 34.36
---------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                                       .20
..12       .02
 Net realized and unrealized gain (loss)                    1.65
(4.31)    (2.29)

-----------------------------
 Total from investment operations                           1.85
(4.19)    (2.27)
---------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                       (.24)
(.13)       --
 Distributions from net realized gain                         --
(.05)       --

-----------------------------
 Total dividends and/or distributions
 to shareholders                                            (.24)
(.18)       --
---------------------------------------------------------------------------------------
 Net asset value, end of period                           $29.33
$27.72    $32.09

=============================

---------------------------------------------------------------------------------------
 Total Return, at Net Asset Value 2                         6.78%
(13.15)%   (6.61)%

---------------------------------------------------------------------------------------
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)                $79,188
$43,464    $7,641
---------------------------------------------------------------------------------------
 Average net assets (in thousands)                       $60,950
$28,141    $2,672
---------------------------------------------------------------------------------------
 Ratios to average net assets: 3
 Net investment income                                      0.65%
0.28%     0.36%
 Total expenses                                             1.23%
1.24%     1.16%
 Expenses after expense reimbursement or fee waiver
 and reduction to custodian expenses                        1.18%      N/A
4     N/A 4
---------------------------------------------------------------------------------------
 Portfolio turnover rate                                      94%
78%       76%

1. For the period from March 1, 2001 (inception of offering) to August 31,
2001.
2. Assumes an investment on the business day before the first day of the fiscal
period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the
net asset value calculated on the last business day of the fiscal period.
Sales
charges are not reflected in the total returns. Total returns are not annualized
for periods of less than one full year. Returns do not reflect the deduction of
taxes that a shareholder would pay on Fund distributions or the redemption of
Fund shares.
3. Annualized for periods of less than one full year.
4. Reduction to custodian expenses less than 0.01%.

See accompanying Notes to Financial Statements.

                        27 | OPPENHEIMER MAIN STREET FUND

FINANCIAL HIGHLIGHTS  Continued
--------------------------------------------------------------------------------

 Class Y    Year Ended August 31                2003       2002
2001       2000       1999
--------------------------------------------------------------------------------------------------
 Per Share Operating Data

 Net asset value, beginning of period         $28.02     $32.28
$45.64     $43.00     $32.38
--------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                           .11        .19
..17        .24        .24
 Net realized and unrealized gain (loss)        1.86      (4.28)
(11.22)      6.88      12.07

----------------------------------------------------
 Total from investment operations               1.97      (4.09)
(11.05)      7.12      12.31
--------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income           (.24)      (.12)
(.21)        --       (.19)
 Distributions from net realized gain             --       (.05)
(2.10)     (4.48)     (1.50)

----------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                (.24)      (.17)
(2.31)     (4.48)     (1.69)
--------------------------------------------------------------------------------------------------
 Net asset value, end of period               $29.75     $28.02
$32.28     $45.64     $43.00

====================================================

--------------------------------------------------------------------------------------------------
 Total Return, at Net Asset Value 1             7.11%    (12.74)%
(24.76)%    18.00%     38.84%

--------------------------------------------------------------------------------------------------
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)   $441,460   $225,298
$225,475   $260,289   $148,397
--------------------------------------------------------------------------------------------------
 Average net assets (in thousands)          $242,029   $227,835
$239,222   $205,586   $ 99,155
--------------------------------------------------------------------------------------------------
 Ratios to average net assets: 2
 Net investment income                          1.01%      0.74%
0.60%      0.77%      0.63%
 Total expenses                                 0.87%      0.92%
0.79% 3    0.66%      0.77%
 Expenses after expense reimbursement
 or fee waiver and reduction to
 custodian expenses                             0.83%      0.78%
0.73%       N/A 4      N/A 4
--------------------------------------------------------------------------------------------------
 Portfolio turnover rate                          94%        78%
76%        73%        72%

1. Assumes an investment on the business day before the first day of the fiscal
period, with all dividends and distributions reinvested in additional shares on
the reinvestment date, and redemption at the net asset value calculated on the
last business day of the fiscal period. Sales charges are not reflected in the
total returns. Total returns are not annualized for periods of less than one
full year. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
2. Annualized for periods of less than one full year.
3. Added since August 31, 2001 to reflect expenses before reduction to custodian
expenses and voluntary waiver of transfer agent fees.
4. Reduction to custodian expenses less than 0.01%.

See accompanying Notes to Financial Statements.

OPPENHEIMER MAIN STREET FUND

NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------
1. Significant Accounting Policies
Oppenheimer Main Street Fund (the Fund) which operated under the name
Oppenheimer Main Street Growth & Income Fund through April 29, 2003 is a separate series of Oppenheimer Main Street Funds, Inc., an open-end management
investment company registered under the Investment Company Act of 1940, as amended. The Fund's investment objective is to seek a high total return.
The
Fund's investment advisor is OppenheimerFunds, Inc. (the Manager).
   The Fund offers Class A, Class B, Class C, Class N and Class Y shares.
Class
A shares are sold at their offering price, which is normally net asset value
plus a front-end sales charge. Class B, Class C and Class N shares are sold without a front-end sales charge but may be subject to a contingent deferred
sales charge (CDSC). Class N shares are sold only through retirement plans.
Retirement plans that offer Class N shares may impose charges on those accounts. Class Y shares are sold to certain institutional investors without
either a front-end sales charge or a CDSC. All classes of shares have identical
rights and voting privileges. Earnings, net assets and net asset value per share may differ by minor amounts due to each class having its own expenses directly attributable to that class. Classes A, B, C and N have separate distribution and/or service plans. No such plan has been adopted for Class
Y
shares. Class B shares will automatically convert to Class A shares six years
after the date of purchase.
   The following is a summary of significant accounting policies consistently
followed by the Fund.
-------------------------------------------------------------------------------
Securities Valuation. Securities listed or traded on National Stock
Exchanges
or other domestic or foreign exchanges are valued based on the last sale price
of the security traded on that exchange prior to the time when the Fund's assets are valued. Securities traded on NASDAQ are valued based on the closing
price provided by NASDAQ prior to the time when the Fund's assets are valued.
In the absence of a sale, the security is valued at the last sale price on the
prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities (including restricted
securities) for which quotations are not readily available are valued primarily
using dealer-supplied valuations, a portfolio pricing service authorized by the
Board of Directors, or at their fair value. Fair value is determined in good
faith using consistently applied procedures under the supervision of the
Board
of Directors. Short-term "money market type" debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).
-------------------------------------------------------------------------------
Foreign Currency Translation. The Fund's accounting records are maintained in
U.S. dollars. Prices of securities denominated in foreign currencies are translated into U.S. dollars at the closing rates of exchange. Amounts related
to the purchase and sale of foreign securities and investment income are translated at the rates of exchange prevailing on the respective dates of such
transactions.

                        29 | OPPENHEIMER MAIN STREET FUND

NOTES TO FINANCIAL STATEMENTS  Continued

-------------------------------------------------------------------------------
1. Significant Accounting Policies Continued
   The effect of changes in foreign currency exchange rates on investments is
separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains
and losses in the Fund's Statement of Operations.
-------------------------------------------------------------------------------
Joint Repurchase Agreements. Pursuant to an Exemptive Order issued by the
Securities and Exchange Commission, the Fund, along with other affiliated funds
advised by the Manager, may transfer uninvested cash balances into joint trading accounts on a daily basis. Secured by U.S. government securities, these
balances are invested in one or more repurchase agreements. Securities pledged
as collateral for repurchase agreements are held by a custodian bank until the
agreements mature. Each agreement requires that the market value of the collateral be sufficient to cover payments of interest and principal. In the
event of default by the other party to the agreement, retention of the collateral may be subject to legal proceedings.
-------------------------------------------------------------------------------
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than
those attributable to a specific class), gains and losses are allocated on
a
daily basis to each class of shares based upon the relative proportion of net
assets represented by such class. Operating expenses directly attributable to a
specific class are charged against the operations of that class.
-------------------------------------------------------------------------------
Federal Taxes. The Fund intends to comply with provisions of the Internal
Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net
realized gain on investments not offset by capital loss carryforwards, if any,
to shareholders, therefore, no federal income or excise tax provision is required.
The tax components of capital shown in the table below represent distribution
requirements the Fund must satisfy under the income tax regulations, losses the
Fund may be able to offset against income and gains realized in future years
and unrealized appreciation or depreciation of investment for federal income
tax purposes.

                        30 | OPPENHEIMER MAIN STREET FUND

                                                                  Net
Unrealized

Appreciation
    Undistributed  Undistributed             Accumulated        Based on
Cost of
    Net Investment     Long-Term                    Loss  Securities for
Federal
    Income                  Gain      Carryforward 1,2,3     Income Tax
Purposes

----------------------------------------------------------------------------
    $32,558,168              $--          $2,510,947,515
$1,496,013,151

 1. As of August 31, 2003, the Fund had $2,167,036,018 of net capital loss carryforwards available to offset future realized capital gains, if any,
and
 thereby reduce future taxable gain distributions. As of August 31, 2003, details of the capital loss carryforwards were as follows:

                              Expiring
                              ----------------------
                              2010    $  878,523,150
                              2011     1,288,512,868
                                      --------------
                              Total   $2,167,036,018
                                      ==============

 2. During the fiscal years ended August 31, 2003 and August 31, 2002, the
Fund
 did not utilize any capital loss carryforwards.

 3. As of August 31, 2003, the Fund had $343,911,497 of post-October losses available to offset future realized capital gains, if any. Such losses, if unutilized, will expire in 2012.

 Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net
 realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the
 fiscal year in which amounts are distributed may differ from the fiscal year in
 which the income or net realized gain was recorded by the Fund.
Accordingly,
 the following amounts have been reclassified for August 31, 2003. Net assets of
 the Fund were unaffected by the reclassifications.

                 From                                               Net
                 Ordinary           From     Tax Return      Investment
                 Income             Loss     of Capital            Loss
                 ------------------------------------------------------
                 $136,900       $148,340            $--             $--

 The tax character of distributions paid during the years ended August 31,
2003
 and August 31, 2002 was as follows:

                                           Year Ended        Year Ended
                                      August 31, 2003   August 31, 2002
                 ------------------------------------------------------
                 Distributions paid from:
                 Ordinary income          $47,193,451       $15,915,353
                 Long-term capital gain            --        23,639,216
                                          -----------------------------
                 Total                    $47,193,451       $39,554,569
                                          =============================

 The aggregate cost of investments and the composition of unrealized appreciation and depreciation of investments for federal income tax purposes as
 of August 31, 2003 are noted below. The primary difference between book and tax
 appreciation or depreciation of investments, if applicable, is attributable to
 the tax deferral of losses or tax realization of financial statement unrealized
 gain or loss.

                        31 | OPPENHEIMER MAIN STREET FUND

NOTES TO FINANCIAL STATEMENTS  Continued

-------------------------------------------------------------------------------
1. Significant Accounting Policies Continued

                Federal tax cost              $10,281,745,761
                                              ===============
                Gross unrealized appreciation $ 1,723,222,016
                Gross unrealized depreciation    (227,208,865)
                                              ---------------
                Net unrealized appreciation   $ 1,496,013,151
                                              ===============

-------------------------------------------------------------------------------
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations,
are recorded on the ex-dividend date. Income and capital gain distributions, if
any, are declared and paid annually.
-------------------------------------------------------------------------------
Investment Income. Dividend income is recorded on the ex-dividend date or upon
ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.
-------------------------------------------------------------------------------
Expense Offset Arrangement. The reduction of custodian fees represents earnings
on cash balances maintained by the Fund.
-------------------------------------------------------------------------------
Security Transactions. Security transactions are recorded on the trade date.
Realized gains and losses on securities sold are determined on the basis of identified cost.
-------------------------------------------------------------------------------
Other. The preparation of financial statements in conformity with accounting
principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts
of assets and liabilities and disclosure of contingent assets and liabilities
at the date of the financial statements and the reported amounts of income
and
expenses during the reporting period. Actual results could differ from those
estimates.
-------------------------------------------------------------------------------
2. Shares of Capital Stock
The Fund has authorized 840 million shares of $.01 par value capital stock of
each class. Transactions in shares of capital stock were as follows:

                           Year Ended August 31, 2003     Year Ended
August 31, 2002
                               Shares          Amount
Shares          Amount
-------------------------------------------------------------------------------------

Class A
Sold                       57,515,190  $1,539,439,975     57,015,786
$1,776,402,610
Dividends and/or
distributions reinvested    1,539,850      40,960,045        761,969
24,779,385
Redeemed                  (52,631,425) (1,401,690,102)   (54,472,499)
(1,652,634,451)

-----------------------------------------------------------
Net increase                6,423,615  $  178,709,918      3,305,256  $
148,547,544

===========================================================

                        32 | OPPENHEIMER MAIN STREET FUND

                            YEAR ENDED AUGUST 31, 2003     YEAR ENDED
AUGUST 31, 2002
                                SHARES          AMOUNT
SHARES           AMOUNT
---------------------------------------------------------------------------------------

 Class B
 Sold                       13,771,522  $  359,570,385    16,064,824  $
486,429,385
 Dividends and/or
 distributions reinvested           --              --
241,561        7,655,080
 Redeemed                  (41,047,235) (1,059,687,564)  (58,925,314)
(1,763,790,147)

------------------------------------------------------------
 Net decrease              (27,275,713) $ (700,117,179)  (42,618,929)
$(1,269,705,682)

============================================================

---------------------------------------------------------------------------------------
 Class C
 Sold                        6,240,812  $  163,131,858     5,601,281  $
168,931,421
 Dividends and/or
 distributions reinvested           --              --
66,833        2,117,929
 Redeemed                   (9,141,515)   (235,308,001)  (11,204,768)
(331,485,657)

------------------------------------------------------------
 Net decrease               (2,900,703) $  (72,176,143)   (5,536,654) $
(160,436,307)

============================================================

---------------------------------------------------------------------------------------
 Class N
 Sold                        1,754,034  $   46,435,446     1,587,930  $
49,389,515
 Dividends and/or
 distributions reinvested       18,620         491,777
2,577           83,453
 Redeemed                     (640,941)    (17,064,154)     (260,531)
(7,795,130)

------------------------------------------------------------
 Net increase                1,131,713  $   29,863,069     1,329,976  $
41,677,838

============================================================

---------------------------------------------------------------------------------------
 Class Y
 Sold                        9,608,142  $  268,159,273     3,654,159  $
113,685,089
 Dividends and/or
 distributions reinvested       71,957       1,919,814
36,629        1,194,830
 Redeemed                   (2,880,960)    (77,115,868)   (2,635,983)
(80,677,547)

------------------------------------------------------------
 Net increase                6,799,139  $  192,963,219     1,054,805  $
34,202,372

============================================================

--------------------------------------------------------------------------------
3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other
than short-term obligations, for the year ended August 31, 2003, were
$9,877,462,609 and $10,136,574,625, respectively.

--------------------------------------------------------------------------------
4. Fees and Other Transactions with Affiliates
Management Fees. Management fees paid to the Manager were in accordance with
the investment advisory agreement with the Fund which provides for a fee at annual rate of 0.65% of the first $200 million of average annual net assets of
the Fund, 0.60% of the next $150 million, 0.55% of the next $150 million,
and
0.45% of average annual net assets in excess of $500 million.
--------------------------------------------------------------------------------
Transfer Agent Fees. OppenheimerFunds Services (OFS), a division of the
Manager, acts as the transfer and shareholder servicing agent for the
Fund. The
Fund pays OFS a per account fee. For the year ended August 31, 2003, the
Fund
paid $29,017,305 to OFS for services to the Fund.

                        33 | OPPENHEIMER MAIN STREET FUND

NOTES TO FINANCIAL STATEMENTS  Continued

--------------------------------------------------------------------------------
4. Fees and Other Transactions with Affiliates Continued
   Additionally, Class Y shares are subject to minimum fees of $5,000 for assets of less than $10 million and $10,000 for assets of $10 million or more.
The Class Y shares are subject to the minimum fees in the event that the per
account fee does not equal or exceed the applicable minimum fees. OFS may voluntarily waive the minimum fees.
   OFS has voluntarily agreed to limit transfer and shareholder servicing agent
fees up to an annual rate of 0.35% of average annual net assets for all classes. This undertaking may be amended or withdrawn at any time.
--------------------------------------------------------------------------------
Distribution and Service Plan (12b-1) Fees. Under its General Distributor's
Agreement with the Manager, OppenheimerFunds Distributor, Inc. (the
Distributor) acts as the Fund's principal underwriter in the continuous public
offering of the different classes of shares of the Fund.

The compensation paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares is shown in the table below for the period indicated.

                   Aggregate       Class A   Concessions   Concessions
Concessions   Concessions
                   Front-End     Front-End    on Class A    on Class B
on Class C    on Class N
               Sales Charges Sales Charges        Shares
Shares        Shares        Shares
                  on Class A   Retained by   Advanced by   Advanced by
Advanced by   Advanced by
 Year Ended           Shares   Distributor Distributor 1 Distributor 1
Distributor 1 Distributor 1
--------------------------------------------------------------------------------------------------

 August 31, 2003 $10,218,529    $2,221,821    $1,365,250   $10,340,993
$1,196,635      $318,612

1. The Distributor advances concession payments to dealers for certain sales of
Class A shares and for sales of Class B, Class C and Class N shares from its
own resources at the time of sale.

                             Class A       Class B        Class C
Class N
                          Contingent    Contingent     Contingent
Contingent
                            Deferred      Deferred       Deferred
Deferred
                       Sales Charges Sales Charges  Sales Charges  Sales
Charges
                         Retained by   Retained by    Retained by
Retained by
 Year Ended              Distributor   Distributor    Distributor
Distributor
--------------------------------------------------------------------------------
 August 31, 2003             $97,262    $9,770,325       $105,288
$203,096

--------------------------------------------------------------------------------
Service Plan for Class A Shares. The Fund has adopted a Service Plan for
Class
A Shares. It reimburses the Distributor for a portion of its costs incurred for
services provided to accounts that hold Class A shares. Reimbursement is made
quarterly at an annual rate of up to 0.25% of the average annual net assets of
Class A shares of the Fund. For the year ended August 31, 2003, expense under
the Class A Plan totaled $15,475,586, all of which were paid by the
Distributor
to recipients, which included $77,240 retained by the Distributor and
$798,036
which was paid to an affiliate of the Manager. Any unreimbursed expenses the
Distributor incurs with respect to Class A shares in any fiscal year cannot be
recovered in subsequent years.
--------------------------------------------------------------------------------
Distribution and Service Plans for Class B, Class C and Class N Shares. The
Fund has adopted Distribution and Service Plans for Class B, Class C and
Class
N shares. Under the plans, the Fund pays the Distributor an annual asset-based
sales charge of 0.75% per year on Class B shares and on Class C shares and the
Fund pays the Distributor an annual asset-based sales charge of 0.25% per year
on Class N shares. The Distributor also receives a service fee of 0.25% per year under each plan.

 OPPENHEIMER MAIN STREET FUND

Distribution fees paid to the Distributor for the year ended August 31,
2003,
were as follows:

Distributor's
                                                   Distributor's
Aggregate
                                                       Aggregate
Unreimbursed
                                                    Unreimbursed  Expenses
as %
                   Total Payments  Amount Retained      Expenses  of Net
Assets
                       Under Plan   by Distributor    Under Plan       of
Class
--------------------------------------------------------------------------------
 Class B Plan         $29,662,203      $22,824,617   $58,890,804
2.00%
 Class C Plan          11,111,558        1,394,946    26,170,296
2.20
 Class N Plan             304,261          251,563     1,434,972
1.81

--------------------------------------------------------------------------------
5. FOREIGN CURRENCY CONTRACTS

     A foreign  currency  contract is a commitment to purchase or sell a foreign currency at a future date, at a negotiated rate. The Fund may enter into foreign
currency   contracts  to  settle  specific  purchases  or  sales  of  securities denominated in a foreign  currency and for protection from adverse exchange rate
fluctuation.   Risks  to  the  Fund  include  the  potential  inability  of  the counterparty to meet the terms of the contract.

     The net U.S.  dollar value of foreign  currency  underlying all contractual commitments  held by the  Fund  and the  resulting  unrealized  appreciation  or depreciation are determined using  prevailing  foreign currency  exchange rates.
Unrealized  appreciation  and  depreciation  on foreign  currency  contracts are reported in the Statement of Assets and  Liabilities  as a receivable or payable and in the Statement of Operations with the change in unrealized appreciation or depreciation. The Fund may realize a gain or loss upon the closing or settlement of the foreign transaction. Contracts closed or settled with the same broker are recorded  as net  realized  gain or loss.  Such  realized  gains and  losses are reported  with all other foreign  currency  gains and losses in the Statement of
Operations.

As of August 31, 2003, the Fund had outstanding foreign currency contracts as
follows:

                           Expiration  Contract Amount     Valuation as
of    Unrealized
Contract Description            Dates           (000s)     August 31,
2003  Depreciation
--------------------------------------------------------------------------------

Contracts to Sell
Canadian Dollar [CAD]   9/2/03-9/3/03            3,843CAD
$2,770,602       $22,153

--------------------------------------------------------------------------------
6. Illiquid Securities

     As of August 31, 2003,  investments in securities  included issues that are illiquid.  A security may be considered illiquid if it lacks a readily available market or if its  valuation  has not changed for a certain  period of time.  The
Fund  intends  to invest no more than 10% of its net assets  (determined  at the time  of  purchase  and  reviewed  periodically)  in  illiquid  securities.  The aggregate value of illiquid  securities  subject to this limitation as of August
31, 2003 was $84,000.